SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  |_|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_|      Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive proxy statement
|_|      Definitive additional materials
|_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          INTERNET COMMERCE CORPORATION
                (Name of Registrant as Specified in Its Charter)

              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

       |X|    No fee required.
       |_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.
       (1)    Title of each class of securities to which transaction applies:
              Class A Common Stock
       (2)    Aggregate number of securities to which transaction applies:
       (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forward the amount on which the filing fee is calculated and state how it was
              determined):
       (4)    Proposed maximum aggregate value of transaction:
       (5)    Total fee paid:
       |_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.
       |_|    Fee paid previously with preliminary materials.
       |_|    Check box if any part of the fee is offset as provided by Exchange
              Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                          Internet Commerce Corporation
                           805 Third Avenue, 9th Floor
                            New York, New York 10022
                                 (212) 271-7640

                                                                October 13, 2000


Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders which will be held on Monday, November 6, 2000, at 10:00 a.m., New York time, at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017
(i) to approve the issuance of a number of shares ranging from a minimum of 1,800,000 up to a maximum of 3,315,890 shares of ICC Class A Common Stock in connection with the merger of ICC Acquisition Corporation, Inc., a North Carolina corporation and a wholly-owned subsidiary of ICC ("Buyer"), into Research Triangle Commerce, Inc., a North Carolina corporation ("RTCI"), pursuant to a Merger Agreement dated June 14, 2000 among ICC, Buyer, RTCI and certain shareholders of RTCI identified therein and (ii) to approve an amendment to ICC's Amended and Restated Stock Option Plan to increase the number of shares of common stock reserved for issuance upon the exercise of options that may be granted under the Plan from 5,000,000 to 7,000,000.

         We hope that you will be able to attend the Special Meeting in person, but to ensure that your vote is counted, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope. If you have any questions or need assistance in voting your shares, please call Larry Danziger at (212) 271-7645.

         The Board of Directors and Management look forward to seeing you at the meeting.

                                                     Sincerely yours,

                                                     /s/ Dr. Geoffrey S. Carroll
                                                     ---------------------------
                                                     Dr. Geoffrey S. Carroll
                                                     President and
                                                     Chief Executive Officer

                          INTERNET COMMERCE CORPORATION

                    Notice of Special Meeting of Stockholders
                           to be held November 6, 2000


         A Special Meeting of Stockholders (the "Special Meeting") of Internet Commerce Corporation ("ICC" or the "Company") will be held on Monday, November 6, 2000, at 10:00 a.m., New York time, at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, for the following purposes:

         1. To approve the issuance of a number of shares ranging from a minimum of 1,800,000 up to a maximum of 3,315,890 shares of ICC Class A Common Stock in connection with the merger of ICC Acquisition Corporation, Inc., a North Carolina corporation and a wholly-owned subsidiary of ICC ("Buyer"), into Research Triangle Commerce, Inc., a North Carolina corporation ("RTCI"), pursuant to a Merger Agreement dated June 14, 2000 between ICC, Buyer, RTCI and certain shareholders of RTCI identified therein (the "Sellers").

         2. To approve an amendment to ICC's Amended and Restated Stock Option Plan to increase the number of shares of common stock reserved for issuance upon the exercise of options that may be granted under the Plan from 5,000,000 to 7,000,000.

         3. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment of the Special Meeting.

         The Board of Directors has fixed the close of business on October 11, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote will be available at the Company's office, 805 Third Avenue, 9th Floor, New York, New York 10022, during the ten days before the meeting.

October 13, 2000                     By Order of the Board of Directors,

                                           /s/ Dr. Geoffrey S. Carroll
                                           ---------------------------
                                           Dr. Geoffrey S. Carroll
                                           President and
                                           Chief Executive Officer

                          Internet Commerce Corporation
                           805 Third Avenue, 9th Floor
                            New York, New York 10022
                                 (212) 271-7640

                                ----------------

                                 PROXY STATEMENT

                                ----------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Internet Commerce Corporation, a Delaware corporation ("ICC" or the "Company"), of proxies in the accompanying form to be used at a Special Meeting of Stockholders to be held on November 6, 2000 at 10:00 a.m., New York time, at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, and any postponement or adjournment thereof (the "Special Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Special Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. As to matters coming before the Special Meeting for which a choice has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR each proposal described in this Proxy Statement.

         Stockholders of record of the Company's Class A Common Stock (the "Class A Common Stock"), the Class B Common Stock (the "Class B Common Stock") and the Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") at the close of business on October 11, 2000 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, the Company had 6,685,956 shares of Class A Common Stock outstanding and entitled to vote at the Special Meeting. The Class A Common Stock is entitled to one vote per share. As of the close of business on the Record Date, the Company had 2,574 shares of Class B Common Stock outstanding and entitled to vote at the Special Meeting. The Class B Common Stock is entitled to vote together with the Class A Common Stock and the Series C Preferred Stock; each share of Class B Common Stock is entitled to six votes per share. As of the close of business on the Record Date, the Company had 10,000 shares of Series C Preferred Stock outstanding and entitled to vote at the Special Meeting. The Series C Preferred Stock is entitled to vote together with the Class A Common Stock and the Class B Common Stock; each share of the Series C Preferred Stock is entitled to approximately 44.76 votes per share.

         The holders of a majority of the aggregate voting power of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Series C Preferred Stock entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. Assuming a quorum is present, approval of Proposals One and Two requires the affirmative vote of a majority of the aggregate voting power of all outstanding shares of Class A Common Stock, Class B Common Stock and Series C Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the Proposals, voting together as a single class.

         Abstentions and broker non-votes are treated as shares that are present for purposes of determining the presence or absence of a quorum. Abstentions are treated as shares present and entitled to vote and thus have the same effect as negative votes. However, broker non-votes will not be counted for the purposes of determining the number of votes cast with respect to the particular proposal on which a broker has not voted. Therefore, broker non-votes will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular proposal.

         The entire expense of printing, preparing, assembling and mailing proxy materials and the cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone, telegram or facsimile. No additional compensation will be paid to such persons for such solicitation.

         The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to, and obtaining voting instructions from, the beneficial owners of the Class A Common Stock.

         Representatives of Deloitte & Touche LLP, ICC's independent auditors, and representatives of PricewaterhouseCoopers LLP, RTCI's independent auditors, are not expected to be present at the Special Meeting to answer questions regarding the Merger.

         This Proxy Statement and the accompanying form of proxy are being mailed to stockholders commencing on or about October 13, 2000.

                                    IMPORTANT

         Please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Special Meeting or not, your shares of Class A Common Stock, Class B Common Stock or Series C Preferred Stock can be voted. This will not limit your right to attend or vote at the Special Meeting.

                           FORWARD-LOOKING STATEMENTS

         This Proxy Statement, including information incorporated by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to various matters. Statements in this Proxy Statement that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

         Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are found at various places throughout this Proxy Statement and ICC's Annual Report on Form 10-KSB for the year ended July 31, 2000, which is incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement or, in the case of ICC's Annual Report on Form 10-KSB, as of the date of that document. These forward-looking statements, including those relating to the future business prospects, revenues and income of ICC and RTCI, wherever they appear in this Proxy Statement or material incorporated by reference, are necessarily estimates reflecting the best judgment of the senior management of the subject company. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this Proxy Statement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation, those factors set forth in "Risk Factors Relating to the Merger" beginning on page 12and those factors discussed in ICC's Annual Report on Form 10-KSB for the year ended July 31, 2000 which is incorporated by reference in this Proxy Statement.

         You should understand that it is not possible to predict or identify all factors that could affect ICC's and RTCI's ability to achieve the results described in any forward-looking statements, and that the factors referred to above should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from ICC's and RTCI's expectations.

                                TABLE OF CONTENTS


                                                                            Page

QUESTIONS AND ANSWERS..........................................................1

SUMMARY........................................................................3

         Listing of ICC Shares.................................................7

PROPOSAL ONE...................................................................9

INTRODUCTION...................................................................9

STOCKHOLDER APPROVAL REQUIRED..................................................9

RECOMMENDATION OF THE BOARD....................................................9

BACKGROUND OF THE MERGER.......................................................9

REASONS FOR THE MERGER........................................................11

RISK FACTORS RELATING TO THE MERGER...........................................12

         ICC may not be able to achieve the benefits it expects to result from the Merger......................................................12

         The number of ICC Shares (ranging from a minimum of 1,800,000 up to a maximum of 3,315,890) issuable in the Merger depends on the market price of ICC's Common Stock and will change in the event of any change in the market price of ICC's
         Common Stock.........................................................13

         The Merger could adversely affect ICC's combined financial results or the market price of the ICC Common Stock..................13

         Uncertainties associated with the Merger may cause ICC or
         RTCI to lose customers...............................................13

RISKS RELATED TO ICC..........................................................13

RISKS RELATED TO RTCI.........................................................13

         Management of Growth.................................................13

         Fluctuations in Revenues and Operating Results.......................14

         Fixed-price Contracts................................................14

         Professional Staff...................................................14

         Retention of Clients.................................................14

         Potentially Dissatisfied Clients.....................................15

         Intense Competition..................................................15

         Internet Usage.......................................................15

         Technological Change.................................................15

         Key Personnel........................................................15

         Intellectual Property Protection.....................................15

         Technical Infrastructure.............................................16

         Year 2000 Problem....................................................16

         Future International Operations......................................16

DESCRIPTION OF ING BARINGS FAIRNESS OPINION...................................16

         Selected Comparable Publicly Traded Companies........................18

         Selected Comparable Transaction Analysis.............................19

         Pro Forma Contribution Analysis......................................20

         ICC "Has-Gets" Analysis..............................................20

THE MERGER AGREEMENT..........................................................20

         Merger Consideration.................................................20

         Exchange of Shares...................................................21

         Representations......................................................21

         Obligations..........................................................24

         Conditions to the Merger.............................................26

         Termination of the Merger Agreement..................................27

         Indemnification......................................................27

OTHER MATTERS PERTAINING TO THE MERGER AGREEMENT..............................29

         Promissory Note......................................................29

         Registration Rights Agreement........................................29

         Regulatory Filings and Approvals.....................................29

         Appraisal Rights.....................................................29

         Material Federal Income Tax Consequences of the Merger...............29

         Accounting Treatment of the Merger...................................29

         Listing of ICC Shares................................................30

MANAGEMENT AFTER THE MERGER...................................................30

         Management of ICC....................................................30

         Management of RTCI...................................................30

UNAUDITED PRO FORMA COMBINED..................................................32

         UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET.................33

         INTERNET COMMERCE CORPORATION........................................34

         Notes to Unaudited Pro Forma Combined Condensed Financial Statements.35
                  Basis of Presentation.......................................35
                  Pro Forma Adjustments and Assumptions.......................35

         Notes to Unaudited Pro Forma Combined Condensed Financial Statements.36

         Notes to Unaudited Pro Forma Combined Condensed Financial Statements.37
                  Shares Issued for RTCI Acquisition..........................37

THE COMPANIES.................................................................38

Description of ICC's Business.................................................38

         Business Development.................................................38

         Recent Developments..................................................38

         Industry Background..................................................39

         The ICC.NET Solution.................................................39

         Business Strategy....................................................41

         International........................................................41

         Competition..........................................................42

         Patents and Trademarks...............................................42

         Marketing and Sales..................................................44

         Technical Support....................................................44

         Customers............................................................45

         Research and Development.............................................45

         Employees............................................................45

ICC - SELECTED FINANCIAL DATA.................................................46

Description of RTCI's Business................................................47

         eConsulting..........................................................47

         EAI/EDI/XML Mapping..................................................47

         Internetworking......................................................47

         Customers............................................................48

         Sales & Marketing....................................................48

         Employees............................................................49

         Facilities...........................................................49

RTCI - SELECTED FINANCIAL DATA................................................50

         Management's Discussion and Analysis.................................51

OPERATIONS FOLLOWING THE MERGER...............................................52

PROPOSAL TWO..................................................................52

INCORPORATION BY REFERENCE....................................................58

OTHER MATTERS.................................................................60

Exhibit A

Exhibit B

Exhibit C

                              QUESTIONS AND ANSWERS

Q.       Why am I receiving these materials?

A. We have entered into an agreement with Research Triangle Commerce, Inc. ("RTCI") to acquire RTCI by merging our subsidiary into RTCI in exchange for ICC Common Stock and cash. Each of ICC's and RTCI's respective Boards of Directors has approved the Merger and the Merger Agreement. To accomplish the Merger, we will be issuing in excess of 20% of our outstanding Class A Common Stock (the "Stock Issuance"). Under the rules of the Nasdaq National Market, current ICC stockholders must approve the issuance of these additional shares. In addition, we propose to amend our Amended and Restated Stock Option Plan to increase the number of shares of ICC Common Stock issuable pursuant to the exercise of options granted thereunder from 5,000,000 to 7,000,000 (the "Option Plan Amendment") in order to ensure that we have sufficient options to grant to personnel of RTCI, other new employees and others after the consummation of the Merger. We are sending you these materials to help you decide whether to approve the Stock Issuance and the Option Plan Amendment.

Q.       When do you expect the Merger to be completed?

A. We are working to complete the Merger as soon as possible. In addition to obtaining stockholder approval, we must satisfy certain other conditions set forth in the Merger Agreement. We expect to complete the Merger in the last quarter of calendar 2000.

Q. What will holders of RTCI capital stock and options and warrants to purchase RTCI capital stock receive in the Merger?

A. ICC shall pay aggregate consideration of $42,000,000 to the holders of RTCI capital stock and holders of options and warrants to purchase RTCI capital stock, consisting of (i) RTCI's cash on hand at the effective time of the Merger, up to a maximum of $4,000,000 (the "Cash at Closing"), and (ii) shares of ICC Class A Common Stock ("ICC Common Stock"; such shares, the "ICC Shares") equal to the number of shares obtained by dividing (x) $42,000,000 minus the Cash at Closing by (y) the average closing price of the ICC Common Stock for the ten days ending three days prior to the effective time of the Merger (the "Market Price"). The Market Price is subject to a maximum of $21.111111 and a minimum of $12.666667, so that a maximum of 3,315,890 ICC Shares and a minimum of 1,800,000 ICC Shares are issuable in connection with the Merger. The shares will represent a minimum of 21.2% and a maximum of 33.2% of the sum of (i) such shares plus (ii) the total issued and outstanding shares of ICC Class A Common Stock as of the Record Date. The closing price of the ICC Common Stock on June 14, 2000, which was the last trading day prior to the announcement of the Merger Agreement, was $17.625, as reported by the Nasdaq National Market. The closing price of the ICC Common Stock on October 13, 2000, the day prior to the printing of this Proxy Statement, was $4.50, as reported by the Nasdaq National Market.

         Each holder of RTCI capital stock will receive a percentage of the ICC Shares and the Cash at Closing equal to the percentage such holder holds on an as-converted basis of the Fully Diluted Number of Shares of RTCI. The Merger Agreement provides, however, that no fractional ICC Shares will be issued. If the number of ICC Shares that any holder of RTCI Capital Stock will receive contains a fraction of one share, such number will be rounded up to the next whole number of ICC Shares. Options and warrants to purchase RTCI stock shall be converted into the right to receive upon exercise of such options and warrants the amount of cash and shares of ICC Common Stock which the holders of such options and warrants would have received if such options and warrants had been exercised immediately prior to the effective time of the Merger. Each holder of RTCI Common Stock issued pursuant to the RTCI restricted stock plan described on page 24 below will receive a percentage of the ICC Shares equal to the percentage such holder holds of the Fully Diluted Number of Shares of RTCI, which shares will be subject to the same restrictions that apply to the RTCI restricted common stock for which they are exercised.

Q. Does the ICC Board of Directors recommend voting in favor of the Stock Issuance and the Option Plan Amendment?

A. Our Board of Directors has unanimously determined that the Stock Issuance and the Option Plan Amendment are fair to and in the best interests of the ICC stockholders, and unanimously recommends that ICC stockholders vote FOR the approval of the Stock Issuance and the Option Plan Amendment.

Q.       How will the Stock Issuance affect my ownership of ICC?

A. You will have the same number of shares of ICC Class A Common Stock or shares convertible for ICC Class A Common Stock that you presently have, with substantially all of the rights you now hold. However, your shares will represent a significantly smaller percentage of the total shares of ICC that will be outstanding after all of the shares are issued pursuant to the Stock Issuance, as compared to your current percentage ownership in ICC. After the Merger, however, ICC will have more resources than it currently does, including a more diversified revenue base, additional locations, additional and different service capacity and additional experienced management.

Q.       Who can vote on the Stock Issuance and the Option Plan Amendment?

A. Holders of ICC Class A Common Stock, Class B Common Stock and Series C Preferred Stock at the close of business on October 11, 2000, the record date relating to the Special Meeting, may vote on the Stock Issuance and the Option Plan Amendment.

Q.       When and where will the Special Meeting take place?

A. The Special Meeting will be held on Monday November 6, 2000, at 10:00 a.m., New York time, at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017.

Q.       What do I need to do now?

A. After carefully reviewing this Proxy Statement, including the exhibits to the Proxy Statement, indicate on your proxy card how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible. If you sign and send in your card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the Share Issuance, the Option Plan Amendment and any other proposals at the Special Meeting.

Q.       Can I vote my shares in person?

A.       Yes. You may attend the Special Meeting and vote your shares in person.

Q.       What do I do if I want to change my vote?

A. You may change your vote by delivering a signed notice of revocation or a later-dated, signed proxy to ICC's Secretary before the Special Meeting, or by attending the Special Meeting and voting in person.

Q. If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A. Your broker cannot vote your shares for or against the Share Issuance and the Option Plan Amendment without instructions from you. You should instruct your broker how to vote your shares, following the directions provided by your broker on how to instruct your broker to vote your shares.

Q. Will I have any appraisal rights with respect to the Share Issuance and the Option Plan Amendment?

A. ICC stockholders will not have any appraisal rights with respect to the Share Issuance and the Option Plan Amendment.

Q. Will the Merger or the Share Issuance have any tax effect on ICC or on my ICC shares?

A. Neither the Merger nor the Share Issuance will have any tax effect on ICC or any current ICC stockholders.

Q.       Who can help answer my questions?

A. If you have any questions about the merger or any other questions relating to this Proxy Statement, please contact Walter M. Psztur, ICC's Chief Financial Officer, at (212) 271-7625.

                                     SUMMARY

         The following is a summary of the information contained elsewhere in this Proxy Statement and the attached exhibits and incorporated by reference into this Proxy Statement. This summary does not purport to contain a complete statement of all material information relating to the Merger Agreement, the Merger, or the other matters discussed in this summary and is subject to, and is qualified in its entirety by, the more detailed information contained or incorporated by reference in or attached to this Proxy Statement. ICC stockholders should carefully read this Proxy Statement in its entirety, as well as the exhibits attached to this Proxy Statement and the materials incorporated by reference into this Proxy Statement.

Date, Time and Place of the Special Meeting

         The Special Meeting of stockholders of ICC will be held on Monday, November 6, 2000, at 10:00 a.m., New York time, at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017.

Purpose of the Special Meeting

         At the Special Meeting, ICC stockholders will be asked to approve the issuance of a number of shares ranging from a minimum of 1,800,000 up to a maximum of 3,315,890 shares of ICC Common Stock in connection with the merger of Buyer into RTCI (the "Merger") pursuant to a Merger Agreement dated June 14, 2000 among ICC, Buyer, RTCI and the selling shareholders of RTCI identified therein (the "Merger Agreement") and to approve the amendment of our Amended and Restated Stock Option Plan to increase the number of shares of ICC Common Stock issuable pursuant to the exercise of options granted thereunder from 5,000,000 to 7,000,000 in order to ensure that we have sufficient options to grant to personnel of RTCI, other new employees and others after the consummation of the Merger.

Voting Rights

         The ICC Board of Directors has set the close of business on October 11, 2000 as the Record Date for determining stockholders entitled to vote at the Special Meeting. As of the close of business on the Record Date, ICC had 6,685,956 shares of Class A Common Stock outstanding and entitled to vote. Each holder of Class A Common Stock is entitled to one vote for each share held as of the Record Date. As of the close of business on the Record Date, ICC had 2,574 shares of Class B Common Stock outstanding and entitled to vote at the Special Meeting. The Class B Common Stock is entitled to vote together with the Class A Common Stock and the Series C Preferred Stock; each share of Class B Common Stock is entitled to six votes per share. As of the close of business on the Record Date, ICC had 10,000 shares of Series C Preferred Stock outstanding and entitled to vote at the Special Meeting. The Series C Preferred Stock is entitled to vote together with the Class A Common Stock and the Class B Common Stock; each share of the Series C Preferred Stock is entitled to approximately
44.76 votes per share at the Special Meeting.

         Any proxy given at any time by a stockholder may be revoked by the stockholder at any time before it is voted by delivering a written notice to the Secretary of ICC, by executing and delivering a later-dated proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting by a stockholder who has executed and delivered a proxy to ICC will not in and of itself constitute a revocation of the proxy.

Proposal One

Introduction (See page 9)

         On June 14, 2000, ICC entered into the Merger Agreement which provides for the merger of Buyer with and into RTCI, with RTCI continuing as the surviving corporation and as a wholly-owned subsidiary of ICC. The Merger will become effective upon the filing of articles of merger with the Secretary of State of the State of North Carolina (the "Effective Time").

Required Votes

         Assuming a quorum is present, approval of Proposal One requires the affirmative vote of a majority of the aggregate voting power of all outstanding shares of Class A Common Stock, Class B Common Stock and Series C Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal One, voting together as a single class.

Recommendation of ICC's Board of Directors (See page 9)

         On June 14, 2000, ICC's Board of Directors approved the Merger Agreement and the Merger, and declared the Merger advisable and in the best interests of ICC and the ICC stockholders. The ICC Board of Directors recommends that you vote "for" the issuance of shares pursuant to the Merger Agreement.

         To review the background and reasons for the Merger in greater detail, as well as certain risks related to the Merger, see pages 9-13.

Opinion of Financial Advisor (See pages 16-20)

         In deciding to approve the Merger, the ICC Board of Directors considered the opinion of its financial advisor as to the fairness, from a financial point of view, of the consideration to be received in exchange for the ICC Shares to be issued pursuant to the Merger Agreement. ICC received an opinion from its financial advisor, ING Barings, that, as of the date of that opinion, the consideration to be received by ICC was fair, from a financial point of view. Copies of the fairness opinion of ING Barings is attached to this proxy statement as Exhibit B. WE URGE THE STOCKHOLDERS OF ICC TO READ THIS OPINION CAREFULLY.

Summary of the Merger

Merger Consideration (See page 20)

         ICC shall pay aggregate consideration of $42,000,000 to the holders of RTCI Common Stock and RTCI Series A Preferred Stock and Option holders, consisting of (i) the Cash at Closing and (ii) ICC Shares equal to the number of shares obtained by dividing (x) $42,000,000 minus the Cash at Closing by (y) the Market Price. The Market Price is subject to a maximum of $21.111111 and a minimum of $12.666667, so that a maximum of 3,315,890 ICC Shares and a minimum of 1,800,000 ICC Shares are issuable in connection with the Merger. The shares will represent a minimum of 21.2% and a maximum of 33.2% of the sum of (i) such shares plus (ii) the total issued and outstanding shares of ICC Class A Common Stock as of the Record Date.

         Each holder of RTCI Capital Stock will receive a percentage of the ICC Shares and the Cash at Closing equal to the percentage such holder holds on an as-converted basis of the Fully Diluted Number of Shares of RTCI. The Merger Agreement provides, however, that no fractional ICC Shares will be issued. If the number of ICC Shares that any holder of RTCI Capital Stock will receive contains a fraction of one share, such number will be rounded up to the next whole number of ICC Shares. Options and warrants to purchase RTCI stock shall be converted into the right to receive upon exercise of such options and warrants the amount of cash and shares of ICC Common Stock which the holders of such options and warrants would have received if such options and warrants had been exercised immediately prior to the effective time of the Merger. Each holder of RTCI Common Stock issued pursuant to the RTCI restricted stock plan described on page 24 below will receive a percentage of the ICC Shares equal to the percentage such holder holds of the Fully Diluted Number of Shares of RTCI.

Conditions to Completion of the Merger (See pages 25-27)

         The completion of the Merger is subject to various conditions, of which the primary ones are:

o stockholders of ICC must approve the issuance of shares pursuant to the Merger Agreement; and

o        shareholders of RTCI must approve the Merger and the Merger Agreement.

ICC Board Composition (See pages 29-30)

         If the Merger is consummated, the number of directors on the ICC board will be increased from seven to nine, and Kim Cooke and Jeffrey LeRose will become members of Class I and Class II, respectively, to serve until ICC's next annual meeting of stockholders and the annual meeting of stockholders following the next annual meeting of stockholders, respectively, and until their successors are elected and qualified.

Termination of the Merger Agreement (See page 27)

         ICC and RTCI may jointly agree in writing to terminate the Merger Agreement without completing the Merger. In addition, the Merger Agreement may be terminated prior to the Closing as follows:

o by ICC, Buyer or RTCI, if the Effective Time of the Merger has not occurred by November 30, 2000, unless the party seeking termination has contributed materially to the failure of the Merger to occur by that date;

o by ICC or Buyer, upon a material misrepresentation or a material breach by RTCI or Sellers of any of their warranties or covenants in the Merger Agreement or a material failure of RTCI or Sellers to comply with any of their other obligations under the Merger Agreement; and

o by RTCI, upon a material misrepresentation or a material breach by ICC or Buyer of any of their warranties or covenants in the Merger Agreement or a material failure of ICC or Buyer to comply with any of their other obligations under the Merger Agreement.

Indemnification (See pages 27-28)

         All parties' rights to indemnification under the Merger Agreement survive until ICC files with the SEC its Annual Report on Form 10-K (or 10-KSB) for the year ending July 31, 2001, except with respect to breaches of certain representations which survive for the applicable statute of limitations and with respect to certain other representations which survive indefinitely. A claim to indemnification asserted within such time may continue beyond such time limit.

         Sellers shall indemnify ICC, Buyer, RTCI and their respective representatives (including all officers and directors), stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") against any Damages arising as a result of any breach of any representation or warranty made by the Sellers or RTCI in the Merger Agreement or in the disclosure schedule or any certificate delivered by the Sellers or RTCI pursuant to the Merger Agreement and any breach by the Sellers or RTCI of any covenant or obligation of the Sellers or RTCI in the Merger Agreement.

         ICC and Buyer shall indemnify the Sellers and their respective heirs, estates and personal representatives (the "Seller Parties") against any Damages arising as a result of any breach of any representation or warranty made by ICC or Buyer in the Merger Agreement or in any certificate delivered by ICC or Buyer pursuant to the Merger Agreement, any breach by ICC or Buyer of any covenant or obligation of ICC or Buyer in the Merger Agreement and any claim by any person for brokerage, finder's fees, commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with ICC or Buyer in connection with the transactions contemplated by the Merger Agreement.

         ICC's remedy with respect to any indemnity claims under the Merger Agreement shall be limited as follows:

o no indemnification shall be payable by Sellers until the Indemnified Persons have suffered Damages in excess of $500,000 in the aggregate, in which case Sellers shall indemnify the Indemnified Persons for all such Damages (subject to the next paragraph);

o Sellers will have no obligation to indemnify the Indemnified Persons for Damages in excess of $21,000,000;

o each Seller shall be liable only for the portion of such indemnification equal to the Seller's percentage ownership of ICC Shares in relation to the total number of ICC Shares owned by Sellers; and

o        all indemnification shall be payable by Sellers in ICC Shares only.

         Sellers' remedy with respect to any indemnity claims under the Merger Agreement shall be limited as follows:

o no indemnification shall be payable by ICC and Buyer until the Seller Parties have suffered Damages in excess of $500,000 in the aggregate, in which case ICC and Buyer shall indemnify the Seller Persons for all such Damages (subject to the next paragraph); and

o ICC and Buyer will have no obligation to indemnify the Seller Persons for Damages in excess of $21,000,000.

         In order to be entitled to indemnification under the Merger Agreement in connection with a claim made by any person against any other person entitled to indemnification, the indemnified party must follow certain customary procedures relating to indemnification as provided in the Merger Agreement.

Registration Rights Agreement (See pages 28-29)

         At the Closing under the Merger Agreement, ICC and the holders of RTCI Capital Stock will enter into a Registration Rights Agreement. Under the terms of the Registration Rights Agreement, ICC shall use its commercially reasonable best efforts to file no later than forty-five days after the effective time of the Merger and use its commercially reasonable best efforts to cause to become effective within one hundred and twenty days after filing, a Registration Statement on Form S-3 covering the resale of all of the ICC Shares and to remain effective continuously for the period ending on the earlier of (A) one year after the effective time of the Merger and (B) the date on which all ICC Shares covered by such Registration Statement have been sold and the distribution contemplated by such Registration Statement has been completed. In addition, holders of at least 20% of the ICC Shares receive two demand registration rights. All holders of ICC Shares have unlimited piggyback rights. All registrations of ICC Shares pursuant to the Registration Rights Agreement are subject to standard cut-backs and hold-backs and may be suspended based on the occurrence of a material development condition.

Promissory Note (See page 29)

         ICC loaned $5,000,000 to RTCI on June 14, 2000. The principal of and all accrued and unpaid interest on the loan has converted into shares of RTCI common stock at a pre-money valuation for RTCI of $42,000,000. ICC is not entitled to receive any consideration under the Merger Agreement with respect to these shares. If the Merger is not effective by November 30, 2000, RTCI shall cause one person nominated by ICC to be elected to RTCI's Board of Directors for so long as ICC holds any shares of RTCI common stock.

Appraisal Rights (See page 29)

         Our stockholders are not entitled to appraisal rights in connection with the Merger.

Tax Treatment of the Merger (See page 29)

         The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code of 1986, as amended. Because the outstanding shares of ICC Common Stock will remain unchanged as a result of the Merger, existing stockholders of ICC will not recognize any gain or loss for federal income tax purposes as a result of the Merger. In addition, ICC should not recognize any gain or loss for federal income tax purposes as a result of the Merger.

Accounting Treatment of the Merger (See page 29)

         The Merger will be accounted for as the acquisition of RTCI by ICC under the "purchase" method of accounting, which means that the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the time of the Merger. Income of ICC will not include income (or loss) of RTCI prior to the consummation of the Merger, except as provided for in the pro forma combined financial statements included in this Proxy Statement.

Ability to Sell ICC Stock (See page 29)

         The shares to be issued to RTCI stockholders pursuant to the merger are restricted shares, and may not be sold or exchanged in the public market except pursuant to an effective registration statement covering those shares or an exemption from the applicable registration requirements. See "Registration Rights Agreement" on pages 28-29 and "Listing of ICC Shares" on page 29.

The Companies Involved in the Merger

Internet Commerce Corporation
805 Third Avenue, 9th Floor
New York, New York  10022
(212) 271-7640

         Internet Commerce Corporation provides Internet-based e-commerce service for the business-to-business marketplace. ICC.NET is a secure, low-cost, real-time transaction system for exchanging and managing, data, documents, electronic data interchange (EDI), graphics, audio and video for commercial trading partners of any size. The ICC.NET system bridges legacy e-commerce investments to the Internet.

Research Triangle Commerce, Inc.
201 Shannon Oaks Circle
Cary, North Carolina  27511
(919) 657-1500

         RTCI is an e-frastructure solutions company serving the B2B e-commerce market. RTCI helps its clients conduct business electronically through a continuum of services including eConsulting, data transformation mapping (EDI, EAI, XML) and internetworking. RTCI has developed a leverageable business model through remote service delivery, fixed and value-based pricing and reusable solutions.

ICC Acquisition Corporation, Inc.
805 Third Avenue, 9th Floor
New York, New York  10022
(212) 271-7640

         ICC Acquisition Corporation, Inc. is a North Carolina corporation organized by ICC for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger.

Proposal Two

         On September 18, 2000, the Board of Directors authorized the Option Plan Amendment and declared the Option Plan Amendment advisable and in the best interests of ICC and the ICC stockholders.

Required Votes

         Assuming a quorum is present, approval of Proposal Two requires the affirmative vote of a majority of the aggregate voting power of all outstanding shares of Class A Common Stock, Class B Common Stock and Series C Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal Two, voting together as a single class.

Recommendation of ICC's Board of Directors (See page 70)

         The ICC Board of Directors recommends that you vote "for" the Option Plan Amendment.

                                  PROPOSAL ONE
                  ISSUANCE OF A NUMBER OF SHARES RANGING FROM A
            MINIMUM OF 1,800,000 UP TO A MAXIMUM OF 3,315,890 SHARES
                 OF ICC CLASS A COMMON STOCK IN CONNECTION WITH
               THE ACQUISITION OF RESEARCH TRIANGLE COMMERCE, INC.

INTRODUCTION

Merger Agreement

         On June 14, 2000, ICC entered into a Merger Agreement among ICC, ICC Acquisition Corporation, Inc., a North Carolina corporation and wholly-owned subsidiary of ICC ("Buyer"), Research Triangle Commerce, Inc., a North Carolina corporation ("RTCI"), and certain shareholders of RTCI identified therein (the "Sellers"). The Merger Agreement provides for the merger of Buyer with and into RTCI, with RTCI continuing as the surviving corporation and as a wholly-owned subsidiary of ICC (the "Merger"). The Merger will become effective upon the filing of articles of merger with the Secretary of State of the State of North Carolina (the "Effective Time").

         If the Merger is effected, all of the holders of RTCI Common Stock and RTCI Series A Preferred Stock ("RTCI Capital Stock") will exchange all of their issued and outstanding shares of RTCI Capital Stock for cash and shares of ICC Class A Common Stock. Outstanding options and warrants to purchase RTCI Capital Stock will be converted into options and warrants to receive upon exercise cash and shares of ICC Class A Common Stock. The aggregate value of the cash and shares of ICC Class A Common Stock to be issued in the Merger is $42,000,000. Pursuant to the terms of the Merger Agreement, ICC Class A Common Stock that will be issued will be valued at the average of the closing bid prices for the ten days ending three days prior to the effective time of the Merger, subject to a maximum value of $21.111111 and a minimum value of $12.666667 per share, so that a maximum of 3,315,890 ICC Shares and a minimum of 1,800,000 ICC Shares are issuable in connection with the Merger. The shares will represent a minimum of 21.2% and a maximum of 33.2% of the sum of (i) such shares plus (ii) the total issued and outstanding shares of ICC Class A Common Stock as of the Record Date. The closing price of the ICC Common Stock on October 13, 2000, the day prior to the printing of this Proxy Statement, was $4.50, as reported by the Nasdaq National Market.

STOCKHOLDER APPROVAL REQUIRED

         Under National Association of Securities Dealers, Inc. Rule 4310(c)(25)(G)(i)(c)(2)(B), companies that are listed on the Nasdaq National Market must obtain stockholder approval prior to issuing a number of shares in connection with an acquisition of a business in excess of 20% of the then-outstanding shares. Issuance of shares of ICC Class A Common Stock in the Merger represents such an issuance, and so must be approved by the affirmative vote of a majority of the aggregate voting power of all outstanding shares of Class A Common Stock, Class B Common Stock and Series C Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal One, voting together as a single class, a quorum being present.

RECOMMENDATION OF THE BOARD

         The Board of Directors unanimously recommends that you vote "FOR" the proposal to issue the ICC Shares in connection with the Merger.

BACKGROUND OF THE MERGER

         On February 23 and 24, 2000, Jeffrey LeRose, President and Chairman of RTCI, and Philip Alfano, Chief Financial Officer of RTCI, met with Dr. Geoffrey
S. Carroll, President and Chief Executive Officer of ICC, and Anthony D'Angelo, ICC's Senior Vice President - Electronic Commerce Network Services, at the J.C. Bradford Internet Investment Conference in Atlanta, Georgia. Dr. Carroll, Mr. LeRose and Mr. Alfano discussed potential future strategic interaction between ICC and RTCI. Mr. LeRose also met with Mr. D'Angelo to discuss ICC potentially using RTCI's mapping capability.

         During March 2000, Mr. LeRose and Mr. D'Angelo had further discussions regarding RTCI performing mapping services for ICC.

         On April 26, 2000, at the Data Interchange Standards Association ("DISA") conference, Mr. D'Angelo had several conversations with Mr. LeRose with respect to ICC using RTCI's Mapping Factory(R)services and a possible investment by ICC in RTCI. On April 27, 2000, Mr. D'Angelo introduced G. Michael Cassidy, ICC's Executive Vice President - Sales, to Mr. LeRose at the DISA conference. Mr. D'Angelo, Mr. Cassidy and Mr. LeRose discussed topics ranging from an investment by ICC in RTCI to a merger involving ICC and RTCI.

         On May 1, 2000, the Board of Directors of RTCI authorized Mr. LeRose to pursue further discussions with ICC. On May 3, 2000, Mr. LeRose and Mr. Alfano met with Dr. Carroll, Mr. Cassidy and Mr. D'Angelo to discuss a possible merger of ICC and RTCI.

         On May 8, 2000, Mr. Cassidy and Mr. D'Angelo went to RTCI to further discuss the possibility of a transaction between ICC and RTCI and to conduct a due diligence review of RTCI. At that time, RTCI was considering a financing offer from outside investors to make a $15 million equity investment in RTCI based upon a pre-money valuation of $40 million. This offer had an acceptance deadline of May 15, 2000. ICC made a proposal to acquire RTCI, which was rejected by RTCI on May 9, 2000 because the $25 million purchase price offered by ICC was substantially lower than the pre-money valuation of RTCI based on RTCI's financing and because ICC's offer did not include any equity investment in the event the proposed transaction was not completed.

         On May 10, 2000, Richard Berman, Chairman of the Board of Directors of ICC, Dr. Carroll, James A. Ortenzio, a member of the ICC Board of Directors, and Mr. Cassidy, in a teleconference with the RTCI Board of Directors, indicated that ICC intended to make a new proposal to acquire RTCI and requested that RTCI refrain from closing its pending financing. On May 10, 2000, Walter M. Psztur, ICC's Chief Financial Officer, went to RTCI on a due diligence trip along with Joel Barth of Richard A. Eisner, ICC's auditors, and Bucky Brown of ING Barings, ICC's financial advisor for this transaction. Mr. Psztur spoke with Mr. LeRose and Mr. Alfano regarding preliminary deal structure. On May 11, 2000, Mr. Psztur had several further telephone discussions with Mr. Alfano about the possible structure of a transaction.

         Between May 12 and May 15, 2000, Dr. Carroll, Mr. Berman, Richard Blume, ICC's Executive Vice President and Chief Operating Officer, Mr. Ortenzio and Mr. Psztur, in consultation with Kramer Levin Naftalis & Frankel LLP, counsel to ICC ("Kramer Levin"), participated in various conference calls with Mr. LeRose and Mr. Alfano, in consultation with Kilpatrick Stockton LLP, counsel to RTCI ("Kilpatrick"), to negotiate a letter of intent relating to the Merger. ICC and RTCI executed a letter of intent as of May 15, 2000 and RTCI declined the offer from outside investors.

         Under the terms of the letter of intent, ICC agreed to acquire RTCI for an aggregate of $42,000,000, consisting of up to $4,000,000 in RTCI's cash on hand at the effective time of the Merger and the remainder in shares of ICC Class A Common Stock. In addition, ICC loaned $5,000,000 to RTCI on June 15, 2000 against receipt of a promissory note to provide RTCI with short-term working capital. The letter of intent also provided that if the Merger was not effective by August 15, 2000, all principal and accrued and unpaid interest of the promissory note would automatically convert into RTCI common stock at a pre-money valuation for RTCI of $42,000,000 and, if the Merger is not effective November 30, 2000, RTCI shall cause one person nominated by ICC to be elected to RTCI's Board of Directors for so long as ICC holds any of such shares. The material terms of the letter of intent were later incorporated into the Merger Agreement. Further information on the promissory note is set forth on page 28 of this Proxy Statement.

         On May 19, 2000, Kramer Levin sent a draft Merger Agreement to Kilpatrick for comment.

         On May 24, 2000, Dr. Carroll and Mr. Ortenzio met with Mr. LeRose and RTCI's senior management and Mark Costanzo, a representative of Blue Water Venture Capital Fund II, L.L.C., investors in RTCI ("Blue Water"), to explain the deal and the business of ICC.

         On May 26, 2000, Kilpatrick sent comments on the Merger Agreement to Kramer Levin. On June 2, 2000 Kramer Levin sent a revised Merger Agreement and a draft Registration Rights Agreement to Kilpatrick.

         Between the execution of the letter of intent and June 14, 2000, the date of the Merger Agreement, representatives of ICC's management and Kramer Levin performed further on-site and off-site due diligence reviews of RTCI and Kilpatrick performed on-site and off-site due diligence reviews of ICC.

         On May 8, 2000, ICC contacted ING Barings to discuss the possibility of hiring ING Barings to analyze the fairness of the proposed Merger and to provide other related advice, and on June 9, 2000, ICC entered into a written agreement with ING Barings to perform those services.

         From June 10, 2000 through June 14, 2000, Dr. Carroll, Mr. Berman, Mr. Ortenzio and Mr. Psztur, in consultation with Kramer Levin, took part in various conference calls with Mr. LeRose and Mr. Alfano, in consultation with Kilpatrick, to finalize the Merger Agreement, the Registration Rights Agreement and related documents.

         On June 13, 2000, the ICC Board of Directors held a special meeting attended by members of ICC's senior management and representatives of ING Barings and Kramer Levin. Prior to the meeting, ICC's management provided each member of the Board of Directors with a final draft of the Merger Agreement and related documents. The Board of Directors considered the proposed Merger and the Merger Agreement and related documents. ICC's legal counsel participated in discussions with the Board of Directors, and a representative from ING Barings described the financial analysis performed by ING Barings with regard to the proposed merger and informed the Board that in its view the merger consideration to be paid to the shareholders of RTCI in the Merger was fair, from a financial point of view, to ICC. Following discussions, the ICC Board of Directors concluded that the Merger and the Merger Agreement were fair to and in the best interests of ICC and its stockholders and unanimously approved the Merger, the Merger Agreement and the related documents.

         On June 12, 2000, the RTCI Board of Directors held a special meeting and unanimously approved the Merger, the Merger Agreement and the related documents.

         On June 14, 2000, ICC and RTCI entered into the Merger Agreement and on June 15, 2000 ICC issued a press release announcing the acquisition of RTCI, subject to the approval of ICC's stockholders of the Share Issuance.

REASONS FOR THE MERGER

         In authorizing ICC to enter into the Merger Agreement the members of the board considered various factors, including, but not limited to, the following, all of which they believe support their decision:

o RTCI's business, its current financial condition and results of operations, and its prospects;

o RTCI's EAI/EDI/XML mapping and EDI service capabilities that ICC would otherwise need to develop to further the expansion of ICC's business;

o        RTCI's strong management team and broad customer base;

o        ICC's plan to further develop its ICC.NET service;

o the compatibility of ICC's and RTCI's operations and management cultures;

o the fairness opinion issued by ING Barings, a description of which is included in this Proxy Statement and a copy of which is attached to this Proxy Statement;

o the terms of the Merger Agreement, which the board considered to be fair and customary for transactions of this nature, and its legal and tax implications;

o the maximum and minimum number of shares issuable pursuant to the Merger Agreement, which provides protection to ICC in case of volatility in the market price of the ICC Shares; and

o that the consideration being issued by ICC consists primarily of ICC Class A Common Stock and, the board believes, represents fair consideration for the business to be acquired.

         In view of the number of factors considered, the board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered or determine that any factor was of particular importance in reaching its determination that the potential benefits of the Merger and the share issuance is fair to, and in the best interests of, ICC stockholders. Individual directors may have given differing weights to the different factors.

RISK FACTORS RELATING TO THE MERGER

         In addition to the other information included or incorporated by reference in this Proxy Statement, stockholders should consider carefully the matters described below in determining whether to approve the issuance of shares pursuant to the Merger Agreement.

ICC may not be able to achieve the benefits it expects to result from the Merger.

         Achieving the benefits of the Merger will depend in part on the ability of management and key personnel of both companies to integrate the two businesses in a timely and efficient manner. Such integration may be hampered by various factors including but not limited to:

o expenses related to funding the operation, development and/or integration of complementary businesses;

o    expenses associated with the Merger;

o additional expenses associated with amortization of acquired intangible assets;

o    the ability to meld the companies' respective corporate cultures;

o the difficulty of establishing and maintaining uniform standards, controls, procedures and policies;

o the difficulty in integrating and the strains placed on the companies' respective websites and technology;

o the impairment of relationships with employees and customers as a result of any integration of new management personnel; and

o    the geographic distance between ICC's and RTCI's headquarters.

The contemplated assimilation of the RTCI personnel and the execution of the surviving company's business plan will require substantial time and effort on the part of our management, and may divert their attention from other issues which are currently being addressed by ICC. Our failure to address these issues adequately could harm our business and adversely affect our revenues, level of expenses, operating results and stock price. There can be no assurance that the anticipated benefits of the Merger will be realized.

The number of ICC Shares (ranging from a minimum of 1,800,000 up to a maximum of 3,315,890) issuable in the Merger depends on the market price of ICC's Common Stock and will change in the event of any change in the market price of ICC's Common Stock.

         Under the terms of the Merger Agreement, ICC will issue a number of shares of ICC Common Stock worth between $38,000,000 and $42,000,000, based on the average closing price for our stock for the ten consecutive trading days ending three business days prior to the close of the Merger. The price is subject to a maximum of $21.111111 and a minimum of $12.666667, so that a maximum of 3,315,890 ICC Shares and a minimum of 1,800,000 ICC Shares are issuable in connection with the Merger. The shares will represent a minimum of 21.2% and a maximum of 33.2% of the sum of (i) such shares plus (ii) the total issued and outstanding shares of ICC Class A Common Stock as of the Record Date. Such trading price could vary from our trading price on the date of this Proxy Statement. The price of ICC's Common Stock may vary because of any of the following factors, among others:

o    changes in our business or operations or the timing of the Merger;

o    the prospects of post-merger operations; and

o    general market and economic conditions and other factors.

The stock market has recently experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market price of the ICC Common Stock in the ten-day period during which the number of ICC Shares to be issued in the Merger will be determined.

The Merger could adversely affect ICC's combined financial results or the market price of the ICC Common Stock.

         If the benefits of the Merger do not exceed the costs associated with the Merger, including any dilution to ICC's stockholders resulting from the issuance of the ICC Shares in connection with the Merger, ICC's financial results could be adversely affected. ICC expects that the Merger will result in Merger-related costs of approximately $1,010,000 after taxes. In addition, if ICC does not achieve the perceived benefits of the Merger as rapidly as, or to the extent, anticipated by financial or industry analysts, the market price of ICC Common Stock may decline and our business, results of operations and financial condition may be harmed.

Uncertainties associated with the Merger may cause ICC or RTCI to lose customers.

         Customers of ICC or RTCI may, in response to the Merger, delay or defer decisions concerning their use of products and services from either company. Any such delay or deferral could have an adverse effect on the combined business of ICC and RTCI.

RISKS RELATED TO ICC

         For risks related to the business of ICC, please see the Section entitled "Risk Factors" in ICC's Annual Report on Form 10-KSB filed by ICC for the year ended July 31, 2000 which is incorporated into this Proxy Statement by reference.

RISKS RELATED TO RTCI

Management of Growth

         RTCI's growth has placed significant demands on its management and other resources. RTCI's revenues increased approximately 45% in 1999, from $4.7 million in 1998 to $6.8 million in 1999. From late 1998 to the end of 1999, RTCI's staff increased from 45 to 104 employees. To manage its growth effectively, RTCI must hire, train and retain its employees and develop and improve its operational, financial and other internal systems, including its new client acquisition capabilities. In addition, RTCI's success will depend on its ability to set fixed-price fees accurately, maintain high employee utilization rates, and maintain project quality.

Fluctuations in Revenues and Operating Results

         RTCI's financial results may fluctuate from quarter to quarter as a result of several factors, including:

o        the number, size, timing, and scope of projects;
o        unpredictable sales cycles;
o        contract terms of projects;
o        the degree of completion of projects;
o        project delays or cancellations;
o        competition for and utilization of employees;
o        the accuracy of estimates of resources required to complete projects;
o        pricing changes in the industry; and
o        general economic conditions.

         A high percentage of RTCI's operating expenses, such as personnel and rent, are relatively fixed in advance of any quarter. As a result, any of the factors listed above, including changes in RTCI's projects or employee utilization rates, could cause significant variations in quarterly operating results and losses in any particular quarter. You should not rely on RTCI's historical quarterly operating results to predict RTCI's future performance.

Fixed-price Contracts

         An important element of RTCI's strategy is to enter into fixed-price contracts, rather than contracts based on time and materials. RTCI sometimes fixes the price before finalizing the design specifications. RTCI could lose money on a project if it fails to accurately estimate the resources required for a project or fails to execute the contract in a manner consistent with the project plan upon which the estimate was based.

Professional Staff

         RTCI's success depends on its ability to attract, train, motivate, retain and manage highly skilled employees. There is intense competition for employees with the skills required to perform the services RTCI offers. RTCI may not be able to attract enough highly skilled employees or train, motivate, retain or manage the employees it does hire. This could hinder RTCI's ability to complete existing projects and secure new projects. In addition, because of the intense competition for qualified employees, it is time-consuming and expensive to attract, train, motivate, retain and manage employees with the requisite skills.

Retention of Clients

         RTCI performs varying amounts of work for specific clients from year to year. A major client in one year may not use RTCI's services in another year. Additionally, RTCI may derive revenue from a major client that constitutes a significant portion of a particular quarter's total revenue, although the largest client in 1999 accounted for less than fourteen percent of RTCI's revenues in that year. RTCI's business, financial condition and operating results could be adversely affected if RTCI loses a major client, if a major client cancels or significantly reduces a large project's scope, or if RTCI fails to collect a large account receivable.

         Many of RTCI's contracts with clients are terminable by the client without significant penalty and with little notice. RTCI's business, financial condition and operating results could be adversely affected if a major client or a number of smaller clients terminate their contracts or significantly reduce or modify their business relationships with RTCI. In addition, RTCI's future revenue cannot be estimated based on the existing number of clients or the number or size of existing projects.

Potentially Dissatisfied Clients

         Many of RTCI's projects are complex and critical to its clients. As a result, RTCI's failure to meet a client's expectations could adversely affect its ability to attract new business from that client or other clients.

Intense Competition

         RTCI competes in markets that are highly competitive and rapidly changing. RTCI may not compete successfully with its competitors. RTCI believes that it currently competes for client projects and experienced personnel with consulting and systems integration firms, professional service providers and the internal information system groups of its prospective and existing clients. Many of these companies have significantly greater financial, technical, marketing and managerial resources than RTCI and have greater name recognition than RTCI.

         In addition, RTCI's markets have relatively low barriers to entry, and RTCI continues to face competition from new market entrants. RTCI believes that the principal competitive factors in its markets include technical and business expertise and the quality, price and speed of delivery of services. Other competitive factors are outside of RTCI's control, including the ability of its competitors to hire, retain and motivate qualified employees, to develop competing products and services and to respond to client needs.

Internet Usage

         RTCI derives much of its revenue from projects involving the Internet. The Internet is relatively new and developing rapidly, and RTCI's business could be adversely affected if Internet usage does not continue to develop. A number of factors could inhibit Internet usage, including inadequate network infrastructure, inconsistent service quality, security and privacy concerns, lack of cost-effective and high-speed service, intellectual property ownership questions and taxation and liability issues. If the use of the Internet does expand, the infrastructure may not support the demands placed on it, and the Internet's performance and reliability may decline. Furthermore, outages and delays have occurred and may affect the growth of Internet usage. Government regulation and legal uncertainties relating to the Internet could adversely affect RTCI's business. Increased regulation of the Internet could slow the growth in use of the Internet, which could decrease demand for RTCI's services, increase its cost of doing business or otherwise adversely affect its business, financial condition and operating results.

Technological Change

         RTCI's success will depend, in part, on its ability to keep pace with rapidly changing technologies as well as frequent new service and product introductions, evolving industry standards and practices, and changing client requirements and preferences. RTCI's business could suffer if it fails to respond quickly and cost-effectively to these developments. Additionally, RTCI reuses elements of its solutions for which there is repeat customer demand. RTCI could incur substantial costs if it is forced to modify its reusable solutions to adapt to technological changes.

Key Personnel

         The loss of the services of key personnel, including RTCI's founder, Chairman, President and Chief Executive Officer, Jeffrey W. LeRose, could adversely affect RTCI's business, financial condition and operating results.

Intellectual Property Protection

         RTCI's success depends, in part, on its intellectual property rights. RTCI does not have any patents or patent applications pending. RTCI relies on a combination of trade secret, copyright and trademark laws and nondisclosure and other contractual arrangements to protect its proprietary rights. Others may attempt to use RTCI's solutions or technologies. Additionally, others may independently develop and obtain patents or copyrights for technologies that are similar to or superior to RTCI's technologies.

         Generally, RTCI develops software solutions for client engagements. RTCI frequently assigns software ownership to the client and retains derivative rights for subsequent use of the software. Issues related to software ownership can be complicated, and RTCI may become involved in disputes that affect its ability to resell or reuse these solutions. RTCI may have to pay damages resulting from these disputes, which would have an adverse effect on RTCI's business, financial condition and operating results.

Technical Infrastructure

         RTCI's EDI Mapping Factory(R) could be vulnerable to security and technical risks, such as unauthorized access, computer viruses, accidental or intentional acts and other disruptions, and could experience delays or service interruptions, which could result in liability to RTCI and in the loss of existing clients or could deter potential clients from retaining RTCI. The costs required to alleviate security problems could be prohibitively expensive, and efforts to address such problems could result in delays or interruption of service to its clients. These could, in turn, have a material adverse effect on RTCI's business, financial condition and operating results.

Year 2000 Problem

         Many of RTCI's clients and potential clients maintain their operations on systems that still could be impacted by Year 2000 problems. RTCI may experience operational difficulties because of undetected errors or defects in the technology used in its internal systems. Year 2000 problems could have a material adverse effect on RTCI's ability to conduct business efficiently and could adversely affect RTCI's business, financial condition and operating results.

Future International Operations

         RTCI may expand its business into international markets and, as a result, may incur significant costs in connection with its international expansion. There are risks inherent in doing business in foreign countries, including changes in legal and regulatory requirements; export and import restrictions, tariffs and other trade barriers; currency fluctuations; difficulties in staffing and managing foreign offices because of distance, language and cultural differences; longer payment cycles and problems in collecting accounts receivables; political and economic instability; seasonal reductions in business activity; and potentially adverse tax consequences. Any of these factors could have a material adverse effect on RTCI's international and domestic business, financial condition or operating results.

DESCRIPTION OF ING BARINGS FAIRNESS OPINION

         ICC retained ING Barings to act as its financial advisor in connection with the Merger. ING Barings delivered its written opinion, dated June 13, 2000, to the Board of Directors of ICC to the effect that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth therein, collectively, the merger consideration to be offered by ICC in the Merger was fair, from a financial point of view, to ICC (the "ING Barings Opinion").

         The ICC Board of Directors selected ING Barings to render the ING Barings Opinion based upon ING Barings' expertise, experience and reputation. ING Barings is an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger. ING Barings is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. ING Barings or its affiliates, in the normal course of their business, may at any time hold long or short positions, trade, make a market or otherwise effect transactions for their own account or for the accounts of customers in the securities of ICC.

         THE FULL TEXT OF THE ING BARINGS FAIRNESS OPINION, WHICH SETS FORTH A DESCRIPTION OF THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS SET OUT IN EXHIBIT B TO THIS PROXY STATEMENT. ICC's stockholders are urged to carefully read the ING Barings Opinion in its entirety, especially with regard to the assumptions made and matters considered by ING Barings, as well as the limitations on the information considered and analysis presented.

         The ING Barings Opinion, which was addressed to ICC's Board of Directors, did not constitute a recommendation to the ICC Board in connection with the Merger and does not constitute a recommendation to any holder of ICC Common Stock as to how to vote its shares in connection with the Merger. ING Barings is not expressing any opinion as to the price or range of prices at which ICC Stock may trade subsequent to the announcement of the Merger or the consummation of the Merger. The ING Opinion is necessarily based upon economic, monetary, market and other conditions, and the information made available to it, as of the date of such opinion.

         The merger consideration was determined by arm's-length negotiations between ICC and RTCI and was not based on any recommendation by ING Barings.

         In arriving at the ING Barings Opinion, ING Barings:

o reviewed the draft of the Merger Agreement dated June 12, 2000 and a draft of the Promissory Note dated June 12, 2000;

o reviewed, among other public information, ICC's Annual Reports on Form 10-KSB for each of the fiscal years in the two year period ended July 31, 1999, and ICC's Quarterly Reports on Form 10-QSB for the quarters ended October 31, 1998 and 1999 and January 31, 1999 and 2000, and ICC's Form 8-Ks dated November 23, 1999, November 24, 1999, February 14, 2000, February 15, 2000, March 16, 2000, March 28, 2000, and May
         15, 2000;

o reviewed, certain internal financial information, including financial forecasts for the fiscal years ending 2000 and 2001, relating to the business, earnings, cash flow, assets and prospects of ICC and RTCI, furnished to ING Barings by or on behalf of ICC and RTCI;

o conducted discussions with members of senior management of ICC and RTCI about the businesses and prospects of ICC and RTCI;

o conducted discussions with ICC management concerning strategic, financial and operational benefits which they anticipated to result from the merger;

o attended certain discussions between members of the management of ICC and RTCI regarding certain financial, business and market information;

o reviewed histories of the price and trading volume of the common stock of ICC, and compared such trading histories with other companies which ING Barings considered relevant;

o reviewed certain publicly available financial data, stock market data and valuation parameters of companies which ING Barings considered generally comparable to ICC or RTCI or otherwise considered relevant;

o reviewed the financial terms, to the extent publicly available, of certain precedent merger and acquisition transactions which ING Barings considered relevant; and

o conducted such other studies, analyses and investigation as ING Barings believed appropriate, none of which was individually material.

         In arriving at its opinion, ING Barings relied upon the accuracy and completeness of the financial and other information used by it without independently verifying such information, and ING Barings further relied upon the assurances of the management of ICC that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections, estimates, forecasts, contemplated tax and accounting impacts, and calculations of revenue enhancements, cost savings or synergies relied upon or provided to ING Barings, it assumed that such information had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of ICC as to the future financial performance of ICC and RTCI, and that they will perform substantially in accordance with such projections. ING Barings also assumed that the Merger will be consummated in accordance with the terms set forth in the draft Merger Agreement, that the Merger will be treated as a tax-free transaction pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and that the Merger will be treated as a "purchase" transaction in accordance with generally accepted accounting principals. In arriving at its opinion, ING Barings did not conduct a physical inspection of the properties and facilities of ICC or RTCI and did not make or obtain any evaluations or appraisals of the assets or liabilities of ICC or RTCI.

         In connection with rendering its opinion, ING Barings performed certain financial, comparative and other analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. In arriving at its fairness opinion, ING Barings did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. ING Barings believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. The ING Barings Opinion was based upon economic, monetary and market conditions existing on the date such opinion was given. In its analyses, ING Barings made a number of assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ICC or RTCI. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

         Pursuant to an engagement letter between ICC and ING Barings dated June 9, 2000, ICC agreed to pay ING Barings a cash fee of $350,000, payable upon delivery of the ING Barings Opinion, plus a fee of $300,000, payable upon the completion of the Merger. ICC has also agreed to reimburse ING Barings for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of legal counsel, and to indemnify ING Barings against certain liabilities in connection with the engagement of ING Barings, including certain liabilities under federal securities law.

         The following is a summary of the material valuation, financial and comparative analyses performed by ING Barings in arriving at the ING Opinion dated June 13, 2000.

Selected Comparable Publicly Traded Companies. Using publicly available information, ING Barings compared selected historical financial, operating and stock market performance data of ICC and RTCI that ING Barings deemed relevant for ICC and RTCI. The ICC comparable companies consisted of:

 Active Software, Inc.       Ariba                       Clarus Corp.
 Commerce One                Concur Technology           eB2B Commerce, Inc.
 Harbinger Corp.             i2 Technologies             OnDisplay, Inc.
 Optio Software, Inc.        Peregrine Systems           webMethods, Inc.

         Due to the diverse businesses in which RTCI operates (see "Business of RTCI"), ING Barings compared RTCI's individual revenue streams from each major business line to different comparable companies. The RTCI comparable companies consisted of:

eConsulting Companies:

         AppNet, Inc.      iXL Enterprises              Luminant Worldwide Corp.
         MarchFirst, Inc.

Web Hosting Companies:

         Digex, Inc.       Exodus Communications, Inc.  Globix Corp.

EAI Software Companies:

         BEA Systems, Inc. Broadvision, Inc.            Mercator Software, Inc.

         With respect to both the ICC and the RTCI comparable companies, ING Barings analyzed a number of different data items, including the enterprise value (defined as the market value of equity plus minority interest plus the market value of debt and preferred stock, net of cash) and its multiples based on latest twelve months revenue, latest-quarter-annualized revenue and projected revenues.

         Based on such analysis, ING Barings arrived at the following valuation for RTCI:

-    Range of Implied Enterprise Values for RTCI Based
     upon Latest-Quarter-Annualized Revenues:                 $39.3 million - $136.5 million

-    Range of Implied Enterprise Values for RTCI Based
     upon Projected 2000 Revenues:                            $55.8 million - $182.1 million

Selected Comparable Transaction Analysis. ING Barings reviewed publicly available financial information for selected mergers and acquisitions of eCommerce companies by/with other eCommerce companies. The selected eCommerce mergers and acquisitions ING Barings analyzed included (acquiror/target):

Vignette Corp./OnDisplay, Inc.                                   webMethods, Inc./Active Software, Inc.
Peregrine Systems, Inc./Harbinger Corp.                          i2 Technologies, Inc./Aspect Development, Inc.
SBC Communications, Inc./Sterling Commerce, Inc.                 Vignette Corp./DataSage, Inc.
Commerce One, Inc./Mergent Systems, Inc.                         Ariba, Inc./Trading Dynamics, Inc.
DynamicWeb Enterprises, Inc./eB2B Commerce, Inc.                 Commerce One, Inc./CommerceBid.com
Vignette Corp./Diffusion, Inc.                                   Commerce One, Inc./Veo Systems, Inc.

         With respect to the recent eCommerce transactions ING Barings analyzed, ING Barings reviewed a number of different data items including the transaction value (which is the purchase price paid for the equity plus minority interest plus the market value of debt and preferred stock, net of cash) and its multiples based on latest twelve months revenues, latest twelve months earnings before interest, taxes, depreciation and amortization ("EBITDA") and latest twelve months earnings before interest and taxes ("EBIT"). ING Barings also reviewed the purchase prices paid for the total outstanding equity and its premium to the market value of the total outstanding equity one day prior to the announcement of the transaction.

         The results of these analyses are summarized below:

                                                                Comparable Transactions                   RTCI
                                                                Low            Median        High
         Equity Value as a premium over market value            30.0%           40.0%        97.0%       2.4%(a)

         Transaction Value as a Multiple of
         Latest Twelve Months Revenues                          4.7x            20.6x       789.5x        6.2x

(a)Premium based on the implied value of most recent private equity investment in RTCI in January 1999.

         The multiples of Transaction Value to EBITDA and EBIT were determined to be not meaningful due to the limited number of data points provided by the comparable companies.

         Pro Forma Contribution Analysis. ING Barings performed an analysis of the potential pro forma operating results for the latest twelve months ended April 30, 2000 and the calendar years (ICC and RTCI have different fiscal year ends and it was therefore necessary for ING Barings to calendarize ICC's financial data in order to perform the pro forma analysis) ended December 31, 2000 and December 31, 2001. ING Barings combined the projected operating results of RTCI as provided by RTCI management with the projected operating results of ICC as provided by the management of ICC to arrive at the combined Company projected operating results and analyzed what percentage of the combined revenues, gross profit and EBIT were attributable to RTCI. For contribution comparison purposes ING Barings did not include the effect of any synergies which may result from the transaction. This analysis indicated that for the twelve months ended April 30, 2000, ICC contributed 7.0% and RTCI contributed 93.0% of net revenues to the pro forma combined operations.

         ICC "Has-Gets" Analysis. Based on the projections provided by management of ICC and RTCI, ING Barings conducted a "Has-Gets" analysis of the impact of the proposed transactions on the shareholders of ICC. A "Has-Gets" analysis is a comparison of what shareholders of ICC have prior to the consummation of the proposed Merger in terms of one or more financial ratios (and thus would not have absent consummation of such Merger) to what such shareholders will have upon consummation of the Merger. ING Barings analyzed ICC's implied equity value per fully-diluted share (as calculated by applying a multiple of estimated calendar 2000 revenues to the projected calendar 2000 revenues provided by ICC management) prior to the Merger to ICC's implied equity value per fully-diluted share upon consummation of the Merger (as calculated by applying the same multiple to the pro forma combined revenues of the two companies). ING Barings did not include the effect of any synergies as a result of the Merger in performing this analysis. This analysis indicated that the implied equity value per share was estimated to increase significantly.

THE MERGER AGREEMENT

         The following is a summary of the material provisions of the Merger Agreement. The Merger Agreement is attached as Exhibit A, and you should read it carefully for a complete understanding of its terms. All capitalized terms not defined in this summary have the meanings set forth in the Merger Agreement.

Merger Consideration

         ICC shall pay aggregate consideration of $42,000,000 to the holders of RTCI Common Stock and RTCI Series A Preferred Stock and Option holders, consisting of (i) RTCI's cash on hand at the effective time of the Merger, up to a maximum of $4,000,000 (the "Cash at Closing"), and (ii) shares of ICC Class A Common Stock ("ICC Common Stock"; such shares, the "ICC Shares") equal to the number of shares obtained by dividing (x) $42,000,000 minus the Cash at Closing by (y) the average closing price of the ICC Common Stock for the ten days ending three days prior to the effective time of the Merger (the "Market Price"). The Market Price is subject to a maximum of $21.111111 and a minimum of $12.666667, so that a maximum of 3,315,890 ICC Shares and a minimum of 1,800,000 ICC Shares are issuable in connection with the Merger. The closing price of the ICC Common Stock on June 14, 2000, which was the last trading day prior to the announcement of the Merger Agreement, was $17.625, as reported by the Nasdaq National Market. The closing price of the ICC Common Stock on October 13, 2000, the day prior to the printing of this Proxy Statement, was $4.50, as reported by the Nasdaq National Market.

         Each holder of RTCI Capital Stock will receive a percentage of the ICC Shares and the Cash at Closing equal to the percentage such holder holds on an as-converted basis of the Fully Diluted Number of Shares of RTCI. The Merger Agreement provides, however, that no fractional ICC Shares will be issued. If the number of ICC Shares that any holder of RTCI Capital Stock will receive contains a fraction of one share, such number will be rounded up to the next whole number of ICC Shares. Options and warrants to purchase RTCI stock shall be converted into the right to receive upon exercise of such options and warrants the amount of cash and shares of ICC Common Stock which the holders of such options and warrants would have received if such options and warrants had been exercised immediately prior to the effective time of the Merger. Each holder of RTCI Common Stock issued pursuant to the RTCI restricted stock plan described on page 24 below will receive a percentage of the ICC Shares equal to the percentage such holder holds of the Fully Diluted Number of Shares of RTCI, which shares will be subject to the same restrictions that apply to the RTCI restricted common stock for which they are exercised.

Exchange of Shares

         At or as soon as practicable after the Effective Time of the Merger, upon surrender for cancellation by a holder of RTCI Capital Stock of certificates representing RTCI Capital Stock, ICC shall issue and deliver to such holder the number of ICC Shares into which such certificates of RTCI Capital Stock have been converted by virtue of the Merger.

         From and after the Effective Time, each certificate representing shares of RTCI Capital Stock, until so exchanged, will be deemed, for all purposes, to evidence the right to receive the number of ICC Shares into which those shares of RTCI Capital Stock are to be converted.

Representations

         The Merger Agreement contains various customary representations made by ICC, Buyer, RTCI and Sellers.

         Each Seller made customary representations relating to the following with respect to itself:

o that the Merger Agreement has been duly authorized and approved by the Seller and constitutes the valid and binding obligation of the Seller;

o the Seller has full legal capacity and authority to execute and deliver the Merger Agreement and to perform Seller's obligations under the Merger Agreement;

o that the execution and delivery of the Merger Agreement and the performance of the transactions contemplated by the Merger Agreement by the Seller will not result in a default or breach of any legal requirement or contract to which the Seller is subject;

o the Seller owns its shares of the RTCI Capital Stock, free and clear of any liens;

o that there are no agreements, except as disclosed in the Disclosure Schedule, governing the transfer, voting or registration of the RTCI Capital Stock;

o that there are no legal proceedings pending or, to the knowledge of the Seller, threatened, against the Seller that will interfere with any of the transactions contemplated by the Merger Agreement;

o the Seller is an accredited investor and has, alone or with Seller's purchaser representative, sufficient knowledge and experience to evaluate the merits and risks of an investment in the ICC Shares;

o the Seller is acquiring the ICC Shares for its own account with no intention or agreement to transfer the ICC Shares and the Seller will not sell the ICC Shares in violation of securities laws;

o the Seller has read the Merger Agreement and all other related documents provided by ICC and fully understands the terms under which the ICC Shares are to be issued and that ICC has made itself available to answer any questions and has provided any information requested to verify the accuracy of the information contained in the Merger Agreement; and

o the Seller agrees that, as long as required by law, any certificate representing the Seller's ICC Shares shall bear a customary legend restricting transfer without a valid registration statement or an exemption from registration.

         Each of RTCI and each Seller made customary representations relating to RTCI concerning the following:

o        the organization and good standing;

o the authority to execute the Merger Agreement and the absence of conflicts as a result of such execution;

o the number of votes of RTCI Capital Stock required to approve the Merger and the existence of any class votes;

o        the capitalization of RTCI;

o        the accuracy and completeness of the RTCI books and records;

o the accuracy, lack of material adverse change, and content of RTCI financial statements;

o the absence of undisclosed liabilities of RTCI, except as incurred in the ordinary course of business, which in the aggregate will not have a Material Adverse Effect on RTCI;

o the absence of any material adverse change in RTCI's business since December 31, 1999;

o        various tax matters pertaining to RTCI;

o        correctness and collectibility of RTCI accounts receivable;

o valid title to all owned or leased property free of encumbrances, except for certain minor encumbrances disclosed in the Disclosure Schedule;

o the assets owned or used by RTCI are in good condition and sufficient to conduct business after the Effective Time of the Merger as business was conducted prior to such time;

o        compliance with laws and validity of governmental permits held by RTCI;

o the absence of legal proceedings against RTCI or interfering with the transactions contemplated by the Merger Agreement;

o the conduct of RTCI's business in the ordinary course consistent with past practice, and the absence of certain events or changes outside of the ordinary course of business;

o        the delivery by RTCI to ICC of certain contracts;

o the adequacy and effectiveness of insurance policies and no material failure by RTCI to pay insurance premiums;

o the compliance with environmental laws, the absence of environmental claims, no knowledge of potential future claims or events that could lead to such claims, the absence of hazardous materials on RTCI facilities and other environmental matters;

o        certain employee, employee benefit and other employment matters;

o the ownership of intellectual property, the absence of pending or threatened legal claims relating to the intellectual property of RTCI, year 2000 compliance and other intellectual property matters;

o the absence of any payments to obtain favorable treatment from any person or in violation of any legal requirements;

o the absence of dealings between RTCI and persons related to Sellers and RTCI's legal right to its company name;

o the obligation of RTCI to pay brokers' or finders' fees in connection with the Merger Agreement;

o        certain information regarding RTCI's deposit accounts;

o the absence of circumstances, including the consummation of the Merger Agreement and the transactions contemplated by the Merger Agreement, which are reasonably likely to lead to the loss of a material client of RTCI;

o the absence of any inaccurate or misleading representations or disclosure in the Merger Agreement or the omission to state a fact that is necessary to make the representations or disclosure not misleading; and

o the disclosure supplied by RTCI and Sellers for this Proxy Statement is not inaccurate or misleading and does not omit any fact that is necessary to make the disclosure not misleading.

         ICC and Buyer made customary representations relating to the following:

o        the organization and good standing of Buyer and ICC;

o the corporate power and authority of Buyer and ICC to conduct their business as currently conducted and to own or use their properties and assets;

o the qualification of Buyer and ICC to do business under the laws of each state or other jurisdiction which requires such qualification;

o the legal capacity and authority of Buyer and ICC to execute and deliver the Merger Agreement and to perform their obligations under the Merger Agreement;

o the authority to execute the Merger Agreement and the absence of conflicts as a result of such execution;

o        the capitalization of ICC and Buyer;

o        certain ICC filings with the SEC;

o        the absence of material adverse change in the ICC business since July
         31, 1999;

o the absence of legal proceedings against ICC or Buyer interfering with the transactions contemplated by the Merger Agreement;

o the obligation of ICC to pay brokers' or finders' fees in connection with the Merger Agreement;

o the disclosure supplied by ICC and Buyer for this Proxy Statement is not inaccurate or misleading and does not omit any fact that is necessary to make the disclosure not misleading;

o ICC is not aware of any officer or key employee of ICC who intends to terminate his or her employment with ICC; and

o ICC's intention to continue to operate RTCI as a going concern substantially in accordance with RTCI's plan of operations and to offer RTCI employees employment on terms substantially comparable with ICC employees, subject to geographic, cost of living and other adjustments and to the discretion of the Board of Directors of ICC.

Obligations

         The Merger Agreement provides for certain obligations of the parties. RTCI and Sellers have the following obligations:

o RTCI shall, and Sellers shall cause RTCI to, conduct its business in the ordinary course until the Closing;

o RTCI shall not, and Sellers shall not cause RTCI to, make changes to its organizational documents, pay any material liability, make any loan or capital expenditure exceeding specified amounts, or enter into any commitment to do any of the foregoing;

o RTCI may adopt a restricted stock plan reasonably satisfactory to ICC and award up to 825,000 shares of Company Restricted Stock to its employees pursuant to such plan but such awards may not exceed in the aggregate the number of shares of RTCI Common Stock contributed to the capital of RTCI by Jeffrey LeRose;

o RTCI and Sellers shall cooperate with and assist ICC in connection with any ICC filings with the SEC, and shall not withdraw the recommendation of the Board of Directors of RTCI contained in this Proxy Statement in favor of the Merger and the Merger Agreement;

o RTCI and Sellers shall use their reasonable commercial efforts to promptly obtain all consents, authorizations, approvals and waivers required in connection with the transactions contemplated by the Merger Agreement;

o RTCI and Sellers shall use their commercially reasonable best efforts to cooperate with ICC to satisfy the closing conditions within their control and to cause various persons to sign the standard RTCI form of non-compete, non-disclosure, proprietary information and invention assignment agreement;

o all indebtedness between RTCI and its affiliates shall be paid in full prior to the Closing;

o RTCI and Sellers shall promptly notify ICC of (a) any facts that would either cause any representation or warrant of RTCI or Sellers to become untrue or lead to a failure to comply with any provision of the Merger Agreement and (b) any such failure;

o RTCI and Sellers shall not take any action that would jeopardize the tax-free treatment of the Merger;

o Jeffrey LeRose shall not compete with ICC for two years after the Closing Date of the Merger and shall not solicit ICC employees for one year after the Closing Date of the Merger;

o RTCI shall hold a special meeting of holders of RTCI Capital Stock to vote on the Merger and the Merger Agreement, and shall take all reasonable actions necessary to secure a favorable vote and avoid taking actions that would impede a favorable vote;

o Sellers shall vote in favor of the Merger and the Merger Agreement and against any action that would cause a breach of the Merger Agreement or impede the Merger;

o upon the mailing of this Proxy Statement, Sellers have granted irrevocable proxies in favor of Dr. Geoffrey S. Carroll and Walter M. Psztur to vote Sellers' shares of RTCI Capital Stock in favor of the Merger and the Merger Agreement;

o RTCI and Sellers shall provide ICC with all necessary financial information, which shall be accurate and not misleading, in connection with any ICC filings with the SEC, and ICC shall pay out-of-pocket costs incurred by RTCI in the preparation of such financial information;

o if the Merger is not effective by November 30, 2000, RTCI and Sellers shall cause one nominee of ICC to be elected to the board of directors of RTCI so long as ICC owns any shares issued on conversion of the Promissory Note; and

o immediately prior to the Effective Time of the Merger, Blue Water (a Seller) will exercise all of its warrants to purchase RTCI Capital Stock.

         ICC and Buyer have the following obligations:

o ICC and Buyer shall conduct their businesses in the ordinary course from the date of the Merger Agreement until the Closing;

o ICC and Buyer shall make all regulatory filings for either ICC or Buyer and ICC shall use its best efforts to file a Registration Statement on Form S-8 as soon reasonably practicable after the Effective Time of the Merger to register the Options to be granted and, to the extent permissible, the ICC Shares to be issued;

o ICC and Buyer shall use their commercially reasonable best efforts to satisfy the closing conditions within their control;

o ICC and Buyer shall promptly notify RTCI and Sellers of (a) any facts that would either cause any representation or warranty of ICC or Buyer to become untrue or lead to a failure to comply with any provision of the Merger Agreement and (b) any such failure;

o ICC and Buyer shall not take any action that would jeopardize the tax-free treatment of the Merger;

o ICC shall hold this special meeting and shall take all reasonable actions necessary to secure a favorable vote on the issuance of the ICC Shares and avoid taking actions that would impede a favorable vote; and

o at the Effective Time or as soon thereafter as reasonably practicable, ICC shall deliver or caused to be delivered the ICC Shares;

Conditions to the Merger

         The obligations of ICC and Buyer to consummate the Merger are subject to the satisfaction, or waiver by RTCI and Sellers, of the following conditions at or prior to the Closing:

o the representations of RTCI and Sellers contained in the Merger Agreement or any certificate delivered pursuant to the Merger Agreement were accurate as of the date of the Merger Agreement and are accurate in all material respects as of the Closing Date, without giving effect to any materiality qualifications;

o RTCI and Sellers have performed and complied in all material respects with each covenant, agreement and condition required by the Merger Agreement to be performed or complied with by them prior to or on the Closing Date;

o since the date of the Merger Agreement, there have not occurred any events which, individually or in the aggregate, have had or are reasonably likely to result in a Material Adverse Effect on RTCI, including the loss of any significant customer of RTCI;

o ICC and Buyer shall have received favorable certificates, dated the Closing Date, signed by RTCI and Sellers as to the matters set forth in the preceding three paragraphs;

o there shall be no orders or proceedings pending or threatened against ICC, Buyer, RTCI or any Seller that interfere with any of the transactions contemplated by the Merger Agreement;

o all consents, waivers, approvals, authorizations, orders and filings required by RTCI in connection with the Merger, the Merger Agreement and any rights or documents under the Merger Agreement shall have been obtained or made unless failure to do so could not reasonably be expected to have a Material Adverse Effect on RTCI;

o RTCI and Sellers shall have delivered to ICC and Buyer a legal opinion of Kilpatrick Stockton LLP reasonably satisfactory in form and substance to ICC;

o the holders of RTCI Capital Stock shall have approved the Merger and the Merger Agreement and the holders of ICC voting capital stock shall have approved the issuance of the ICC Shares;

o        Sellers shall have executed and delivered a Registration Rights
         Agreement;

o certain agreements between RTCI and third parties shall be terminated and shall have no further force and effect; and

o the letter from Blue Water waiving certain rights held by Blue Water shall remain in full force and effect.

         The obligations of RTCI and Sellers to consummate the Merger are subject to the satisfaction, or waiver by ICC, of the following conditions at or prior to the Effective Time:

o the representations of ICC and Buyer contained in the Merger Agreement or any certificate delivered pursuant to the Merger Agreement were accurate as of the date of the Merger Agreement and are accurate in all material respects as of the Closing Date, without giving effect to any materiality qualifications;

o since the date of the Merger Agreement, there have not occurred any events which, individually or in the aggregate, have had or are reasonably likely to result in a Material Adverse Effect on ICC, including the loss of any significant customer of ICC;

o ICC and Buyer have performed and complied in all material respects with each covenant, agreement and condition required by the Merger Agreement to be performed or complied with by them prior to or on the Closing Date;

o RTCI and Sellers shall have received favorable certificates, dated the Closing Date, signed by ICC and Buyer as to the matters set forth in the preceding three paragraphs;

o there shall be no orders or proceedings pending or threatened against ICC, Buyer, RTCI or any Seller that interfere with any of the transactions contemplated by the Merger Agreement;

o ICC and Buyer shall have delivered to RTCI and Sellers a legal opinion of Kramer Levin Naftalis & Frankel LLP reasonably satisfactory in form and substance to Sellers;

o the two directors nominated by Sellers shall have been elected to ICC's Board of Directors (as described below); and

o        ICC shall have delivered an executed Registration Rights Agreement.

Termination of the Merger Agreement

         The Merger Agreement may be terminated at any time prior to the Effective Time:

o        by written agreement of ICC, Buyer and RTCI;

o by any of ICC, Buyer or RTCI, if the Effective Time of the Merger has not occurred by November 30, 2000, unless the party seeking termination has contributed materially to the failure of the Merger to occur by that date;

o by ICC or Buyer, upon a material misrepresentation or a material breach by RTCI or Sellers of any of their warranties or covenants in the Merger Agreement or a material failure of RTCI or Sellers to comply with any of their other obligations under the Merger Agreement; and

o by RTCI, upon a material misrepresentation or a material breach by ICC or Buyer of any of their warranties or covenants in the Merger Agreement or a material failure of ICC or Buyer to comply with any of their other obligations under the Merger Agreement.

         If the Merger Agreement is terminated, it will cease to have any effect and all obligations of the parties other than those relating to indemnification and certain other matters will terminate, except that if the Merger Agreement is terminated by a party because of a breach by another party or because one or more of the conditions to the terminating party's obligations under the Merger Agreement are not satisfied as a result of another party's failure to comply with its obligations under the Merger Agreement or the inaccuracy of any representation made in the Merger Agreement by another party, the terminating party's right to pursue all legal remedies survives the termination unimpaired.

Indemnification

         All parties' rights to indemnification under the Merger Agreement survive until ICC files with the SEC its Annual Report on Form 10-K (or 10-KSB) for the year ending July 31, 2001, except with respect to breaches of certain representations which survive for the applicable statute of limitations and with respect to certain other representations which survive indefinitely. A claim to indemnification asserted within such time may continue beyond such time limit.

         Sellers shall indemnify the Indemnified Persons against any Damages arising as a result of:

o any breach of any representation or warranty made by the Sellers or RTCI in the Merger Agreement, the Disclosure Schedule or in any certificate delivered by the Sellers or RTCI pursuant to the Merger Agreement; and

o any breach by the Sellers or RTCI of any covenant or obligation of the Sellers or RTCI in the Merger Agreement.

         ICC and Buyer shall indemnify the Seller Parties against any Damages arising as a result of:

o any breach of any representation or warranty made by ICC or Buyer in the Merger Agreement or in any certificate delivered by ICC or Buyer pursuant to the Merger Agreement;

o any breach by ICC or Buyer of any covenant or obligation of ICC or Buyer in the Merger Agreement; and

o any claim by any person for brokerage, finder's fees, commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with ICC or Buyer in connection with the transactions contemplated by the Merger Agreement.

         ICC's remedy with respect to any indemnity claims under the Merger Agreement shall be limited as follows:

o no indemnification shall be payable by Sellers until the Indemnified Persons have suffered Damages in excess of $500,000 in the aggregate, in which case Sellers shall indemnify the Indemnified Persons for all such Damages (subject to the next paragraph);

o Sellers will have no obligation to indemnify the Indemnified Persons for Damages in excess of $21,000,000;

o each Seller shall be liable only for the portion of such indemnification equal to the Seller's percentage ownership of ICC Shares in relation to the total number of ICC Shares owned by Sellers; and

o        all indemnification shall be payable by Sellers in ICC Shares only.

         Sellers' remedy with respect to any indemnity claims under the Merger Agreement shall be limited as follows:

o no indemnification shall be payable by ICC and Buyer until the Seller Persons have suffered Damages in excess of $500,000 in the aggregate, in which case ICC and Buyer shall indemnify the Seller Persons for all such Damages (subject to the next paragraph); and

o ICC and Buyer will have no obligation to indemnify the Seller Persons for Damages in excess of $21,000,000.

         In order to be entitled to indemnification under the Merger Agreement in connection with a claim made by any person against any other person entitled to indemnification, the indemnified party must follow certain customary procedures relating to indemnification as provided in the Merger Agreement.

OTHER MATTERS PERTAINING TO THE MERGER AGREEMENT

Promissory Note

         ICC loaned $5,000,000 to RTCI on June 14, 2000. The principal of and all accrued and unpaid interest on the loan has converted into shares of RTCI common stock at a pre-money valuation for RTCI of $42,000,000. ICC is not entitled to receive any consideration under the Merger Agreement with respect to these shares. If the Merger is not effective by November 30, 2000, RTCI shall cause one person nominated by ICC to be elected to RTCI's Board of Directors for so long as ICC holds any shares of RTCI common stock.

Registration Rights Agreement

         At the Closing, under the Merger Agreement, ICC and the holders of RTCI Capital Stock will enter into a Registration Rights Agreement. Under the terms of the Registration Rights Agreement, ICC shall use its commercially reasonable best efforts to file no later than the later of forty-five days after the effective time of the Merger and use its commercially reasonable best efforts to cause to become effective within one hundred and twenty days after filing, a Registration Statement on Form S-3 covering the resale of all of the ICC Shares and to remain effective continuously for the period ending on the earlier of (A) one year after the effective time of the Merger and (B) the date on which all ICC Shares covered by such Registration Statement have been sold and the distribution contemplated by such Registration Statement has been completed. In addition, holders of at least 20% of the ICC Shares receive two demand registration rights. All holders of ICC Shares have unlimited piggyback rights. All registrations of ICC Shares pursuant to the Registration Rights Agreement are subject to standard cut-backs, and hold-backs and may be suspended based on the occurrence of a material development condition.

Regulatory Filings and Approvals

         Neither ICC nor RTCI is aware of any material governmental or regulatory approval required for completion of the Merger, other than compliance with the corporation law of the State of North Carolina.

Appraisal Rights

         Delaware law does not require that holders of ICC common stock who vote against or abstain from voting in favor of the share issuance be afforded any appraisal rights or the right to receive cash for their shares of ICC common stock.

Material Federal Income Tax Consequences of the Merger

         The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code of 1986, as amended. Because the outstanding shares of ICC Common Stock will remain unchanged as a result of the Merger, existing stockholders of ICC will not recognize any gain or loss for federal income tax purposes as a result of the Merger. In addition, ICC should not recognize any gain or loss for federal income tax purposes as a result of the Merger.

Accounting Treatment of the Merger

         The Merger will be accounted for as the acquisition of RTCI by ICC under the "purchase" method of accounting, in accordance with generally accepted accounting principles. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the time of the Merger. Income of ICC will not include income (or loss) of RTCI prior to the consummation of the Merger, except as provided for in the pro forma combined financial statements included in this Proxy Statement. The excess of the purchase price, including estimated fees and expenses related to the Merger, over the net assets acquired is classified as goodwill on such financial statements. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments which may cause certain of the intangibles to be amortized over a shorter life than the goodwill amortization period of 10 years.

Listing of ICC Shares

         ICC will list the ICC Shares on the Nasdaq National Market and/or on any other market on which ICC's Class A Common Stock shall be trading at the time of listing.

MANAGEMENT AFTER THE MERGER

Management of ICC

         In connection with the Merger, Sellers shall have the right to appoint two members to the ICC Board of Directors, one of whom shall be Kim Cooke and the other of whom shall be Jeffrey LeRose, who will become members of Class I and Class II, respectively, to serve until ICC's next annual meeting of stockholders and the annual meeting of stockholders following the next annual meeting of stockholders, respectively, and until their successors are elected and qualified.

Set forth below is certain information regarding Mr. LeRose and Mr. Cooke:

         Jeffrey W. LeRose has been the Chairman and Chief Executive Officer of RTCI since 1991 and has thirty years of experience using Information Technology to increase competitive advantages and profitability for major U.S. and international corporations. Before founding RTCI in 1991, he served as Vice-President of Systems Development and as an officer of Encompass (a former AMR/CSX joint venture). Mr. LeRose has served in leadership positions for many EC/EDI organizations. He is also a past Chair of the Piedmont EDI Business Forum. He was instrumental in the development of the original EDI standards for transport related activities. He has also published articles and is quoted in many trade publications, including EC World, Information Week, Datamation, and Client/Server Magazine. In 1998, Mr. LeRose received the Entrepreneur of the Year Award for the Carolinas for Technology. He currently serves on the Board of Advisors for the Love School of Business at Elon College and on the Board of Directors for the Research Triangle Chapter of the National Association of Corporate Directors. Mr. LeRose held senior management positions for CSX Corporation, Sea-Land Corporation, and Grand Union Corp as well as technical positions with Mercedes-Benz and Prudential Insurance Company. He has a BA from New Jersey City University, and a Certified Data Processor certification from the Institute for the Certification of Computer Professionals, and numerous other management and technical certifications.

         Kim Cooke is a founding partner and has been a managing director of Blue Water since 1995. Mr. Cooke brings his knowledge of global financial services, credit and insurance to the team of managing partners. Mr. Cooke serves on the boards of directors of Tech Enterprises Inc. (Techbook), Network 1 Financial, and RTCI, all of which are Blue Water portfolio companies, as well as Skyway Communications, Inc. (t/a ePhones). He is a transactional lawyer and private equity investor with extensive business and legal experience. Mr. Cooke also serves as director of several not for profit organizations. He received a master of law degree, with highest honors, from American University.

Management of RTCI

         Following the Merger, the following person will be the sole director of
RTCI:

         Name                                        Position

         Dr. Geoffrey S. Carroll            Director

         Following the Merger, the following persons will be all of the executive officers of RTCI:

         Name                 Age              Position

         Jeffrey W. LeRose    56        President, Chief Executive Officer
         Philip R. Alfano     50        Senior Vice President, Chief Financial
                                        Officer, Assistant Secretary

         Philip R. Alfano was appointed Senior Vice-President and CFO of RTCI in May of 1998. Mr. Alfano was previously Senior Vice-President and CFO of Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust ("Winston"), and Senior Financial Advisor for Winston Hospitality, Inc., a privately held hotel operating company that leased and operated all of Winston Hotel's properties, from 1994 to 1997. While at Winston, Mr. Alfano directed several public stock offerings and a major debt refinancing. From 1983 to 1993, he was Executive Vice-President and CFO for the Ashforth Company, a privately held real estate development and services company. Previously, Mr. Alfano held senior financial management positions with public and private companies, and was employed for six years by KPMG Peat Marwick in New York City. Mr. Alfano is a Certified Public Accountant (CPA), and a graduate of St. Bonaventure University where he received a BBA degree in Accounting.

                          UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed financial information assumes that the acquisition of Intercoastal Data Corporation ("IDC") and the acquisition of RTCI by ICC were both consummated as of July 31, 2000. The combined condensed pro forma balance sheet combines ICC and RTCI and IDC as of July 31, 2000, as if each acquisition had occurred on July 31, 2000. The pro forma statements of operations combine ICC's and RTCI's and IDC's historical results of operations for the fiscal year ended July 31, 2000, as if each acquisition had occurred on August 1, 1999.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial positions. These pro forma financial statements are based on, and should be read in conjunction with, the historical financial statements, and the related notes thereto incorporated by reference for ICC and IDC and the historical financial statements for RTCI included in this proxy statement beginning on page F-1.

         The acquisitions of RTCI and IDC will be accounted for using the purchase method of accounting. The total purchase cost will be allocated to the assets acquired and liabilities assumed based on their respective fair values. The allocation of the total purchase cost reflected in the unaudited pro forma combined financial information is preliminary. The actual purchase accounting adjustment to reflect the fair values of the assets acquired and liabilities assumed will be based upon appraisals that are currently in process. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying unaudited pro forma combined condensed financial information based on our estimates. Accordingly, the adjustments that have been included in the unaudited pro forma combined condensed financial information may change based upon the final allocation of the total purchase cost of the acquisitions of RTCI and IDC. The actual allocation of the purchase cost and the resulting effect on income may differ from the unaudited pro forma amounts included in this proxy statement. However, based on current information, management does not expect the final allocation of the purchase price to differ materially from that used in the accompanying statement of operations.

                          INTERNET COMMERCE CORPORATION
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  July 31, 2000
                                 (in thousands)

                                    Historical    Historical    Historical       Pro Forma                   Pro Forma
                                       ICC           IDC           RTCI         Adjustments                   Combined
                                    ----------    ----------    -----------    --------------                -----------
ASSETS

Current Assets:
     Cash and cash equivalents       $ 14,003        $  361        $ 3,266          $(3,266) (E), (L)        $  14,364
     Marketable securities                              988                                                        988
     Accounts receivable, net             629           122            873                                       1,624
     Note receivable                    5,000                                        (5,000) (K)
     Other current assets                 209                          395              (48)                       556
                                    ----------    ----------    -----------    --------------               -----------
          Total current assets         19,841         1,471          4,534           (8,314)                    17,532
Property and equipment, net               926           375          1,197             (298) (F)                 2,200
Intangible assets, net                    658                           62            50,146 (A), (B), (C)      50,866
Other assets                              907                           36                                         943
                                    ----------    ----------                   --------------               -----------
                                                                -----------
                                     $ 22,332        $1,846        $ 5,829          $41,534                  $ 71,541
                                    ==========    ==========    ===========    ==============               ===========
LIABILITIES AND
STOCKHOLDERS'  EQUITY

Current Liabilities:
     Accounts payable                $    639                      $   223                                   $     862
     Dividends payable                    276                                                                      276
     Current portion of long-term         308        $    5             82                                         395
debt

     Note payable                                                    5,000                   (K)
                                                                                    $(5,000)

     Convertible debenture                                           2,106           (2,106) (E)
     Deferred revenue                     250            45             45                                         340
   Deferred Taxes                                       272                                                        272
     Other current liabilities            538            68            511             1,087 (A), (B)            2,204
                                    ----------    ----------    -----------    --------------               -----------
                                        2,011           390          7,967           (6,019)                     4,349
Long term debt, net of current            231            15            295                                         541
portion

Deferred taxes                                           21                            4,498 (G)                 4,519
                                    ----------    ----------    -----------    --------------               -----------
Total liabilities                       2,242           426          8,262           (1,521)                     9,409

Redeemable preferred stock                                           3,093           (3,093) (H)

Stockholders' Equity:
Preferred stock

Common stock                               64            22                                  (A), (B), (D)          86
Additional paid-in capital             59,181             4                           42,016 (A),(B),(D),(E),  101,201
                                                                                             (L)
Accumulated other comprehensive

income                                                  721                            (721) (D)
Accumulated earnings (deficit)       (39,155)           673        (5,526)             4,853 (D)              (39,155)
                                    ----------                                 --------------               -----------
                                                  ----------    -----------
Total stockholders' equity             20,090         1,420        (5,526)            46,148                    62,132
                                    ----------
                                                  ----------    -----------    --------------               -----------
                                     $ 22,332        $1,846        $5,829           $41,534                  $ 71,541
                                    ==========    ==========    ===========    ==============               ===========


    See notes to unaudited pro forma combined condensed financial statements

                          INTERNET COMMERCE CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            Year ended July 31, 2000
                    (in thousands, except per share amounts)

                                       Historical    Historical    Historical       Pro Forma                Pro Forma
                                          ICC           IDC           RTCI         Adjustments                Combined
                                       ----------    ----------    -----------     -------------             -----------

Revenues:
     Services                          $   1,303       $ 1,324       $  6,525           $   (86)  (I)         $   9,066
     Software sales                                        168            768                                       936
                                       ----------    ----------    -----------     -------------             -----------
          Total revenues                   1,303         1,492          7,293               (86)                 10,002

Expenses:
     Cost of services                      2,514           429          5,689               (86)  (I)             8,546
     Cost of software                                        9            617                                       626
     Research and development                702                                                                    702
     Selling and marketing                 3,273           210          3,409                                     6,892
     General and administrative            4,814           756          1,730             5,893  (C)             13,193
     Non cash charges in connection
with

        options, compensation and          5,161            10                                                    5,171
services

                                       ----------    ----------    -----------     -------------             -----------
          Total costs and expenses        16,464         1,414         11,445             5,807                  35,130
                                       ----------    ----------    -----------     -------------             -----------
Income (loss) from continuing            (15,161)           78         (4,152)           (5,893)                (25,128)
operations

Interest income (expense), net               675            33          (398)                                       310
                                       ----------    ----------    -----------     -------------             -----------
Income (loss) from continuing
operations

     before income taxes                 (14,486)          111         (4,550)           (5,893)                (24,818)
Income taxes (benefit)                                      87            (37)             (845)  (J)              (795)
                                       ----------    ----------    -----------     -------------             -----------

     Net income (loss)                 $ (14,486)      $    24       $ (4,513)          $(5,048)              $ (24,023)
                                       ==========    ==========    ===========     =============             ===========

Dividends attributable to preferred       (5,007)                        (255)              255  (H)             (5,007)
stock                                  ----------    ----------    -----------     -------------             -----------

Loss attributable to common            $ (19,493)      $    24       $ (4,768)          $(4,793)              $ (29,030)
shareholders                           ==========    ==========    ===========     =============             ===========

Basic and diluted loss per common      $   (4.49)                                                             $   (4.49)
share                                  ==========                                                            ===========

Weighted average number of common
  shares outstanding - basic and           4,337                                          2,130                   6,467
diluted                                ==========                                  =============             ===========


    See notes to unaudited pro forma combined condensed financial statements

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1. Basis of Presentation

         The unaudited pro forma combined condensed balance sheet of ICC at July 31, 2000 has been prepared on the assumptions that the acquisition of RTCI will take place as of July 31, 2000 and that the acquisition of IDC, which was completed on August 3, 2000, had been consummated at July 31, 2000. The unaudited pro forma combined condensed statements of operations for the year ended July 31, 2000 has been prepared as if the acquisitions of RTCI and IDC had been consummated on August 1, 1999.

         In management's opinion, all material adjustments necessary to reflect the effects of the acquisitions have been made and are factually supportable. The unaudited pro forma financial statements are not necessarily indicative of the financial position of the consolidated company at July 31, 2000, or what the actual results of operation of the consolidated company would have been assuming the acquisition had been completed as of August 1, 1999, nor are they indicative of the financial position or results of operations for future periods. The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of ICC and IDC incorporated by reference and the historical financial statements for RTCI included in this proxy statement beginning on page F-1.

2.  Pro Forma Adjustments and Assumptions

(A) The purchase price for ICC's pending acquisition of IDC was determined by multiplying 190,861 shares of ICC's Class A Common Stock issued to IDC shareholders by the fair market value of $17.34 per share. The number of shares was determined by dividing $2,000,000 plus the IDC portfolio market value of $1,308,754, as calculated based on the formula set forth in the definitive merger agreement, divided by $17.34, the value of the ICC Class A Common Stock on the Effective Date (as defined in the definitive merger agreement) (such value as determined by taking the average of the average high and low trading prices for ICC common stock for the 10 trading days ending four days prior to July 31, 2000, the "closing date"). The estimated direct transaction costs to be incurred by the combined company include fees paid for attorneys, accountants, due diligence and other related charges. The purchase price for the completion of the acquisition is summarized below (in thousands):


             Purchase Price:
              Acquisition cost                                         $ 3,309
              Estimated transaction costs                                  125
                                                                 --------------

                  Total purchase price                                 $ 3,434
                                                                 ==============

             Fair value of net assets acquired:

             Fixed assets                                                $  77
             Other assets                                                1,471
             Liabilities assumed                                         (426)
                                                                 --------------
                  Fair value of net assets acquired                      1,122
                                                                 --------------
             Cost in excess of net assets acquired                     $ 2,312
                                                                 ==============

             Payment of Purchase Price:
             Common stock and additional paid-in capital               $ 3,309
             Other current liabilities -  transaction costs                125
                                                                 --------------

                                                                       $ 3,434

                                                                 ==============

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(B) The purchase price for ICC's pending acquisition of RTCI was determined by the following formula:

         ICC shall pay to holders of RTCI common stock, RTCI Series A Preferred Stock and options an aggregate amount consisting of (i) the cash at closing (up to a maximum of $4,000,000) and (ii) ICC shares equal to the number of shares obtained by dividing $42,000,000 minus the cash at closing ($3,266,000 as of July 31, 2000) by the market price ($17.37) as determined based on the formula in the definitive merger agreement (the average of the closing prices per share of ICC Class A Common Stock for the ten trading days ending three trading days prior to July 31, 2000). A total of 2,229,830 shares will be reduced by 257,740 shares reserved for assumption of the RTCI stock option plan and 32,763 shares reserved for assumption of RTCI warrants, resulting in 1,939,327 shares issued at consummation of the acquisition. The estimated direct transaction costs to be incurred by the combined company include fees for investment bankers, attorneys, accountants, financial printing, due diligence and other related charges. The purchase price for the completion of the acquisition is summarized below (in thousands):

           Purchase Price:
            Acquisition cost                                     $ 38,733
            Conversion of note                                      5,000
            Estimated transaction costs                             1,010
                                                              ------------

                Total purchase price                             $ 44,743
                                                              ============

           Fair value of net assets acquired:

           Fixed assets                                           $ 1,197
           Other assets                                             1,366
           Identifiable intangible                                  9,996
           Liabilities assumed                                    (1,156)
                                                              ------------
                Fair value of net assets acquired                  11,403
           Excess of purchase price over fair value
                of net assets acquired
                                                                   33,340

           Deferred tax effect of  purchase accounting              4,498
                                                              ------------
           Cost in excess of net assets acquired                 $ 37,838
                                                              ============

           Payment of Purchase Price:
           Common stock and fair value of options assumed        $ 38,733
           Conversion of note                                       5,000
           Other current liabilities - transaction costs            1,010
                                                              ------------
                                                                 $ 44,743
                                                              ============

(C) The pro forma financial statements assume that the goodwill and the intangible assets related to the RTCI and IDC acquisitions will be amortized on a straight-line basis over the number of years indicated in the table below:

                                                    IDC            RTCI
                                                ------------    ------------
             Goodwill                               10              10
             Workforce                                               5
             Mapping technology                                      5
             Customer list                                          10

Amortization of intangibles will be included in the general and administrative expenses in the combined company's statement of operations. These estimated useful lives are based on valuations currently in process.

(D) Elimination of IDC and RTCI shareholders' equity amounts.

(E) Immediately prior to the RTCI acquisition, the convertible debenture and certain warrants will be converted into shares of RTCI common stock.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(F) Immediately prior to the IDC acquisition, the IDC building will be distributed at net book value to another company whose shareholders were the shareholders of IDC prior to the acquisition of IDC by ICC.

(G) Deferred tax liability from acquisition of intangible assets from RTCI.

(H) Elimination of accretion and conversion of mandatorily redeemable preferred stock.

(I) Elimination of revenue transactions between ICC and RTCI and between ICC and IDC.

(J) Tax benefit relating to identifiable intangible assets.

(K) Elimination of intercompany balances.

(L) Cash distributed to RTCI stockholders immediately prior to acquisition of RTCI by ICC.

3.       Shares Issued for RTCI Acquisition

         The transaction between ICC and RTCI is structured so that a minimum of 1,800,000 shares of ICC's Class A Common Stock and a maximum of 3,315,890 shares of ICC's Class A Common Stock are issuable in connection with the RTCI merger based upon the market price of ICC's Class A Common Stock and the cash on hand of RTCI at closing.

THE COMPANIES

Internet Commerce Corporation
805 Third Avenue, 9th Floor
New York, New York  10022
(212) 271-7640

Description of ICC's Business

Business Development

         We were founded in November 1991 under the name Infosafe Systems, Inc. and from 1991 to 1997 we conducted limited operations and developed certain products that we were unable to exploit commercially and consequently discontinued. In 1997, we shifted our business emphasis to focus exclusively on the development and marketing of our ICC.NET service, formerly known as our CommerceSense(R) service, and changed our name to Internet Commerce Corporation in September 1998 to reflect this shift. In the fourth quarter of fiscal year 1999, we became an operating company and were no longer considered a development stage company. We launched the current version of our ICC.NET service commercially in April 1999. As a result, we have only a limited operating history and there is little historical information on which to evaluate our business and prospects. In addition, we are subject to various risk factors which are described in our annual report on form 10-KSB for the fiscal year ended July 31, 2000, which is incorporated into this proxy statement by reference.

         We developed our ICC.NET service as an alternative to the electronic data interchange, or EDI, services that are currently provided by traditional value added networks, also known as VANs, that offer their services primarily using dedicated telecommunications links. Our ICC.NET service translates and transmits electronic documents, such as purchase orders, requests for proposals and receipts, as well as images and other data over the Internet.

         We are currently focusing on our ICC.NET service and as a result, our revenue for the foreseeable future is almost entirely dependent on the success of this service, including, but not limited to, the number of customers who subscribe to the service and the volume (in kilocharacters) of the data, documents or other information they send or retrieve utilizing our service and revenue derived from our acquisition of Intercoastal Data Corporation, or IDC, described below. We expect our expenses to increase, especially in the areas of sales and marketing. We will need to generate significant revenue to achieve and maintain profitability. If we do not increase our revenue significantly, we will continue to be unprofitable.

         ICC was incorporated under the laws of the State of Delaware on November 18, 1991. Our executive offices are located at 805 Third Avenue 9th floor, New York, New York 10022 and our telephone number is (212) 271-7640. (See "Description of Properties.")

Recent Developments

Intercoastal Data Corporation. On August 2, 2000, ICC entered into an Agreement and Plan of Merger with IDC and the IDC shareholders, referred to as the Sellers, pursuant to which IDC merged with and into ICC, referred to as the IDC Merger, on August 3, 2000 and is being operated as a division of ICC.

         In connection with the IDC Merger, the Sellers received a total of 190,861 shares of ICC Class A Common Stock. On September 15, 2000, ICC filed with the Securities and Exchange Commission a registration statement on Form S-3 registering the resale of these shares. If the average market value of the shares for the ten days ending four days prior to the effective date of the registration statement is less than the average value of the shares for the ten days ending four days prior to the effective time of the IDC Merger ($17.34 per share), ICC will issue up to an additional 47,715 shares to the Sellers to restore this decline in value. IDC is engaged in the development, sale, marketing or other exploitation of business-to-business electronic data interchange standards-based applications for standard-based EDI exchange over value-added networks, private networks intranets, extranets or the Internet. For the twelve months ended January 31, 2000, IDC had total revenues of approximately $1,528,000 and net income of approximately $71,000. IDC also owns a portfolio of cash and marketable securities that had a value of approximately $1.3 million at the effective time of the IDC Merger. IDC was founded in 1972 and is headquartered in Carrollton, Georgia.

Industry Background

         We believe that although the Internet has become an important new sales channel, its real value will be in achieving business efficiencies and cost savings by expanding global business-to-business interconnectedness.

         We believe that in an increasingly global economy, improvements in speed and efficiency in the supply chain between businesses are important and improvements in the capacity of a business to buy and sell goods and services or raw materials within its business community becomes an important factor in its ability to compete. Thus, for example, in a just-in-time economy, timeliness, and not price, may be the most important component in creating competitive advantage.

         The speed and efficiency of the supply chain are hindered by incompatibilities in technologies and methodologies used to communicate business information among trading communities, which slow down the flow of information and create bottlenecks. These incompatibilities stem from the diversity of trading partners, which may range from members of the Fortune 1000 to sole proprietors providing niche products. Trading partners may therefore have different communications capabilities and requirements. Some trading partners may rely on paper or fax to communicate, others exchange data in proprietary file formats through direct dial-up connections or over the Internet, while the largest trading partners use electronic methods such as EDI over VANs.

The ICC.NET Solution

         ICC.NET is currently in use by our customers for the secure exchange of business-to-business electronic forms and data files. We believe that our ICC.NET service provides a solution to the communication difficulties caused by the differences in data formats, networks and communications methods used by the members of trading communities, and thus bridges the incompatibility gap and enables seamless electronic business communication. Our ICC.NET service can translate incompatible files into a format any user is capable of receiving and uses the Internet to transmit the data file by EDI, fax or other format. We believe that users of our ICC.NET service can thus improve their productivity and reduce their costs by enabling electronic business-to-business transactions between parties with different systems.

         We believe that our ICC.NET service improves the basic infrastructure of business-to-business electronic communications by providing intelligent messaging and routing using the Internet, which, we believe, improves the security, reliability, ease of use and acceptability of using the Internet for business-to-business electronic commerce. ICC.NET performs these functions without requiring that the user purchase any software and at prices that are, we believe, significantly below the prices currently charged by traditional VANs.

         We designed our ICC.NET service to avoid what we believe are inefficiencies in traditional VAN services, software products and phone and manual fax processes, which we believe are more expensive, slower and more difficult to use than our ICC.NET service. ICC.NET incorporates proprietary technology and is immediately accessible using a standard Internet connection and a web browser.

         Our ICC.NET service uses the Internet to deliver a higher level of service and more features than traditional VANs:

         o Documents are delivered up to 100 times faster, depending upon the speed of the customer's Internet connections;

         o Our customers may more effectively track, monitor and process business documents and other data files using our real-time document management browser screen displays;

         o Our ICC.NET service allows us to consistently provide confirmed delivery of documents and other data files;

         o Documents can be delivered either in real-time or retrieved when convenient for the customer. Real-time delivery reduces the potential for document corruption, bottlenecks and other problems associated with batch delivery modes, which are traditionally store-and-forward and in some cases can take several hours to be delivered;

         o Our ICC.NET service can handle transmissions of data other than standard business documents, such as images, engineering drawings, architectural blueprints, audio and some types of video; and

         o Our customers enjoy flexibility in creating different document types and formats for various business applications. For example, our customers can add their business logo to their documents and can use their own format for each document type.

         In addition, we believe our ICC.NET service offers advantages over e-mail and other Internet-based electronic commerce systems, such as a full range of VAN services, translation of a wide variety of data into customer-specified formats, management of business documents or data files of virtually any size and of a wide variety, including purchase orders, invoices, statements, inventory tracking and shipping documents, images, engineering drawings, architectural blueprints, audio and some types of video. ICC.NET also provides a complete audit trail of content delivery and customer selection from a variety of security methods.

         We believe that ICC.NET is one of the only Internet-based data transmission services that is approved to interconnect with twenty traditional VANs, that currently provide EDI services for 90% of companies capable of using EDI. As a result, we can handle EDI traffic between our customers and any of their trading partners that choose to continue to use a traditional VAN and between a customer that uses a traditional VAN and its trading partners that do not. This provides our customers with the possibility of maximum penetration into their trading partner community.

         We developed and added new features to our ICC.NET service in 2000 including enhancements to reports and facsimile services, advanced on-network document sorting and searching capabilities and an improved Help subsystem. We also added powerful new Extended Markup Language, referred to as XML, based capabilities to our Internet electronic commerce solutions. This unique new feature utilizes XML to automatically pre-populate response documents.

EDI for web-based retailers. We provide an electronic document and data file delivery link between web-based retailers and their vendors. We believe that many larger vendors require that product orders and other documents be transmitted using EDI. Web retailers can use our ICC.NET service to comply with this requirement and thus can reduce their costs and improve their ability to locate, order, track and deliver products. Our ICC.NET service can process purchase orders, invoices, order status reports and other files transmitted between web-based shopping portals of electronic retailers and their vendors, distributors and manufacturers and can also manage critical logistics delivery files. Due to the special requirements and rapid growth of these new web-based retail companies, we have a dedicated web retailer sales and support team that offers the retail companies the option to outsource to us all of their electronic document and data file delivery requirements.

Large-scale electronic document management and delivery. Our ICC.NET service can transmit large-scale non-EDI electronic documents and other large files, which may include catalogs, engineering drawings, graphics and some types of video. ICC.NET allows customers to manage and distribute these large files in real-time and provides archiving, security, authentication and audit services. ICC.NET will support both a publish/subscribe configuration, in which a customer can publish any number of files for subscribers authorized by the customer to view and/or download, and a point-to-point-delivery configuration that operates like our ICC.NET VAN service.

EDI to fax service. Traditional EDI users convert electronic documents into a faxable format and fax the documents manually to their trading partners that cannot receive documents transmitted electronically in EDI. Our ICC.NET fax service allows our customers to send a document electronically, which we will then electronically convert and fax to any of our customer's trading partners that cannot receive electronically transmitted documents and specify that they want to receive the document by fax.

Business Strategy

         We believe that our ICC.NET service provides a platform with many applications that will allow our customers to fulfill a substantial portion of their electronic document and data delivery requirements with significantly less administrative effort and cost. We believe that ICC.NET will allow our customers to send us the majority of their important documents and data files which we will then be able to transmit to each of the intended recipients in any form requested by the recipient. Our customers will thus be able to integrate a substantial portion of their document and data file delivery methods into a single, seamless process.

         A large company that uses EDI to communicate with its vendors is referred to as a hub; its trading partners, vendors or customers, are referred to as spokes. We intend to continue to market ICC.NET as a one-stop electronic document and data delivery service to the 2,500 largest hub companies in the United States. Due to the cost to the spoke companies of implementing EDI and using VANs and other electronic document delivery methods, large hub companies are currently connected electronically to only a small percentage of their potential spoke companies.

         Our current customers conduct their business internationally, and we are servicing these customers and pursuing new international customers in Europe and other places outside the United States. See "International" on page 50 of this proxy statement.

         We believe that a significant number of these hub companies intend to expand the use of electronic commerce to more of their spoke companies. Small spoke companies using our ICC.NET service require only an Internet connection and a web browser to receive and transmit documents electronically and, we believe, will also be able to receive electronic documents using our ICC.NET fax service. As a result, large hub companies may now be able to request or encourage electronic commerce with their small spoke companies. In turn, many of these spoke companies may become the hub companies for their suppliers, which should further broaden the reach of our ICC.NET service.

         We intend to encourage the use of our ICC.NET service through exceptional customer service. We currently offer technical support to our customers twenty-four hours a day, seven days a week. Due to the multiple redundancies of all of our systems and the stability of the Securities Industry Automation Corporation, or SIAC, which is the location of our data center, our ICC.NET service has been fully operational more than 99% of the time. SIAC runs all computing operations for the New York Stock Exchange and the American Stock Exchange.

         We intend to seek acquisitions of services, products or companies, joint ventures or other arrangements which complement or expand our business. However, we cannot assure you that we will be able to identify appropriate acquisition candidates in the future or that we will be able to successfully negotiate and finance the acquisition if an acquisition candidate is identified. If we make other types of acquisitions, it will be necessary to assimilate the acquired services, technologies or customers into our operations. If we consummate one or more significant acquisitions through the issuance of shares of class A common stock, our stockholders could suffer significant dilution of their ownership interests in ICC. Finally, expanding our business through acquisitions may expose us to new and different competitors, which will likely have greater financial and other resources than we do.

         We expect to experience seasonality in our business that reflects the seasonality of the businesses of our customers. We believe that period-to-period comparisons of our operating results may not be meaningful and that our operating results for any particular period will not necessarily be a good indicator of our future performance.

International

         ICC has announced a five-year agreement with ThyssenKrupp Information Services Group, or ThyssenKrupp, which provides ThyssenKrupp with Principal Partner status in the form of European hosting rights for ICC services. The agreement includes an $8,000,000 minimum revenue guarantee to ICC over the first 24 months of the agreement.

         ThyssenKrupp will package and integrate ICC services into ThyssenKrupp's product and service offerings and will establish its own co-branding of the services. In addition, ICC and ThyssenKrupp intend to establish an

ICC.NET data platform for operation by ThyssenKrupp in Europe which will be connected with ICC's network. ThyssenKrupp will initially focus its sales and marketing efforts on the major continental European markets and will provide international language support, initially German with French and other primary European languages to follow.

         In addition, ICC is expanding internationally through its strategic global alliance with Cable & Wireless. See "Marketing and Sales -- Direct Marketing through Sales Force" in this proxy statement.

Competition

         Our principal competitors include: Peregrine Systems, Inc., GE Global eXchange Services, a subsidiary of GE Information Services, Inc., International Business Machines Corporation Global Services, Sterling Commerce, Inc., a subsidiary of SBC Communications Inc., AT&T Corp. and WorldCom, Inc. Each of these competitors has an established VAN that has provided EDI for at least several years and has long-established relationships with the users of EDI, including many of our prospective customers.

         The business-to-business electronic commerce industry is evolving rapidly and is intensely competitive. If we are not able to compete effectively against our current and future competitors, we may lose customers, may need to lower our prices, may experience reductions in gross margins, increases in marketing costs or losses in market share, or may experience a combination of these problems and, as a result, our business will suffer.

         Our market is characterized by rapidly-changing technology, customer demands and intense competition. If we cannot keep pace with these changes, our ICC.NET service could become uncompetitive and our business will suffer. The Internet's recent growth and the intense competition in our industry require us to continue to develop strategic business and Internet solutions that enhance and improve the customer service features, functions and responsiveness of our ICC.NET VAN and other proposed services and that keep pace with continuing changes in information technology and customer requirements. If we are not successful in developing and marketing enhancements to our ICC.NET VAN service or other proposed services that respond to technological change or customer demands, our business will suffer.

         Many of our current and potential competitors have significant existing customer relationships and vastly larger financial, marketing, customer support, technical and other resources than we do. As a result, they may be able to respond more quickly to changing technology and changes in customer requirements or be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers and employees, or be able to devote greater resources to the development, promotion and sale of their services than we can. As a result, we may not be successful in competing against competitors.

         If we are successful in utilizing our ICC.NET platform to provide new services, we may enter into different markets and may face the same or additional competitors, most of which will have substantially greater financial and other resources than we do.

Patents and Trademarks

Patents. On August 26, 1997, ICC was granted patent No. 5,661,799 entitled, Apparatus and Storage Medium for Decrypting Information. The essential components of this patent include 1) the decryption of encrypted information without requiring that decryption keys be transmitted from one place to another,
2) the decryption of encrypted information which employs different keys for different segments of information and 3) the disabling of a system for the decryption of encrypted information if a user is no longer authorized to retrieve information.

         On January 7, 1997, ICC was granted patent No. 5,592,549 entitled, Method and Apparatus for Retrieving Selected Information from a Secure Information Source. There are three essential components to this "Branding Patent:" 1) decryption of an electronic item or product, such as a document or software, 2) the attachment of an identifying serial number and 3) the logging of the item number and serial number. By attaching a "brand" at the time the document is decrypted from a secure data source, an "audit trail" of the decrypted information can be maintained.

         In December 1995, ICC was granted patent No. 5,473,687 entitled, Method for Retrieving Secure Information from a Database, covering its technology for providing a secure method for the commercial distribution and use of digital information on a rental basis using a technique to discourage long-term use without endangering the computer or the operating system.

         In February 1995, ICC was granted patent No. 5,394,469 entitled, Method and Apparatus for Retrieving Secure Information From Mass Storage Media, for its system to retrieve and monitor the use of protected information from various digital media.

         We rely upon this encryption and authentication technology to provide secure transmission of confidential information. If our security measures do not prevent security breaches, we could suffer operating losses, damage to our reputation, litigation and possible liability. Advances in computer capabilities, new discoveries in the field of cryptography or other developments that render current encryption technology outdated may result in a breach of our encryption and authentication technology and could enable an outside party to steal proprietary information or interrupt our operations.

Uncertain Patent Protection. Although ICC has obtained patent rights described above, we believe that the protection of our rights in our ICC.NET service will depend primarily on our proprietary software and messaging techniques which constitute "trade secrets." ICC has made no determination as to the patentability of these trade secrets. ICC will continue to evaluate, on a case-by-case basis, whether applying for additional patents in the future is in our best interests. There can be no assurance that our technology will remain a secret or that others will not develop similar technology and use such technology to compete with us.

         In addition, there can be no assurance that any issued patents owned by ICC or our trade secrets will afford us adequate protection or not be challenged, invalidated, infringed or circumvented, or that patent applications relating to our products or technologies that we may file or license in the future, including any patent as to which a notice of allowance was issued, will result in patents being issued, or that any rights granted thereunder will provide competitive advantages to ICC. Although we believe that our technology does not infringe upon the proprietary hardware or software of others, it is possible that others may have or be granted patents claiming products or processes that are necessary for or useful to the development of our ICC.NET service and that legal actions could be brought against us claiming infringement. In the event that we are unsuccessful against such a claim, we may be required to obtain licenses to such patents or to other patents or proprietary technology in order to develop, manufacture or market our products and services. There can be no assurance that we will be able to obtain such licenses on commercially reasonable terms, if at all. If we are required to and do not obtain such licenses, we will encounter delays in the development and manufacturing of our products and technologies while we attempt to design around such patents or other rights and there can be no assurance that such attempts would be successful. Failure to obtain such licenses or to design around such patents or other rights would have a material adverse effect on our business.

Trademarks. ICC's trademarks ICC.NET, INFOSAFE, PROTECTED BY INFOSAFE, COMMERCESENSE, COPYSAFE and DESIGN PALETTE have been registered with the United States Patent and Trademark Office. The applications to register AUDINET, B2B4B2C and B to B for B to C have now been allowed as trademarks and await registration. We intend to apply for additional name and logo marks in the United States and in foreign jurisdictions. No assurance can be given that registrations will be issued on the non-allowed applications or that interested third parties will not petition the United States Patent and Trademark Office to cancel our registration.

         The validity, enforceability and scope of protection of some types of proprietary rights in Internet-related businesses are uncertain and still evolving. If unauthorized third parties try to copy our service or our business model or use our confidential information to develop competing services, we may lose customers and our business could suffer. We may not be able to effectively police unauthorized use of our technology because policing is difficult and expensive. In particular, the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. The laws of other countries may not adequately protect our intellectual property.

Marketing and Sales

         We employ a variety of marketing initiatives, including significantly increased print advertising and trade show representation to enhance awareness of our ICC.NET and other services in the electronic commerce community and to increase our sales domestically and internationally.

Direct Marketing through Sales Force. Direct sales to large corporate users of existing VAN services have been successful for ICC to date and continue to form the core of our sales strategy. ICC has begun a program to leverage and augment the sales force of ICC by developing reseller and agent programs with major organizations. The most significant of these are our Cable & Wireless and ThyssenKrupp relationships. Cable & Wireless began selling our services in May 2000 throughout the United States and will extend the programs to Europe and the United Kingdom. Cable & Wireless employs more than 1,000 sales representatives in the United States and a like number overseas. See "International" on page 52 of this proxy statement for information about ICC's relationship with ThyssenKrupp. ICC's telesales and sales force currently consists of twelve people and is growing. Our sales force organization consists of field sales representatives who provide direct assistance with sales calls at customer sites and must meet target quotas and telesales representatives who use industry and internal databases to create leads for our ICC.NET service and qualify leads generated from tradeshows and advertising. These representatives are supported by technical personnel based in the field. All field sales personnel report to the Executive Vice President of Sales and all telesales representatives report to the Vice President of Marketing.

Indirect Marketing through Hub Companies. We believe that smaller spoke companies comprise a significant potential market that may be reached without any direct marketing on our part, because the low cost of our ICC.NET service should allow these smaller spoke companies to consider using our service if requested to do so by their hub companies.

Seminars and Tradeshows. We conduct seminar marketing, consisting of a traveling road show providing targeted group demonstration and selling activities to pre-qualified audiences invited to events in their own localities by direct mail and advertising supported by telemarketing confirmation. From June to August of 2000, ICC sponsored a national seminar program with RTCI in 14 cities throughout the United States to gain broader exposure to potential customers. ICC has significantly expanded its participation in industry tradeshows and has hired personnel to focus solely on this area. We plan to staff national shows with sales, support and executive personnel from our headquarters.

Web-based and Print Advertising. We intend to use both web-based and traditional print advertising. Our new redesigned web site embodies a variety of promotional features. In addition, ICC has selectively begun a print advertising campaign to generate sales leads and increase brand recognition.

Strategic Relationships. We are currently discussing relationships with general consulting firms and others in which the firms will recommend our products and services as part of their project or product recommendations. In addition, we are currently offering to create custom-designed interfaces to the purchasing software packages, which commonly have an EDI component, of the twenty largest companies that produce purchasing software. We believe that an interface with our Internet-based electronic commerce system will appeal to the software companies' desire to highlight the cutting-edge character of their software. The software companies will not incur any costs by adding our interface, since we are developing the interfaces to increase the number of users of our ICC.NET service rather than to produce revenues by selling the interfaces.

Technical Support

         We provide technical support twenty-four hours a day, seven days a week for all users. For new users of our ICC.NET service, we provide education about the application and correctly configure the users' computer systems. We also provide ongoing assistance for previously-installed users. Due to the multiple redundancies of all of our systems and the stability of SIAC, our ICC.NET service has been fully operational nearly 100% of the time.

Customers

         We currently provide our ICC.NET service to more than 350 customers in various industries including pharmaceutical, publishing, office supplies, e-tailing, manufacturing and retail. Customers in these industries include American Power Conversion Corporation, TravelCenters of America, Inc., OfficeMax, Inc., The CIT Group, Inc., Hastings Entertainment, Inc., Barnes & Noble, Inc., edu.com, Inc., Revlon, Inc., Xerox Corporation, The McGraw-Hill Companies, Inc., Random House Inc., Linens n' Things, Inc. and Sector Communications, Inc., a SIAC company. We believe that no single customer accounted for a material portion of our revenues during the year ended July 31, 2000.

Research and Development

         Research and development costs related to the maintenance and improvement of our ICC.NET service increased to $702,000 in 2000 from $517,000 in 1999 primarily due to increased salaries and related costs and consulting fees.

Employees

         At July 31, 2000, ICC had 76 full-time employees, of whom 40 performed administrative, management and executive functions, 24 performed sales and marketing functions and 12 were responsible for our technology and its development.

                          icc - SELECTED FINanCIAL DATA

ICC's selected statement of operations data for each of the years in the five year period ended July 31, 2000 are presented below. ICC's selected balance sheet data are presented below as of July 31, 2000, 1999, 1998, 1997 and 1996. The financial statements for the years ended July 31, 1999, 1998, 1997 and 1996 have been audited by Richard A. Eisner & Company, LLP. The financial statements for the year ended July 31, 2000 have been audited by Deloitte & Touche LLP. The financial statements as of July 31, 2000 and for each of the years in the two year period ended July 31, 2000 and the report of independent public accountants thereon are incorporated by reference. The selected financial data set forth below is qualified in its entirety by, and should be read in conjunction with, ICC's financial statements and the notes thereto.

                                                                               Year Ended July 31,
                                                        -------------------------------------------------------------------
                                                          2000           1999          1998          1997          1996
                                                        ----------     ----------    ----------    ---------    -----------
                                                                      (in thousands, except per-share data)
Statement of Operations Data
Revenues:
                                                        ----------     ----------    ----------    ---------    -----------
     Services and other                                 $   1,303       $    105      $     19      $    17        $    51
                                                        ----------     ----------    ----------    ---------    -----------
Costs and expenses:
   Cost of services and other                               2,514            452            11           54             69
   General & administration                                 4,814          3,548         2,307        1,901          2,224
   Sales and marketing1                                     3,273            420
   Product development & enhancement                          702            517           576          713            934
   Non-cash charge in connection with
        stock-based  compensation,
        services and legal settlements                      5,161          3,267
   Write-down of assets                                                       33           178          507            470
                                                        ----------     ----------    ----------    ---------    -----------
   Total costs and expenses                               (16,464)        (8,237)       (3,072)      (3,175)        (3,697)

Operating income (loss)                                   (15,161)        (8,132)       (3,053)      (3,158)        (3,646)

   Interest (income) expense                                  675        (1,489)            56           89            149
                                                        ----------     ----------    ----------    ---------    -----------

(Loss) from continuing operations                       $ (14,486)      $ (9,621)     $ (2,997)     $(3,069)       $(3,497)

Dividends attributable to preferred stock                    (458)          (191)
Dividends attributable to preferred stock
     resulting from discount for beneficial
     conversion feature                                    (4,549)        (1,222)
                                                        ----------     ----------    ----------    ---------    -----------
Loss attributable to common shares                      $ (19,493)      $(11,034)     $ (2,997)     $(3,069)       $(3,497)
                                                        ==========     ==========    ==========    =========    ===========

 Net (loss) per share-basic and diluted                 $   (4.49)      $  (7.62)     $  (2.79)     $  (.72)       $ (1.05)
                                                        ==========     ==========    ==========    =========    ===========
Weighted average shares used in per
   share calculation - basic and diluted                    4,337          1,447         1,076        4,250          3,325
                                                        ==========     ==========    ==========    =========    ===========

                                                                                     July 31,

                                                        -------------------------------------------------------------------
                                                          2000           1999          1998          1997          1996
                                                        ----------     ----------    ----------    ---------    -----------
                                                                                  (in thousands)

Balance Sheet Data:

Cash and cash equivalents                               $  14,003       $    114      $   178       $   393        $    50
Working capital (deficit)                                  17,831          3,119          (915)       2,535            599
Total assets                                               22,332          6,540         1,535        3,492          2,025
Total debt                                                    231            358           203                          10
Stockholders' equity                                       20,090          5,055           132        2,960          1,523


--------------------------------
1       ICC did not have significant selling and marketing expenses from 1995 to 1998 and such expenses are included with general and administrative expenses.

Description of RTCI's Business

         Research Triangle Commerce, Inc. ("RTCI") provides services and third party software that enables organizations to integrate their business applications both internally and with external business partners for the purpose of electronic commerce ("e-commerce" or "EC"). RTCI believes that its business model differentiates RTCI from traditional information technology ("IT") professional service companies because RTCI can provide remote service delivery, reusable solutions, and fixed and value-based pricing for its clients while maintaining lower employee turnover for RTCI. RTCI has developed service offerings that allow it to cross-sell to all aspects of a client's business, from internal integration to business to business ("B2B") e-commerce initiatives. The full range of RTCI's e-commerce services include:

eConsulting. RTCI provides a broad range of electronic commerce consulting ("eConsulting") services, including education, strategic services, project management, implementation and staff augmentation. RTCI offers EC/electronic data interchange ("EDI"), Extensible Markup Language ("XML") and industry-specific EC education and training at seminars hosted by leading universities around the United States through its education division. These seminars are led by RTCI's resident and other industry experts in the subject matter, and address the basic components of EC/EDI/XML, software, networks, standards, trading partner issues, business management issues and specific industry-related activity. RTCI believes that education services build its reputation for expertise and serve as an effective marketing tool. RTCI's strategic services, which also provide a means of early entry with accounts, include EC strategy, requirements definition, competitive analysis, technical assessments, gap analysis, and product selection analysis. RTCI's strategic services can be stand alone engagements or part of integrated solutions that include other eConsulting services such as project management and implementation services. RTCI has developed a project management and requirements definition process, which allows it to determine the appropriate systems architecture for clients. Through eConsulting, RTCI provides substantial expertise in many enterprise application integration ("EAI") and data transformation middleware products and is able to do requirement definitions for other RTCI services. RTCI's eConsultants can also provide custom applications for requirements that can not be solved with standard electronic commerce products.

EAI/EDI/XML Mapping. RTCI provides EDI, XML, EAI and B2B e-commerce mapping services. Mapping, which is the process of translation between unique data layouts, is a critical component of software integration and B2B e-commerce. Traditionally, this integration work has been performed onsite largely by a company's internal IT staff and to a lesser extent by systems integration firms. RTCI believes that there will be significant growth in the need for integration driven by the growth of B2B e-commerce, because companies are increasingly looking to outsource mapping work to experts such as RTCI.

         As a result of RTCI's core competence in mapping and its extensive library of reusable frameworks for maps, RTCI is able to offer a compelling value proposition to customers. RTCI has developed and retains ownership of over 500 frameworks for maps, or application interfaces, that can be used repeatedly in the delivery of integration services. These reusable frameworks significantly reduce the time required to complete a project. RTCI also owns commercial grade software utility tools to increase the productivity of its services. Through RTCI's network operations center ("NOC"), RTCI can duplicate a client's hardware/software environment and provide mapping services remotely through RTCI's EDI Mapping Factory(R), which has combined operations located in Cary, N.C. and Wilmington, N.C. The EDI Mapping Factory(R) uses commercial off-the-shelf ("COTS") and RTCI-developed tools, utilities and reusable frameworks to develop data transformation maps for these COTS that can connect any data sets or systems to each other. These maps are developed in-house and delivered remotely over the Internet by a process developed by RTCI. This enables RTCI to avoid the inefficiencies and expense of travel, improve the quality and speed of data transmission and reduce turnover by improving the quality of life for its employees. RTCI believes that the combination of remote services, fixed prices and low turnover greatly enhances efficiency, and results in premium margins for our company and value for RTCI's customers. RTCI has mapping experience in many industries and industry initiatives, including: automotive, distribution, healthcare, high-tech, logistics, supply chain management, telecommunications, transportation and utilities.

Internetworking. RTCI's NOC is both a stand-alone business unit and a necessary technological component of RTCI's remote delivery model. As a stand-alone business unit, RTCI's Internetworking business provides outsourced B2B trading community management services, Internet Service Provider and Application Service Provider services. In addition to hosting web sites, RTCI provides implementation, integration and management/maintenance services. As an example, for a B2B trading exchange, RTCI would purchase the B2B software, set up and manage the trading environment in its NOC and integrate new trading partners. The NOC also allows RTCI to deliver mapping or application development services remotely because RTCI is able to duplicate network environments, host projects under development and deliver information efficiently and securely.

Customers

         Since 1997, RTCI has provided services to more than 100 companies. RTCI is primarily focused on two types of clients - Global 1000 companies that seek RTCI's expertise in data translation and e-commerce integration and B2B Internet companies that seek RTCI's services for a broad continuum of e-frastructure solutions, including strategy, integration and internetworking. RTCI's B2B Internet clients include both pure Internet companies and "clicks and mortar" companies that are moving part of their business operations to the Internet, including more than 25 of the Fortune 500 companies, three of the largest US banks and several of the largest transportation and logistics companies in the United States.

         In the year ended December 31, 1999, RTCI's ten largest clients generated approximately 50.9% of revenues, with the largest customer accounting for 13.8% of revenues. In 1999, more than 55% of RTCI's services were delivered remotely, with more than 70% provided on a fixed-price or retainer basis.

Sales & Marketing

Marketing Strategy

         RTCI promotes itself as a full service B2B e-commerce solutions company with skills ranging from EC education to internetworking with a core expertise in data transformation mapping. RTCI's marketing strategy focuses on developing a strong brand name that reflects its core competencies and ability to deliver services on a remote basis through its EDI Mapping Factory(R). The marketing strategy emphasizes the use of the EDI Mapping Factory(R) as a cost efficient means to deliver services. RTCI's marketing plan assumes that business success in one of its service areas will translate into additional revenue from the cross selling of products.

         To build its presence within the B2B market space, RTCI intends to increase the amount and scope of its advertising. In that regard, RTCI intends to nationally market its brand, the technological expertise of its industry-leading experts, through advertising in highly viewed national forums, publications and in other forms of media.

Sales Strategy

         In conjunction with its marketing and branding strategy, RTCI has developed a plan to increase the amount of revenue realized through its sales effort. RTCI plans to capitalize on its successes with clients by increasing its average engagement size. RTCI believes that upon successful performance of existing client contracts, clients will seek to sign contracts for more extensive projects across the continuum of RTCI's service areas.

         RTCI plans to expand its fixed price and retainer arrangements by offering "productized services" that can be delivered more efficiently, profitably and attractively from a client's perspective. Productized services, such as maps, are software that can be remotely delivered over the Internet, instead of being developed by consultants located at remote client sites using traditional methods. These productized services may be customized to meet a client's particular needs.

         RTCI is focused on its extensive client base and intends to offer RTCI's full range of services to these clients. Furthermore, RTCI contemplates using its prior performance as a way of extending the engagement into other areas. RTCI also intends to generate more channel sales from current and future strategic partner relationships.

         RTCI will continue to move toward direct account control instead of indirect client account control through subcontractor relationships with other service providers. While RTCI will continue to partner with other service providers, it will actively seek to be the owner of the account and develop independent relationships with clients. In order to accomplish these objectives, RTCI will continue to expand its marketing efforts in order to create and enhance customer awareness and expand its direct sales force to solidify its relationships with these clients. The establishment of direct account control should create more opportunities for RTCI to provide its full range of services to the market.

         RTCI plans to open sales offices in cities with a high density of customers and prospects in order to be closer to its customers to allow the forging of stronger customer relationships.

Employees

         As of July 31, 2000, RTCI had 91 full-time employees, including 47 billable professionals and 44 non-billable staff.

Facilities

         RTCI's main offices are located at 201 Shannon Oaks Circle, Cary, NC under a lease that expires on October 31, 2004. RTCI leases and occupies 27,300 square feet, at an annual rent of approximately $502,000, subject to customary increases, and has an option through October 31, 2000 for an additional 9,300 square feet of space in this building at an annual rent of approximately $172,000, subject to customary increases. If the option for the lease for the 9,300 square feet is exercised, the lease for all 36,600 square feet shall be extended to October 31, 2006. This lease provides for two five-year options to extend the lease term, and a right of first refusal on all other space in this 56,000 square foot building.

         RTCI has leased an additional 1,400 square feet, as a satellite mapping factory and custom development office, at Landfall Park North in Wilmington, NC under a lease that expires on November 30, 2002 for an annual rent of approximately $29,000, subject to customary increases. This lease provides for two five-year options to extend the lease term.

         RTCI's EDI Partners education unit is located at 8951 West 36th Street, Minneapolis, MN under a lease that expires on December 31, 2000 at an annual rent of approximately $15,000. RTCI expects to renew this agreement at the end of its term.

         RTCI believes that these facilities should be adequate for its present and reasonably foreseeable requirements.

                         RTCI - SELECTED FINANCIAL DATA

rtci's selected statement of operations data for each of the years in the four-year period ended December 31, 1999 and six months ended June 30, 2000 and 1999, respectively, are presented below. RTCI's selected balance sheet data are presented below as of December 31, 1999, 1998, 1997 and 1996 and as of June 30, 2000 and 1999, respectively. Financial statements are not presented for the year ended December 31, 1995 since they were prepared on a cash basis and are not in accordance with generally accepted accounting principles. The December 31, 1999, 1998, 1997 and 1996 financial statements have been audited by independent accountants. The financial statements as of December 31, 1999 and for each of the years in the two year period ended December 31, 1999 and the report of independent public accountants thereon are included beginning on page F-1 of this proxy statement. The selected financial data set forth below is qualified in its entirety by, and should be read in conjunction with, RTCI's financial statements and the notes thereto and "RTCI's Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement.

                                        6 months ended                         Year Ended December 31,
                                    ------------------------    ------------------------------------------------------
                                    06/30/00      06/30/99         1999            1998         1997           1996
                                    ----------    ----------    ------------     ---------    ---------      ---------
                                                   (in thousands)

Statement of Operations Data:
Revenues:
    Services                        $   3,536      $  2,865       $   6,032       $ 4,434      $ 3,078        $ 1,916
  Software sales                          204            84             634           180          286             99
                                    ----------    ----------    ------------     ---------    ---------      ---------

  Total revenues                        3,740         2,949           6,666         4,614        3,364          2,015
Costs and expenses:
   Services                             2,823         2,315           5,093         2,506        1,531          1,098
   Software                               196            49             402           123          193             89
   Selling, general &
   administrative                       2,410         1,626           4,115         1,827        1,481            764
                                    ----------    ----------    ------------     ---------    ---------      ---------

   Total costs and expenses             5,429         3,990           9,610         4,456        3,205          1,951

Operating income (loss)                (1,689)       (1,041)         (2,944)          158          159             64
Interest income (expense) and
other                                    (306)           15             (56)          (78)         (56)           (31)
                                    ----------    ----------    ------------     ---------    ---------      ---------

Income (loss) before income taxes      (1,995)       (1,026)         (3,000)           80          103             33
Income tax expense (benefit)                                            (37)           19           30             24
                                    ----------    ----------    ------------     ---------    ---------      ---------

Net income (loss)                      (1,995)       (1,026)         (2,963)            61           73              9

Accretion of mandatorily
   redeemable preferred stock              47          (242)           (553)
                                    ----------    ----------    ------------     ---------    ---------      ---------

Net income (loss) attributable to
   common shareholders              $  (1,948)     $ (1,268)      $  (3,516)      $    61      $    73        $     9
                                    ==========    ==========    ============     =========    =========      =========

                                           June 30,                                 December 31,
                                    ------------------------    ------------------------------------------------------
                                      2000          1999            1999           1998         1997           1996
                                    ----------    ----------    -------------    ---------    ---------      ---------
                                                   (in thousands)

Balance Sheet Data:
Cash and cash equivalents           $   3,709      $    655       $     292       $     8      $    66        $    31
Working capital (deficit)              (2,858)          849            (944)         (231)        (119)           (63)
Total assets                            6,233         2,644           3,131         1,210          817            474
Total debt                                302            34           2,268           637          431            213
Mandatorily redeemable preferred
     stock                              3,093         2,830           3,140
Stockholders' equity (deficit)         (5,045)       (1,046)         (3,097)          135           74              1

Management's Discussion and Analysis

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

         In 1999, RTCI's revenue grew approximately 46% to $6.7 million from $4.6 million in 1998. This growth was primarily related to the expansion of business with existing customers and the addition of new customers. Approximately $1.5 million of the increased revenue related to professional services, $0.3 million to mapping services, $0.5 million to software sales and $0.1 million to education services from an acquisition that was completed in June 1999. Offsetting these increases was a decline in revenue of $0.7 million related primarily to the loss of one Internetworking customer at the end of 1998, that decided to withdraw from its EC services business, which was partially offset in 1999 by $0.4 million in revenues from a new customer.

         During 1999, RTCI expanded its capacity by doubling its staff to 104 individuals and moving into 27,000 square feet of new offices. Increased payroll and office costs resulted in a loss from operations of $2.9 million in 1999, compared to income from operations of $0.2 million in 1998.

         This expansion resulted in a cash shortfall from operations of $3.0 million in 1999. In addition, RTCI invested $0.4 million in new equipment and software and an additional $0.3 million in two acquisitions. These cash requirements were financed by the net proceeds of $2.7 million from the sale of preferred stock and $2.0 million from the issuance of a convertible debenture, which were offset in part by the repayment of $0.6 million of bank financing.

         At December 31, 1999 RTCI had $0.3 million of cash on hand, approximately $0.9 million in working capital (excluding convertible debentures that will convert to equity in 2000), and a $2 million line of credit with First Union National Bank, under which no amounts were outstanding.

Six-Months Ended June 30, 2000 Compared to Six-Months Ended June 30, 1999

         In the six months ended June 30, 2000, RTCI's revenue grew approximately 28% to $3.7 million from $2.9 million in the six months ended June 30, 1999. This growth was primarily related to the expansion of business with existing customers, the addition of new customers and an acquisition. Approximately $400,000 of the increased revenue related to Education Services from an acquisition that was completed in June 1999, $300,000 to Mapping Services and $100,000 to Software Sales.

         RTCI has expanded its capacity by increasing its average staff level to 104 individuals for the six month period ended June 30, 2000 from 70 individuals for the six month period ended June 30, 1999 and moving into 27,000 square feet of new offices in October 1999. This expansion increased payroll, training and facility costs, which, in addition to expanded sales and marketing programs, contributed to a loss of $2.0 million in the six months ended June 30, 2000 compared to a loss from operations of $1.0 million in the six months ended June 30, 1999. Further, in the six months ended June 30, 2000 interest expense (net) increased by $300,000 from the prior year six month period, primarily due to interest and amortization of debt discount related to the issuance of $2.0 million of Convertible Debentures in December 1999, capital leases to finance the office expansion and costs of borrowing under a line of credit.

         RTCI had a cash shortfall from operations of $1.4 million during the six months ended June 30, 2000 compared to a cash shortfall from operations of $0.9 million during the six months ended June 30, 1999. During the six months ended June 30, 2000, the Company invested $100,000 in new equipment and software, while generating approximately $5.0 million from borrowings from ICC in June 2000.

         At June 30, 2000 the Company had $3.7 million cash on hand and approximately $4.2 million in working capital, excluding the $2.0 million of Convertible Debentures and the $5.0 million borrowing from ICC, both of which converted to equity in August 2000.

OPERATIONS FOLLOWING THE MERGER

         Following the Merger, RTCI will be a wholly owned subsidiary of ICC. ICC intends to operate RTCI as a going concern substantially in accordance with RTCI's present plan of operation (without regard to acquisitions). At the Effective Time of the Merger ICC will offer employment to all the present employees of RTCI on terms substantially comparable to the terms of employment of comparable ICC employees, subject to reasonable adjustments related to location, cost of living and other relevant factors and subject in all cases to the discretion of the Board of Directors of ICC.

         ICC intends to cross sell its services to the customers of RTCI and to use the added capabilities of RTCI to better serve ICC's current customers and to expand its customer base. ICC and RTCI intend to integrate their financial reporting and other systems. Jeffrey LeRose will continue to serve as Chief Executive Officer of RTCI. Upon consummation of the Merger, Dr. Geoffrey S. Carroll, the President and Chief Executive Officer of ICC, will be the sole director of RTCI and Jeffrey LeRose and Kim Cooke will be elected to ICC's Board of Directors.

                                  PROPOSAL TWO

                 APPROVAL OF THE AMENDMENT TO STOCK OPTION PLAN

         At the Company's Annual Meeting of Stockholders held on June 19, 2000 (the "Annual Meeting"), the stockholders approved the Company's Amended and Restated Stock Option Plan (the "Amended Plan"), which is an amendment and restatement of the Infosafe Systems, Inc. 1994 Stock Option Plan (the "1994 Plan"). The full text of the Amended Plan is set forth in Exhibit C to this Proxy Statement. Directors, officers and other employees of the Company, as well as consultants to the Company, are eligible to participate under the Amended Plan. The Board of Directors believes that, in light of the Company's recent acquisition of IDC and the proposed acquisition of RTCI described in this proxy statement, the current number of shares of Common Stock available for issuance upon the exercise of options granted under the current Amended Plan is insufficient to provide sufficient incentives for the successful recruitment and retention of key personnel, including the RTCI personnel after the consummation of the Merger. The Board of Directors therefore has adopted, and is submitting to the stockholders for approval, Proposal Two, which amends the Amended Plan to increase the number of shares issuable upon the exercise of options granted pursuant to the Amended Plan from 5,000,000 to 7,000,000.

         The main features of the Amended Plan are outlined below, but the outline is qualified by reference to the complete text of the Amended Plan.

General

         The purpose of the Amended Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisers to, the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

         The Amended Plan provides for the granting of stock options with respect to up to an aggregate of 7,000,000 shares of Common Stock, subject to adjustment in the event of certain capital changes as described below. Of this number, 1,960,000 shares were available under the 1994 Plan, 3,040,000 shares were added under the Amended Plan as approved by stockholders at the Annual Meeting and the additional 2,000,000 shares are submitted for stockholder approval pursuant to this Proposal Two. During any calendar year, no participant in the Amended Plan shall receive Options with respect to more than 300,000 shares of Common Stock. Shares issued under the Amended Plan may be authorized but unissued or reacquired Common Stock, at the discretion of the Committee. As of October 13, 2000, the closing price of a share of Common Stock on the Nasdaq National Market was $4.50.

Administration

           The Amended Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board of Directors"), which Committee may be the Board of Directors in the absence of another appointment. If and to the extent the Board of Directors determines it is appropriate for the compensation payable as a result of a grant of any Option to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, such Option shall be authorized and granted by the Committee (or a subcommittee thereof), which shall consist of two or more individuals appointed by the Board of Directors, all of whom are "non-employee directors" (as defined in Section 162(m) of the Code). If and to the extent it is intended that any grant of an Option to a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) shall comply with Rule 16b-3, the decision to make the Option grant, the timing of the Option grant, the exercise price of the Option, the number of shares subject to the Option and the other terms of the Option shall be determined either by (i) the Board of Directors or (ii) the Committee which shall consist of two or more directors having full authority to act in the matter, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3). The Committee has full authority (i) to administer the Amended Plan, including authority to interpret and construe any provision of the Amended Plan and the terms of any Option issued under the Amended Plan and (ii) to adopt such rules and regulations for administering the Amended Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties. The Committee's determinations under the Amended Plan may, but need not, be uniform and may be made on a participant-by-participant basis (whether or not two or more participants are similarly situated).

Eligibility

         Options may be granted to persons selected by the Committee in its discretion who are, at the time of grant, employees, officers or directors of, or consultants or advisers to, the Company. The granting of Options is discretionary, and the Company cannot now determine the number or type of Options that will be granted in the future to any particular person or group.

Awards

         The Amended Plan provides for the grant of stock options not intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("NQOs") and stock options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs") (collectively, "Options") in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine. Each Option shall be evidenced by an "Option Agreement" containing such terms as the Committee shall determine.

         Non-Qualified Stock Options. The exercise price-per-share of each NQO shall be determined by the Committee on the date of grant, but shall not be less than that required by law. Each NQO first shall become exercisable on such date or dates as the Committee shall determine and set forth in the Option Agreement. Each NQO shall be exercisable in whole or in part for a term, not to exceed ten years, established by the Committee on the date of grant. The Committee may accelerate the date on which an Option may become exercisable or extend the period during which the Option is exercisable. The exercise price shall be paid in cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or by any other means which are permitted by the Committee and which the Committee determines are consistent with the purpose of the Amended Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

         In the event of a participant's termination of employment for any reason other than cause, disability (as each such term is defined in the Amended
Plan) or death, NQOs generally remain exercisable until the expiration of three months after such termination (or, if earlier, the expiration of their term). In the event of a participant's termination of employment by reason of disability, NQOs shall remain exercisable until the expiration of one year after such termination (or, if earlier, the expiration of their term). In the event of a participant's death while employed or during a three month period following his or her termination of employment, NQOs shall remain exercisable until the expiration of one year after such death. In the event of a participant's termination of employment for cause or a breach by the participant of an employment or confidentiality or non-disclosure agreement, the Option shall expire immediately upon such termination.

         Incentive Stock Options. Generally, ISOs are options that may provide to a participant certain federal income tax benefits that are not available with NQOs, provided that a participant holds the shares acquired upon exercise of an ISO for at least two years after the date the ISO is granted and at least one year after the exercise date. The rules for ISOs under the Amended Plan are the same as with respect to NQOs, except as follows:

         1. The exercise price-per-share of each ISO granted under the Amended Plan must not be less than the fair market value of a share of Common Stock on the date on which such ISO is granted.

         2. An ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company is subject to the following additional limitations: (i) the exercise price-per-share of the ISO must be at least 110% of the fair market value of a share of Common Stock at the time any such ISO is granted and (ii) the ISO cannot be exercisable after the expiration of five years from the grant date.

         3. The aggregate fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (determined on the grant date) under the Amended Plan or any other plan of the Company or its subsidiaries may not exceed $100,000.

         4. In the event of a participant's termination of employment, ISOs granted to the participant are exercisable to the same extent as described above with respect to NQOs, with the following two exceptions: (A) in no event shall an ISO be exercisable after the expiration of the term set forth in the Option Agreement, and (B) in the event of a termination of employment for any reason other than cause, disability or death, an Option Agreement may permit the exercise of an ISO more than three months after the termination, in which case the Option shall be treated as an NQO (rather than an ISO) to the extent it is exercised more than three months after the termination of employment.

Change of Control Events

         If the Company is the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, any then outstanding Option granted pursuant to the Plan shall pertain to and apply to the securities or other property (including cash) to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such Option may be exercised shall be the same as the aggregate purchase price as to which such Option may be exercised for the shares remaining subject to the Options immediately prior to such reorganization, merger, or consolidation.

         In the event of any sale, merger, transfer or acquisition of the Company in which the Company is not the surviving corporation or the sale of substantially all of the assets of the Company, and provided that after the Company has requested that the acquiring or succeeding corporation or an affiliate of the acquiror substitute equivalent options and such acquiring or succeeding corporation or its affiliate has refused or failed to assume all Options outstanding under the Amended Plan or to issue substantially equivalent options, then any or all outstanding Options under the Amended Plan shall accelerate and become exercisable in full immediately prior to such event and shall remain exercisable until the expiration of a period to be determined by the Committee, which period shall not be less than fifteen days from the date of the notice by the Committee to the holders of such Options, after which such Options shall terminate. The Committee will notify holders of Options under the Amended Plan of such accelerated exercisability. In addition, notwithstanding the foregoing, in the event of a merger, transfer or acquisition of the Company described in this paragraph, the Committee, in its sole discretion, may elect to cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the participant to whom such Option was granted an amount in cash for each share of Common Stock subject to such Option equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the securities or other property or assets (including cash) to be received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such Option.

Substitute Options

         The Company may grant Options in substitution for options held by employees of another corporation who become employees of the Company or a subsidiary of the Company, as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Transferability of Options

         Options granted under the Amended Plan are exercisable during a participant's lifetime only by the participant and are not transferable by the participant, other than by will or the laws of descent and distribution.

Certain Corporate Changes

         The Amended Plan provides for an adjustment in the number of shares of Common Stock available to be issued under the Amended Plan, the maximum number of shares with respect to which Options may be granted to a Participant in a year, and the number and exercise price-per-share of shares of Common Stock subject to Options upon a change in capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events.

Amendment and Termination

         The Board of Directors may suspend, discontinue, revise or amend the Amended Plan at any time and in any respect, subject to stockholder approval to the extent necessary to comply with applicable law and any stock exchange listing requirements. No amendment to the Amended Plan may reduce any Option previously granted to a participant without the participant's prior written consent Unless sooner terminated by the Board of Directors, the Amended Plan shall terminate upon the earlier of (i) the close of business on June 29, 2009, or (ii) the date on which all shares available for issuance under the Amended Plan shall have been issued. If the date of termination is determined under (i) above, then Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the Option Agreements.

Summary of Federal Tax Consequences

         The following is a description of the principal federal income tax consequences of Options under the Amended Plan based on present federal tax laws. Federal tax laws may change from time to time and any legislation that may be enacted in the future by the United States Congress may significantly affect the federal income tax consequences described below. No representation is or can be made regarding whether any such legislation shall or may be enacted and/or the impact of any such legislation. The description below does not purport to be a complete description of the tax consequences associated with Options under the Amended Plan applicable to any particular award recipient. Differences in each individual's financial situation may cause federal, state and local tax consequences of awards to vary.

         Non-Qualified Stock Options. In general, a participant shall not be deemed to receive any income at the time an NQO is granted, nor shall the Company be entitled to a federal tax deduction at that time.

         When a participant exercises an NQO, the participant shall recognize ordinary compensation income equal to the excess of (a) the fair market value of the Common Stock received as a result of the exercise of the option on the exercise date over (b) the option exercise price, and the Company shall be entitled to a tax deduction in that amount. The shares acquired by the participant upon exercise of the NQO shall have a tax basis equal to the fair market value of the shares on the exercise date. Upon any subsequent sale of the Common Stock received on exercise of the NQO, the participant shall recognize a capital gain (or loss) in an amount equal to the difference between the amount realized on the sale and such tax basis. Any such gain (or loss) shall be characterized as long-term capital gain (or loss) if the shares have been held for more than one year; otherwise, the gain (or loss) shall be characterized as a short-term capital gain (or loss). A participant's holding period for federal income tax purposes for such shares shall commence on the date following the date of exercise. Short-term capital gain is subject to tax at the same rate as is ordinary income. Under current law, the rate at which net long-term capital gain is taxed varies depending on the participant's holding period and the date the participant disposes of the shares. The Code currently provides that, in general, the net long-term capital gain resulting from the sale of shares held for more than 12 months is subject to tax at a maximum rate of 20% (10% for individuals in the 15% tax bracket). The Code currently provides that net long-term capital gain resulting from dispositions after December 31, 2000 of shares held for more than 5 years may be subject to a reduced rate.

         If all or any part of the exercise price of an NQO is paid by the participant with shares of Common Stock (including, based upon proposed regulations under the Code, shares previously acquired upon exercise of an ISO), no gain or loss shall be recognized by the participant on the shares surrendered in payment. The number of shares received on such exercise of the NQO equal to the number of shares surrendered shall have the same tax basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss and the applicable tax rates, as the basis and holding period of the shares surrendered. The balance of the shares received on such exercise shall be treated for federal income tax purposes as described in the preceding paragraphs as though issued upon the exercise of the NQO for an exercise price equal to the consideration, if any, paid by the participant in cash. The participant's compensation taxable as ordinary income upon such exercise, and the Company's deduction, shall not be affected by whether the exercise price is paid in cash or in shares of Common Stock.

         Incentive Stock Options. In general, a participant shall not be deemed to receive any income at the time an ISO is granted or exercised if the participant does not dispose of the shares acquired on exercise of the ISO within two years after the grant of the ISO and one year after the exercise of the ISO (discussed more fully in the next paragraph). In such a case, the gain (if any) on a subsequent sale (the excess of the amount received over the exercise price) or loss (if any) on a subsequent sale (the excess of the exercise price over the amount received) shall be a long-term capital gain or loss and shall be subject to tax based on the holding period of the shares, as described in the discussion of NQOs above. However, for purposes of computing the "alternative minimum tax" applicable to a participant, the participant shall include in the participant's alternative minimum taxable income the amount the participant would have included in income if the ISO were an NQO. Such amount may be subject to an alternative minimum tax of 26% or 28%. Similarly, for purposes of making alternative minimum tax calculations, the participant's basis in the stock received on the exercise of an ISO shall be determined as if the ISO were an NQO.

         If a participant sells the shares acquired on exercise of an ISO within two years after the date of grant of the ISO or within one year after the exercise of the ISO, the disposition is a "disqualifying disposition," and the participant shall recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price shall be treated as compensation to the participant, taxable as ordinary income, and the balance (if any) shall be long- or short- term capital gain depending on whether the shares were sold more than one year after the ISO was exercised. The federal tax rate applicable to any long-term capital gain depends upon the holding period of the shares, as described above. If the participant sells the shares in a disqualifying disposition at a price that is below the exercise price, the loss shall be a short-term capital loss if the participant has held the shares for one year or less and otherwise shall be a long-term capital loss.

         If a participant uses shares acquired upon the exercise of an ISO to exercise an ISO, and the sale of the shares so surrendered for cash on the date of surrender would be a disqualifying disposition of such shares, the use of such shares to exercise an ISO also would constitute a disqualifying disposition. In such case, proposed regulations under the Code appear to provide that the tax consequences described above with respect to disqualifying dispositions would apply, except that no capital gain would be recognized with respect to such disqualifying disposition. In addition, the basis of the surrendered shares would be allocated to the shares acquired upon exercise of the ISO, and the holding period of the shares so acquired would be determined, in a manner prescribed in proposed regulations under the Code.

         The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If the participant has compensation taxable as ordinary income as a result of a disqualifying disposition, the Company shall be entitled to a deduction in an amount equal to the compensation income resulting from the disqualifying disposition in the taxable year of the Company in which the disqualifying disposition occurs.

         Deduction Limit under Section 162(m) of the Code. In general, the "Million-Dollar Limit" under Section 162(m) of the Code provides that, subject to certain exceptions, remuneration in excess of $1 million that is paid to certain "covered employees" of a publicly held corporation (generally, the corporation's Chief Executive Officer and its four most highly compensated employees other than the Chief Executive Officer) shall not be deductible by the corporation. Grants of Options generally shall be eligible for an exception to the Million-Dollar Limit applicable to certain qualified "performance-based compensation." In addition, if and to the extent that the Committee determines the Company's federal tax deduction in respect of an Option may be limited as a result of Section 162(m) of the Code, the Committee may delay payments to a participant with respect to the Option, and, in exchange, credit to an account on the books and records of the Company a cash amount equal to the fair market value of the shares of Common Stock subject to such Option (a "Book Account"). The amounts credited to such Book Account (which represents only an unfunded, unsecured promise of the Company to pay such amounts to the participant) shall be paid to the participant within thirty days after the date the Committee determines that the Company's federal tax deduction will not be affected by such payment. As a result, it would appear that the Company's deduction for such amounts would be preserved.

         Withholding of Taxes. Whenever a participant is required to recognize compensation income taxable as ordinary income in connection with an Option, the Company may be obligated to withhold amounts for the payment of federal, state and local taxes. The Company may withhold (i) an amount in cash sufficient to satisfy its withholding obligations (when the income is recognized through the receipt of cash) or (ii) a number of shares, the fair market value of which is sufficient to satisfy such withholding requirements. Additionally, when the income is recognized through the receipt of stock, the Company may require that the participant remit to the Company an amount in cash sufficient to satisfy the Company's withholding obligations. At the election of the participant and subject to the approval of the Committee, the participant may satisfy any such withholding obligations by remitting to the Company shares of Common Stock with a fair market value sufficient to satisfy the withholding obligations.

         Other Tax Matters. Tax consequences different from or in addition to those described above may result in the event of an exercise of an option after the termination of a participant's employment by reason of death. In addition, various state laws may provide for tax consequences that vary significantly from those described above.

New Plan Benefits

         The Company has granted options to purchase shares of Class A Common Stock (the "Initial Options") to certain individuals pursuant to the Amended Plan. The following table indicates the amount of such Initial Options that are currently held by the executive officers, directors and associates of such officers and directors of the Company:

                                                                  Number of
Name and Position                                                 Shares (1)

Richard J. Berman.........................................        550,000
     Chairman and former Chief
     Executive Officer
Dr. Geoffrey S. Carroll...................................        500,000
     President and Chief
     Executive Officer
David Hubbard.............................................        230,000
     Chief Technology Officer
G. Michael Cassidy........................................        391,021
     Executive Vice President and
     General Manager
Walter M. Psztur..........................................        163,000
     Chief Financial Officer and
     Secretary

Charles C. Johnston.......................................         50,000
     Director
Arthur R. Medici..........................................        174,404
     Director
James A. Ortenzio.........................................         50,000
     Director
Matthew Wolk..............................................         50,000
     Director
Executive Group (3).......................................      1,284,021
Non-Executive Director Group (4)..........................        874,404
Associates of Directors and Executive Officers............             __
Other 5% Recipients.......................................             __
Non-Executive Officer Employee Group......................      1,730,156

(1)      Number of shares acquirable upon the exercise of each option grant.

(2) The dollar value of the awards is based on the difference between the fair market value and the exercise price of the Class A Common Stock on the date of grant. All of the Initial Options have exercise prices either equal to or exceeding the fair market value (as defined in the Amended Plan) of the Class A Common Stock on the date of grant.

(3)      Consists of the executive officers of the Company.

(4) Consists of directors of the Company who are not officers or employees of the Company.

         The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Amended Plan.

         Approval of Proposal Two requires the affirmative vote of a majority of the aggregate voting power of the outstanding shares of Class A Common Stock, Class B Common Stock and Series C Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, voting together as a single class.

INCORPORATION BY REFERENCE

         The following documents are incorporated in this Proxy Statement by reference and made a part of this Proxy Statement:

o        ICC's annual report on Form 10-KSB for the year ended July 31, 2000;

o        ICC's proxy statement for the 2000 Annual Meeting of Stockholders;

o ICC's current report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on November 14, 2000; and

o The description of ICC's Common Stock contained in ICC's Rule 424 prospectus filed with the SEC on June 18, 1997, including any amendments or reports filed for the purpose of updating the description.

         All documents filed by ICC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the special meeting will be deemed incorporated by reference in this Proxy Statement from the date those documents are filed. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference in this Proxy Statement.

         ICC will furnish to any stockholder, without charge, a copy of these documents upon written request to Larry Danziger, Corporate Controller, 805 Third Avenue, 9th Floor, New York, New York 10022. A copy of any exhibits to these documents will be furnished to any stockholder upon written request.

         These documents and ICC's other SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. This web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any document filed by ICC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

                                  OTHER MATTERS

         The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

         Whether you intend to be present at the Special Meeting or not, we urge you to return your signed proxy promptly.

                                        By order of the Board of Directors,


                                        /s/ Dr. Geoffrey S. Carroll
                                        ----------------------------------------
                                        Dr. Geoffrey S. Carroll
                                        President and
                                        Chief Executive Officer

                             Dated: October 13, 2000

                          INTERNET COMMERCE CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL MEETING TO BE HELD ON NOVEMBER 6, 2000.

         The undersigned stockholder of Internet Commerce Corporation ("ICC" or the "Company") acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement each dated October 13, 2000 and the undersigned revokes all prior proxies and appoints Dr. Geoffrey S. Carroll and Walter M. Psztur as proxy for the undersigned, each with full power of substitution, to vote all shares of Class A Common Stock, Class B Common Stock and/or Series C Preferred Stock of the Company which the undersigned is entitled to vote at the Company's Special Meeting of Stockholders to be held on November 6, 2000 at 10:00 a.m., New York time, at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017 and at any postponement or adjournment thereof, and the undersigned authorizes and instructs such proxies or their substitutes to vote as follows:

1. APPROVAL OF THE SHARE ISSUANCE: To approve the issuance of up to 3,315,890 shares of ICC Class A Common Stock to shareholders of Research Triangle Commerce, Inc., a North Carolina corporation ("RTCI"), in connection with the merger of ICC Acquisition Corporation, Inc., a North Carolina corporation and a wholly-owned subsidiary of the Company ("Buyer"), into RTCI pursuant to a Merger Agreement dated June 14, 2000 among the Company, Buyer, RTCI and the shareholders of RTCI identified therein:

                  FOR >>                AGAINST >>             ABSTAIN >>

2. APPROVAL OF THE OPTION PLAN AMENDMENT: To approve the amendment of our Amended and Restated Stock Option Plan to increase the number of shares of ICC Common Stock issuable pursuant to the exercise of options granted thereunder from 5,000,000 to 7,000,000:

                  FOR >>                AGAINST >>             ABSTAIN >>

3. In their discretion upon any other matter that may properly come before the Special Meeting or any postponement or adjournment thereof.


            (Continued and to be dated and signed on the other side.)

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE SHARE ISSUANCE AND THE OPTION PLAN AMENDMENT AND, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

         PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                                   Dated: _____________________________, 2000


                                   ------------------------------------------
                                   (Signature of Stockholder)


                                   ------------------------------------------
                                   (Signature of Stockholder)

                                    Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

                        RESEARCH TRIANGLE COMMERCE, INC.
                              FINANCIAL STATEMENTS
                                      INDEX

                                                                        Page

Report of Independent Accountants                                        F-2

Financial Statements:

     Balance Sheets                                                      F-3

     Statements of Operations                                            F-4

     Statements of Cash Flows                                            F-5

     Statements of Stockholders' Equity (Deficit)                        F-7

     Notes to Financial Statements                                       F-8

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
Research Triangle Commerce, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and stockholders' equity (deficit) present fairly, in all material respects, the financial position of Research Triangle Commerce, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 30, 2000

                        Research Triangle Commerce, Inc.
                                 Balance Sheets
                 (in thousands, except share and per share data)


                                                                           December 31,               June 30,
                                                                     --------------------------   -----------------
                                                                        1999           1998             2000
                                                                     ------------   -----------   -----------------
                                                                                                    (unaudited)
Assets
Current assets:
   Cash and cash equivalents                                            $    292       $     8           $   3,709
   Accounts receivable, net of allowance for doubtful accounts of
   $73 and

     $14 at December 31, 1999 and 1998, respectively and of $70 at
     June 30, 2000 (unaudited)                                             1,193           532                 943
   Other receivables                                                          15            19                  17
   Income tax receivable                                                      41             -                  33
   Inventories                                                               171           162                 166
   Prepaid expenses                                                           86            49                 157
   Deferred income taxes                                                       -            13                   -
                                                                     ------------   -----------   -----------------
             Total current assets                                          1,798           783               5,025

Property and equipment, net                                                1,171           293               1,103
Capitalized software costs, net                                               99           108                  68
Other assets                                                                  63            26                  37
                                                                     ------------   -----------   -----------------

             Total assets                                               $  3,131       $ 1,210           $   6,233
                                                                     ============   ===========   =================
Liabilities and Stockholders' Equity (Deficit)

Current liabilities:

   Accounts payable                                                     $    218       $   222           $     340
   Accrued expenses                                                          592           180                 343
   Current portion of capital lease obligations                               80            17                  82
   Deferred revenue                                                           10            18                  25
   Convertible debenture                                                   1,842             -               2,093
   Amounts due to lenders                                                      -           577               5,000
                                                                     ------------   -----------   -----------------
             Total current liabilities                                     2,742         1,014               7,883

Deferred income taxes                                                          -            18                   -
Long term portion of capital lease obligations                               346            43                 302

Commitments and contingencies (Note 13)

Mandatorily redeemable convertible preferred stock, no par value;
   2,870,000 shares designated, 2,789,650 shares issued and
   outstanding at
   December 31, 1999 (liquidation preference of $3,069 as of
   December 31,
   1999), 2,789,650 shares issued and outstanding at June 30, 2000
   (unaudited) (liquidation preference of $3,069 as of June 30, 2000
   (unaudited))                                                            3,140             -               3,093

Stockholders' equity (deficit):
   Common stock, $.00011 par value, 20,000,000 shares
     authorized, 9,300,000 shares issued and outstanding at                    -             -
     December 31, 1999 and June 30, 2000 (unaudited)
   Retained earnings (accumulated deficit)                                (3,097)          135              (5,045)
                                                                     ------------   -----------   -----------------
             Total stockholders' equity (deficit)                         (3,097)          135              (5,045)
                                                                     ------------   -----------   -----------------
             Total liabilities and stockholders' equity (deficit)       $  3,131       $ 1,210           $   6,233
                                                                     ============   ===========   =================


   The accompanying notes are an integral part of these financial statements.

                        Research Triangle Commerce, Inc.
                            Statements Of Operations
                                 (in thousands)


                                                           Year ended                      Six months ended
                                                          December 31,                         June 30,
                                                 -------------------------------    -------------------------------
                                                     1999              1998            2000             1999
                                                 -------------     -------------    -----------   -----------------
                                                                                             (unaudited)

Revenue:
    Services                                        $   6,032            $4,434        $   3,536         $   2,865
    Software sales                                        634               180              204                84
                                                 -------------     -------------    -------------     -------------

               Total revenue                            6,666             4,614            3,740             2,949
                                                 -------------     -------------    -------------     -------------

Costs and operating expenses:
    Services                                            5,093             2,506            2,823             2,315
    Software                                              402               123              196                49
    Selling, general and administrative                 4,115             1,827            2,410             1,626
                                                 -------------     -------------    -------------     -------------

               Total costs and operating
               expenses                                 9,610             4,456            5,429             3,990
                                                 -------------     -------------    -------------     -------------
Income (loss) from operations                          (2,944)              158           (1,689)           (1,041)
                                                 -------------     -------------    -------------     -------------

Interest income (expense):
    Interest income                                        26                 1               18                20
    Interest expense                                      (82)              (79)            (324)               (5)
                                                 -------------                      -------------     -------------
               Interest expense, net                      (56)              (78)            (306)               15
                                                 -------------     -------------    -------------     -------------

Income (loss) before income taxes                      (3,000)               80           (1,995)           (1,026)

Provision (benefit) for income taxes                      (37)               19                -                 -
                                                 -------------     -------------    -------------     -------------

Net income (loss)                                      (2,963)               61           (1,995)           (1,026)

Accretion of mandatorily redeemable preferred
stock                                                    (553)                -               47              (242)
                                                 -------------     -------------    -------------     -------------
Net income (loss) available to common
stockholders                                        $  (3,516)           $   61        $  (1,948)         $ (1,268)
                                                 =============     =============    =============     =============


   The accompanying notes are an integral part of these financial statements.

                        Research Triangle Commerce, Inc.
                            Statements Of Cash Flows
                                 (in thousands)


                                                                            Year ended                Six months ended
                                                                           December 31,                   June 30,
                                                                     --------------------------   --------------------------
                                                                        1999           1998          2000           1999
                                                                     ------------   -----------   -----------    -----------
                                                                                                         (unaudited)
Cash flows from operating activities:
   Net income (loss)                                                    $ (2,963)      $    61      $ (1,995)       $(1,026)
   Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
     Depreciation and amortization                                           275            76           242             81
     Deferred tax expense                                                     (5)           15             -             (5)
     Noncash interest expense                                                 39             -           269              -
     Loss on disposal of property and equipment                               16             -             -              -
     Bad debt expense                                                         60            26            36             15
   Changes in operating assets and liabilities:
     Accounts receivable                                                    (721)          (75)          214           (229)
     Other receivables                                                         4             -            (2)            (1)
     Income tax receivable                                                   (41)            -             8            (22)
     Inventories                                                              (9)         (147)            5              1
     Prepaids                                                                (37)          (62)          (71)           (22)
     Other assets                                                             26             -          (18)            (31)
     Accounts payable                                                         (4)           73           122            253
     Accrued expenses                                                        412            35         (256)            111
     Deferred revenue                                                         (8)            -             4              2
                                                                     ------------   -----------   -----------    -----------

Net cash provided by (used in) operating activities                       (2,956)            2        (1,442)          (873)
                                                                     ------------   -----------   -----------    -----------

Cash flows from investing activities:

   Purchase of property and equipment                                       (446)         (189)          (99)          (481)
   Purchase/development of software                                            -           (56)            -             (4)
   Cash paid for acquisitions                                               (274)            -             -              -
   Cash paid for noncompete agreements                                      (113)            -             -           (107)
                                                                     ------------   -----------   -----------    -----------

Net cash used in investing activities                                       (833)         (245)          (99)          (592)
                                                                     ------------   -----------   -----------    -----------

Cash flows from financing activities:
   Proceeds from issuance of mandatorily redeemable preferred stock
   and
     and warrants                                                          2,673             -             -          2,673
   Proceeds from line of credit                                            3,615         3,335         2,774            808
   Payments on line of credit                                             (3,892)       (3,320)       (2,774)        (1,078)
   Proceeds from issuance of notes, convertible debenture and              2,000             -         5,000              -
   warrants
   Payments on notes payable to related party                                  -          (115)             -             -
   Proceeds from (payments on) term note                                    (300)          300             -           (282)
   Payments on capital lease obligations                                     (23)          (15)          (42)            (9)
                                                                     ------------   -----------   -----------    -----------

Net cash provided by financing activities                                  4,073           185         4,958          2,112
                                                                     ------------   -----------   -----------    -----------

Net increase (decrease) in cash and cash equivalents                         284           (58)        3,417            647
Cash and cash equivalents at beginning of year                                 8            66           292              8
                                                                     ------------   -----------   -----------    -----------

Cash and cash equivalents at end of year                                $    292       $     8      $  3,709        $   655
                                                                     ============   ===========   ===========    ===========

    The accompanying notes are an itegral part of these financial statements.

                        Research Triangle Commerce, Inc.
                            Statements Of Cash Flows
                                 (in thousands)


                                                                            Year ended                Six months ended
                                                                           December 31,                   June 30,
                                                                     --------------------------   --------------------------
                                                                        1999           1998          2000           1999
                                                                     ------------   -----------   -----------    -----------
                                                                                                         (unaudited)
Supplemental cash flow disclosures:
Interest paid                                                              $  25          $ 79          $ 37          $   5
                                                                     ============   ===========   ===========    ===========
Taxes paid                                                                 $   5          $ 14             -              -
                                                                     ============   ===========   ===========    ===========
Supplemental disclosure of noncash transactions:
Execution of capital lease agreements                                      $ 389          $ 21             -              -
                                                                     ============   ===========   ===========    ===========
Accretion of mandatorily redeemable preferred stock                        $ 553             -         $(47)          $ 242
                                                                     ============   ===========   ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                        Research Triangle Commerce, Inc.
                  Statements of Stockholders' Equity (Deficit)

                                                                                              Retained
                                                                          Additional          Earnings
                                               Common Stock                Paid-In -        (Accumulated
                                          Shares            Amount          Capital           Deficit)             Total
                                      ---------------    -------------   --------------    ----------------    ---------------


Balance at December 31, 1997               9,300,000         $      -          $     -            $     74           $     74

   Net income                                      -                -                -                  61                 61
                                      ---------------    -------------   --------------    ----------------    ---------------

Balance at December 31, 1998               9,300,000                -                -                 135                135

   Issuance of common stock warrants               -                -              284                   -                284

   Accretion of mandatorily
   redeemable
     preferred stock                               -                -            (284)                (269)              (553)

   Net loss                                        -                -                -              (2,963)            (2,963)
                                      ---------------    -------------   --------------    ----------------    ---------------

Balance at December 31, 1999               9,300,000                -                -              (3,097)            (3,097)
Accretion of mandatorily redeemable
       preferred stock (unaudited)                 -                -                -                  47                 47

   Net loss (unaudited)                            -                -                -              (1,995)            (1,995)
                                      ---------------    -------------   --------------    ----------------    ---------------

Balance at June 30, 2000 (unaudited)       9,300,000         $      -          $     -            $ (5,045)           $(5,045)
                                      ===============    =============   ==============    ================    ===============


   The accompanying notes are an integral part of these financial statements.

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements


1.   Business and Operating Environment

     Research Triangle Commerce, Inc., (formerly Research Triangle Consultants Inc.) (the "Company") is a North Carolina based corporation incorporated in 1991. The Company is a vertically integrated provider of education and consulting services, custom programming, internetworking operations, software sales and related services that enable organizations to implement Electronic Commerce ("EC") methodologies to integrate their business applications, both internally and with external business partners.

     During 1999, the Company increased its number of employees, office space and other technical capabilities to prepare for anticipated growth in its business. This growth has been slower than anticipated, due partially to customers' Y2K concerns, and accordingly, the Company incurred a net loss from operations for the year 1999.

     In the opinion of management, the accompanying unaudited June 30, 1999 and June 30, 2000 financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows of the Company. Results for the interim periods are not necessarily indicative of the results for any other interim period or for the full fiscal year.

     Management anticipates an increase in revenues and cash flow from operations in 2000, which it believes, along with temporary borrowings under its $2,000,000 line of credit, will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for the next year. In addition, management is currently attempting to obtain additional capital through a private placement of its equity securities to finance its long-term expansion plans. However, there can be no assurance that the Company will be able to meet its operating plans, achieve profitability, or raise additional equity financing. See Note 14.

2.   Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

     Fair Value of Financial Instruments

     The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of the convertible debenture and capital lease obligations approximates fair value.

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

     Concentration of Credit Risk and Significant Customers

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash and trade receivables. The Company primarily places its temporary cash with high-credit quality financial institutions. Cash deposits are all in financial institutions in the United States. The Company performs ongoing credit evaluations to reduce credit risk and requires no collateral from its customers. Management estimates the allowance for uncollectible accounts based on its historical experience and credit evaluation.

     At December 31, 1999, two customers accounted for 27% of gross accounts receivable. There were no significant individual customer balances at December 31, 1998. At June 30, 2000, one customer accounted for 12% of gross accounts receivable (unaudited). For the years ended December 31, 1999 and 1998, two customers accounted for 23% and 33%, respectively, of total revenue. For the six month period ended June 30, 2000, one customer accounted for 18% of revenues (unaudited). For the six month period ended June 30, 1999, one customer accounted for 16% of revenues (unaudited).

     Inventories

     Inventories are valued at the lower of cost or market, with cost determined using the first-in, first-out method. Inventory primarily consists of software for resale.

     Property and Equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Property and equipment held under capital leases, which involve a transfer of ownership, are amortized over the estimated useful life of the asset. Other property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

     Capitalized Software Costs

     Software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release.

     Capitalized software costs are amortized over their expected useful life, but in no case over a period greater than three years. Capitalized software costs are presented net of accumulated amortization of $67,000 and $33,000 at December 31, 1999 and 1998, respectively.

     Income Taxes

     The Company accounts for income taxes using the liability method which requires the recognition of deferred tax assets or liabilities for temporary differences between financial reporting and tax bases of the Company's assets and liabilities and for tax carryforwards. A valuation allowance is recorded, if necessary, to reduce net deferred tax assets to an amount which management believes is more likely than not to be realized.

     Revenue Recognition

     Service revenues are recognized over the period in which services are provided to customers according to individual contract terms. Revenues from the sale of software products having no significant ongoing obligations are recognized after delivery of the products and fulfillment of acceptance terms, including installation. In the event services are billed prior to performing work, revenues are deferred and recognized over the period the work is performed.

     Reclassifications

     Certain reclassifications have been made to prior year amounts to conform to current year presentation.

     Accounting for Stock-Based Compensation

     The Company accounts for stock-based compensation based on the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), which states that no

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

     compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value of the Company's common stock on the grant date. In the event that stock options are granted with an exercise price below the estimated fair value of the Company's common stock at the grant date, the difference between the fair value of the Company's common stock and the exercise price is recorded as deferred compensation. Deferred compensation is amortized to compensation expense over the vesting period of the related stock option. The Company has adopted the disclosure requirements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"), which requires pro forma net income (loss) to be disclosed as if compensation had been recorded based on the fair value of the options granted at the date of grant. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123.

     Redeemable Preferred Stock

     The carrying value of redeemable convertible preferred stock is increased by periodic accretions so that the carrying amount will equal the redemption amount at the redemption date.

     Advertising Costs

     Advertising costs are charged to operations as incurred. Advertising costs were approximately $78,000 and $29,000 for the years ended December 31, 1999 and 1998, respectively.

     Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives Investments and Hedging Activities" (SFAS No. 133). SFAS No. 133 established a new model for accounting for derivatives and hedging activities and supercedes several existing standards. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on the financial statements.

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides specific guidance, among other things, as to the recognition of revenue related to up-front non-refundable fees and services charges received in connection with a contractual arrangement. The Company has applied the provisions of SAB 101 for the year ended December 31, 1999, and its adoption did not have a material impact on the Company's financial condition or results of operations.

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements


3.   Contract Termination

     On December 1, 1996, the Company entered into an agreement with a customer in which the Company agreed to establish and operate an internetworking center and to promote, market and sell EC services for the customer. The agreement was for one year with automatic one-year renewal periods, unless either party to the agreement provided the other party with written notice at least ninety days prior to the expiration of the initial period or any additional one-year period.

     On November 24, 1998, the customer and the Company agreed to an early termination of the agreement. In exchange for the Company agreeing to this early termination, the customer agreed to pay the balance of its monthly retainer and maintenance fee through December 31, 1998, and to transfer ownership of certain other assets utilized in the internetworking center to the Company. The Company recorded these assets at their estimated fair values as set forth below.

     Computer equipment                                                $113,000
     Inventory - software                                               150,000
     Other                                                                1,000
                                                                     -----------
     Total                                                             $264,000
                                                                     ===========

4.   Acquisition

     During June 1999, the Company acquired the fixed assets of EDI Partners, Ltd. in exchange for cash of $250,000. The purchase price was allocated among the assets purchased.

5.   Property and Equipment

     Property and equipment consist of the following:

                                        Useful Life             December 31,                June 30,
                                                       -------------------------------- ---------------------
                                          (Years)           1999             1998             2000
                                                       ---------------- --------------- ---------------------
                                                                                          (unaudited)

     Computer equipment and software       3 - 5            $1,109,000       $ 412,000            $1,198,000
     Office equipment                      5 - 7               207,000          78,000               210,000
     Leasehold improvements                  5                  38,000          11,000                38,000
     Furniture and fixtures                  7                 208,000          22,000               218,000
                                                       ---------------- --------------- ---------------------
                                                             1,562,000         523,000             1,664,000

     Less accumulated depreciation                            (391,000)       (230,000)             (561,000)
                                                       ---------------- --------------- ---------------------

     Property and equipment, net                            $1,171,000       $ 293,000            $1,103,000
                                                       ================ =============== =====================

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

6.   Other Assets

     Other assets are comprised of the following at December 31:

                                                                                             1999             1998
                                                                                         -------------    -------------

     Deferred charges                                                                        $112,000         $  8,000
     Security deposit                                                                           4,000            4,000
     Other                                                                                          -           18,000
                                                                                         -------------    -------------
                                                                                              116,000           30,000
     Less accumulated amortization                                                            (53,000)          (4,000)
                                                                                         -------------    -------------

                                                                                             $ 63,000         $ 26,000
                                                                                         =============    =============


     Deferred charges are recorded at cost and amortized over a period of one to three years.

7.       Accrued Expenses

     Accrued expenses consisted of the following:

                                                                   December 31,                        June 30,
                                                       --------------------------------------     -------------------
                                                             1999                 1998                   2000
                                                       -----------------     ----------------     -------------------
                                                                                                     (unaudited)

     Accrued salaries, benefits and related costs              $321,000             $155,000                $264,000
     Professional fees                                           82,000                    -                       -
     Lease termination fees                                      66,000                    -                       -
     Other                                                      123,000               25,000                  79,000
                                                       -----------------     ----------------     -------------------

                                                               $592,000             $180,000                $343,000
                                                       =================     ================     ===================

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

8.   Due to Lenders

     Amount due to lenders consisted of the following at December 31:

                                                                              December 31,                June 30,
                                                                      ------------------------------    --------------
                                                                          1999            1998              2000
                                                                      -------------   --------------    --------------
                                                                                                          (unaudited)


     Term loan, with a bank, principal amount of $300,000,
     interest payable monthly at prime plus 1.5% (9.25% at
     December 31, 1998) per annum                                          $     -        $ 300,000        $        -

     Revolving line of credit, with a bank, maximum
     borrowing capacity of $2,000,000; interest payable
     monthly capacity at prime plus 1% (8.75% at December
     31, 1998) per annum; collateralized by all assets of the
     company                                                                     -          277,000                 -

     Note payable to Internet Commerce Corporation, convertible or payable on August 15, 2000 interest
     at 7.5% per annum (See Note 14)                                                                        5,000,000

                                                                      -------------   --------------    --------------
                                                                           $     -        $ 577,000        $5,000,000
                                                                      =============   ==============    ==============


     The Company has allocated $50,000 of the revolving line of credit to serve as a letter of credit to secure the Company's facility lease.

9.   Convertible Debenture

     During December 1999, the Company issued a $2,000,000 subordinated convertible debenture (the "Debenture"). The note accrues interest at a rate of 8% per annum. The unpaid principal amount of, and accrued but unpaid interest under, the Debenture shall be automatically converted into shares of Preferred Stock or other securities of the Company, as more fully described below, sold to investors in the Company's next transaction or series of related transactions in which the Company sells equity securities and in which the gross proceeds to the Company equal or exceed $5,000,000 (the "Next Equity Financing").

     If, prior to June 30, 2000, either (i) the Company completes an initial public offering, or (ii) another entity obtains 50% or more of the outstanding voting power of the Company or purchases all or substantially all of the assets of the Company, then the Debenture shall automatically convert into shares of the Company's Series A Preferred Stock.

     Notwithstanding the foregoing, if (i) a term sheet for the Next Equity Financing has not been signed by June 30, 2000, (ii) the Next Equity Financing does not close on or prior to December 15, 2000, and (iii) the Debenture has not otherwise been converted, then the unpaid principal amount of, and accrued but unpaid interest under, the Debenture shall be automatically converted into shares of the Company's Series A Preferred Stock.

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

     The owner of the Debenture shall receive one share of Preferred Stock for a number of dollars in principal and interest amount of the Debenture so converted equal to the Preferred Stock Purchase Price. For purposes of the Debenture, the Preferred Stock Purchase Price shall be the price per share of equity securities sold to investors in the Company's Next Equity Financing. See Note 14.

     In the event that the Debenture is converted as a result of an initial public offering or a transaction whereby another entity obtains 50% or more of the outstanding voting power of the Company, then the Preferred Stock Purchase Price shall be $2.857143.

     Notwithstanding the foregoing, if (i) a term sheet for the Next Equity Financing has not been signed by June 30, 2000, or (ii) the Next Equity Financing does not close on or prior to December 15, 2000, then the Preferred Stock Purchase Price shall be that amount equal to the product of two times the Company's revenue between July 1, 1999 and June 30, 2000, inclusive, divided by 14,000,000.

     In connection with this Debenture, the Company issued warrants to purchase shares of common stock. The number of shares that can be purchased in conjunction with these warrants is dependent upon the type of securities the Debenture will be converted into at a later date. These warrants are exercisable at $0.01 per share and expire in December 2004. The Company allocated $198,000 of the $2,000,000 gross proceeds to the warrants based on their fair value as determined using the Black-Scholes pricing model. This amount was recorded as debt discount and additional paid-in capital. The debt discount is being amortized in interest expense over the life of the Debenture.

10.  Income Taxes

     The components of income tax expense (benefit) consist of the following at December 31:

                                                                              1999              1998
                                                                         ----------------  ----------------
     Current tax expense (benefit):
       Federal                                                                $ (33,000)             1,000
       State                                                                      1,000              3,000
                                                                         ----------------  ----------------
     Current tax expense (benefit)                                              (32,000)             4,000
                                                                         ----------------  ----------------

     Deferred tax expense (benefit):
       Federal                                                                   (4,000)             1,000
       State                                                                     (1,000)            14,000
                                                                         ----------------  ----------------
     Deferred tax expense (benefit)                                              (5,000)            15,000
                                                                         ----------------  ----------------

     Net tax expense (benefit)                                                $ (37,000)         $  19,000
                                                                         ================  ================

     The tax benefit of $37,000 for 1999 relates to the carryback of the 1999 net operating loss to recover income taxes paid for the previous two years.

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

     Significant components of net deferred tax assets and liabilities consist of the following at December 31:

                                                                              1999              1998
                                                                         ---------------  -----------------

     Domestic net operating loss carryforwards                             $  1,063,000         $        -
     Accounts receivable                                                         29,000              6,000
     Deferred revenue                                                                 -              7,000
     Compensation accruals                                                       74,000                  -
     Fixed assets                                                                 3,000                  -
     Other accruals                                                               5,000                  -
                                                                         ---------------  -----------------
              Total deferred tax assets                                       1,174,000             13,000
              Valuation allowance for deferred assets                        (1,093,000)                 -
                                                                         ---------------  -----------------
              Deferred tax assets                                                81,000             13,000
                                                                         ===============  =================

     Capitalized software                                                        81,000             18,000
                                                                         ---------------  -----------------
              Total deferred tax liabilities                                     81,000             18,000
                                                                         ===============  =================

              Net deferred tax assets (liability)                          $          -         $   (5,000)
                                                                         ===============  =================

     At December 31, 1999, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured. The increase in valuation allowance resulted primarily from the additional net operating loss carryforward generated.

     As of December 31, 1999, the Company had federal and state net operating loss carryforwards of $2,710,000. These net operating loss carryforwards begin to expire in 2019 and 2014 for federal and state purposes, respectively. The utilization of the federal net operating loss carryforward may be subject to limitation under the rules regarding a change in stock ownership as determined by the Internal Revenue Code.

     Taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes as follows:

                                                           1999                        1998
                                                      ----------------             --------------

     Effective rate                                              1.2%                      23.7%
                                                      ----------------             --------------

     United States Federal tax at statutory rate         $ (1,020,000)      34.0%       $  27,000         33.6%
     States taxes (net of Federal benefit)                   (147,000)       4.9%           4,000          5.0%
     Change in valuation reserves                           1,093,000       36.5%               -          0.0%
     Carryback of net operating loss (at other                 20,000       -0.7%               -          0.0%
     than 34%)
     Other nondeductible expenses                              17,000       -0.5%         (12,000)       -14.9%
                                                      ----------------  ---------  --------------  ------------

     Provision for income taxes                          $    (37,000)       1.2%       $  19,000         23.7%
                                                      ================  =========  ==============  ============

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

11.  Capital Stock

     Common Stock

     The Company has authorized 20,000,000 shares of common stock with a par value of $.00011 per share. Holders of these shares have one vote per share. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. Upon dissolution, liquidation or winding up of the Company, holders of common stock will be entitled to receive the assets of the Company after the satisfaction of the preferential rights of the outstanding Series A mandatorily redeemable convertible preferred stock or any other outstanding stock ranking on liquidation senior to or on parity of the common stock.

     Mandatorily Redeemable Convertible Preferred Stock

     On January 22, 1999, the Company designated 2,870,000 shares of no par value Series A preferred stock (the "Preferred Stock") and entered into a stock purchase agreement (the "Agreement") with a venture capital fund. The Company sold 2,730,000 shares of the Preferred Stock with warrants for gross proceeds of $3,000,000 that was paid as follows: $2,000,000 on January 22, 1999 and $1,000,000 on April 9, 1999.

     On April 10, 1999 the Company issued 59,650 additional shares of Series A preferred stock to the venture capital fund in accordance with the stock purchase agreement anti-dilution clause.

     Rights, Preference and Terms of Preferred Stock

     The following is a summary of the rights, preferences, and terms of the Company's outstanding series of preferred stock:

     Dividends

     The Series A Preferred Stockholders (the "Holders") shall be entitled to receive cash dividends as and when declared by the Board of Directors (the "Board") out of the assets of the Corporation. In the event the Board declares a dividend to the common stockholders, the Board shall at the same time declare a dividend for the Holders payable at the same time as the dividend due to the common stockholders in an amount for each share of Preferred Stock equal to the dividend payable on the number of shares of common stock into which such shares of Preferred Stock may be converted. Dividends on the Preferred Stock shall accumulate from the date of declaration and shall not bear interest.

     Conversion

     Each share of Preferred Stock is convertible at the option of the Holder into common stock on a one-for-one basis. This conversion shall be adjusted upon the issuance by the Company of additional common shares for consideration per share less that the original per share issue price of Series A Preferred Stock of $.91 per share.

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

     Voting

     Holders of Preferred Stock have voting rights on an as-if-converted to common stock basis.

     Mandatory Conversion

     A mandatory conversion event, as defined in the Agreement, is the closing of an underwritten initial public offering of the common stock of the Corporation resulting in gross proceeds to the Company of at least $15 million or the vote of a majority of the Holders of outstanding shares to convert the preferred shares to common stock. If a mandatory conversion event were to occur, as defined by the Agreement, all outstanding shares of Preferred Stock shall, without any action on the part of the Holder thereof, be converted automatically into shares of the common stock by dividing the Preferred Stock purchase price by the then applicable conversion price. The conversion price shall be adjusted from time to time if the Company, while there are shares of Preferred Stock outstanding, issues or sells shares of the common stock of the Corporation at a cash or non-cash price per share less than the conversion price in effect immediately prior to issuance or sale.

     Redemption

     Each Holder of Preferred Stock may require the Company to redeem all or any portion of such Holder's preferred shares at any time after December 31, 2004. The redemption price per preferred share shall equal the product of
     (i) an amount equal to two times the sum of the Company's gross revenues, as defined, for the twelve month calendar period immediately preceding the date of the notice less all debts and other liabilities of the Company multiplied by (ii) one and then, divided (iii) by number of fully diluted common shares of the Company. This calculation resulted in a redemption value of $9,023,000 as of December 31, 1999 and $5,454,000 as of June 30, 2000 (unaudited). The Series A Preferred Stock was initially recorded at $1,669,000 as of January 22, 1999 based on the cash received, net of issue costs of $245,000 and the fair value of warrants of $86,000. Additional Series A Preferred Stock was initially recorded at $918,000 as of April 9, 1999 based on cash received, net of issue costs of $82,000. The Series A Preferred Stock is being accreted to the redemption value, utilizing the interest method. The accretion is recorded as an increase or decrease to additional paid-in capital and an increase or decrease to the recorded value of the Series A Preferred Stock through December 2004, the redemption date. The Company recorded increases(decreases) to stockholders' equity of $553,000 for accretion for the year ended December 31, 1999 and ($47,000) and $242,000 for the six months ended June 30, 2000 and 1999 (unaudited), respectively.

     Liquidation

     In the event of liquidation, dissolution or winding up of the Company, the Holders shall be entitled to receive an amount per share in cash equal to $1.10 per share, plus any declared but unpaid dividends, plus an amount equal to eight percent per annum times an amount equal to the Preferred Purchase Price ($1.10) for such share; provided that if the assets and funds available for distribution to the Holders as to liquidation preference shall be insufficient to permit the payment to all such Holders of the full amount of their liquidation preferences, then the Holders shall share ratably in any distribution of the remaining assets and funds of the Company.

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

     Warrants

     In connection with the issuance of the Preferred Stock in January 1999, the Company issued warrants to purchase 218,400 shares of common stock at an exercise price of $1.21 per share. The warrants expire upon the earlier of
     (i) January 22, 2003 or (ii) upon the effectiveness of a registration statement under the Securities Act of 1933, as amended, and sale of the Company's stock in a firm commitment underwritten public offering. The Company allocated $86,000 of the $3,000,000 gross proceeds to the warrants and recorded additional paid-in capital based on their fair value as determined using the Black-Scholes pricing model.

12.  Stock Options

     During 1998, the Company's Board of Directors approved a plan (the "Plan") whereby 1,500,000 shares of common stock have been reserved for issuance to employees and consultants at terms and prices to be determined by the Board of Directors. The Plan specifies that the exercise price cannot be less than 100% of the fair market value of the stock on the date of grant. However, if the optionee owns more than 10% of the outstanding stock on the option grant date, the incentive stock price per share shall not be less that 110% of the fair market value of the stock on the option grant date. The maximum term for options granted is ten years. Options granted under the Plan generally vest ratably over a three or four year period from the date of grant and expire ten years from the grant date.

     The activity for the Plan is presented in the following table:

                                                                 1999                             1998
                                                    -------------------------------  --------------------------------
                                                                       Weighted                          Weighted
                                                        Number         Average           Number          Average
                                                         of            Exercise            of            Exercise
                                                       Options          Price           Options           Price
                                                    --------------  ---------------  ---------------  ---------------

     Outstanding - beginning of period                    728,000           $  .75                -           $    -
     Granted below fair value                                   -                -                -                -
     Grant at fair value                                  587,500             1.05          737,000              .75
     Exercised                                                  -                -                -                -
     Forfeited                                           (21,000)              .86           (9,000)             .75
                                                    --------------  ---------------  ---------------  ---------------

     Outstanding - end of period                        1,294,500           $  .89          728,000           $  .75
                                                    ==============  ===============  ===============  ===============

     Exercisable at end of period                         238,667              .75                -                -
     Weighted average grant date fair value                                 $ 1.05                            $  .75

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

     The following table summarizes information about the Company's stock options:

                                           Options Outstanding at December 31, 1999
                          ---------------------------------------------------------------------------
                                                            Remaining
        Exercise                  Number                   Contractual                 Options
          Price                Outstanding                    Life                    Exercisable
     ----------------     -----------------------     ----------------------      -------------------
              $  .75                     716,000               8.5 years                   238,667
              $ 1.00                     517,500               9.5                               -
              $ 1.50                      61,000               9.9                               -

     If the company had elected to recognize compensation expense based on fair value of stock-based instruments at the grant date as prescribed by SFAS No. 123, its net loss for the year ended December 31, 1999, would have been ($3,002,000). The fair value of options was estimated using the minimum value method with the following assumptions: expected life of 4 years for options vesting over a 3 year period and 5 years for options vesting over a 4 year period; interest rate (5.71%); no volatility and no dividend yield.

13.  Commitments and Contingencies

     The Company leases its facilities and equipment under operating and capital lease agreements. Future minimum lease payments under noncancelable operating and capital leases at December 31, 1999 are as follows:

                                                                              Capital              Operating
                                                                               Leases               Leases
                                                                          -----------------    ------------------
     2000                                                                        $ 119,000            $  583,000
     2001                                                                          115,000               561,000
     2002                                                                          114,000               577,000
     2003                                                                          102,000               593,000
     2004                                                                           92,000               606,000
                                                                          -----------------    ------------------
                                                                                   542,000            $2,920,000
                                                                                               ------------------
     Less amounts representing interest                                           (116,000)
                                                                          -----------------
                                                                                   426,000

     Less current maturities                                                       (80,000)
                                                                          -----------------

                                                                                 $ 346,000
                                                                          =================

     Rent expense for the years ended December 31, 1999 and 1998 was $414,000 and $202,000, respectively.

     In September 1999, the Company entered into an agreement with a software development company (the "software company"). The Company has agreed to sell a minimum of $62,500 of software for the software company quarterly. If the Company is unable to sell this amount, they have agreed to reimburse the software company for the difference between the $62,500 and the amount sold. This agreement expires September 30, 2000. The Company had accrued $12,000 associated with fourth quarter 1999 sales at December 31, 1999.

                        Research Triangle Commerce, Inc.
                          Notes to Financial Statements

14.      Subsequent Events (Unaudited)

     The Company and Internet Commerce Corporation ("ICC") entered into an Agreement and Plan of Merger dated June 14, 2000 (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company will become a wholly-owned subsidiary of ICC. ICC will pay aggregate consideration of $42,000,000, in ICC stock and cash, to the Company's stockholders and option and warrant holders.

     On June 14, 2000 the Company signed a promissory note to ICC for $5,000,000. The note shall be payable immediately after the effective date of the merger provided however, that upon the merger and in any event on August 15, 2000, the note would automatically convert into shares of the Company's common stock. The Company converted the promissory note into 1,793,896 shares of common stock.

     On August 10, 2000 the Company adopted a Restricted Stock Plan. The Plan is designed to award shares of common stock, on a restricted basis, to certain individuals, conditioned upon and subject to the closing of a proposed transaction between the Company and ICC. One stockholder will transfer 825,000 shares of common stock owned by the stockholder to the individuals awarded in the form of restricted stock.

     On August 15, 2000, the Company converted the Convertible Debenture into 738,500 shares of common stock.

                                    Exhibit A

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 14, 2000, among Internet Commerce Corporation, a Delaware corporation ("ICC"), a party to this Agreement but not a constituent corporation in the Merger (as hereinafter defined), ICC Acquisition Corporation, Inc., a North Carolina corporation ("Buyer"), all of whose capital stock is owned directly by ICC, Research Triangle Commerce, Inc., a North Carolina corporation (the "Company"), and the individuals listed on the signature pages hereto (such persons being herein referred to individually as a "Seller" and collectively as "Sellers").

                  WHEREAS, the Boards of Directors of ICC, Buyer and the Company, deeming it advisable and for the respective benefit of Buyer and the Company, and their respective shareholders, have approved the merger of Buyer with and into the Company on the terms and conditions hereinafter set forth, and have approved this Agreement and authorized the transactions contemplated hereby; and

                  WHEREAS, the Board of Directors of the Company has determined to recommend to all of the Company's shareholders, including Sellers, that the Merger and this Agreement be approved; and

                  WHEREAS, ICC, Buyer, the Company and Sellers desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Articles of Merger"--as defined in Section 2.2.

         "Balance Sheet Date"--April 30, 2000.

         "Blue Water"-- Blue Water Venture Fund II, L.L.C.

         "Blue Water Convertible Note"--the Company's Convertible Subordinated 8% Debenture dated December 7, 1999 in the principal amount of $2 million payable to the order of Blue Water.

         "Blue Water Waiver Letter"--the side letter dated June 14, 2000 from Blue Water to ICC pursuant to which Blue Water agrees to waive Blue Water's rights under the Company's certificate of incorporation and under the Investor Rights Agreement dated as of January 22, 1999 by and among the Company, Blue Water and certain holders of the Company Capital Stock as set forth therein.

         "Buyer"--as defined in the first paragraph of this Agreement.

         "Cash at Closing"--the cash on hand of the Company at the Effective Time in excess of the sum of (x) the amount of the Company's borrowings under its existing bank line of credit and (y) accrued and unpaid interest on the Promissory Note, up to a maximum of $4,000,000.

         "Closing"--as defined in Section 2.1(b).

         "Closing Date"--the date and time as of which the Closing actually takes place.

         "Code"--as defined in Section 2.4.

         "Commission"--the United States Securities and Exchange Commission.

         "Company"--as defined in the first paragraph of this Agreement.

         "Company Capital Stock"--the Company Common Stock (including Company Restricted Stock) and the Series A Preferred Stock.

         "Company Common Stock"--the Common Stock, no par value per share, of the Company.

         "Company Restricted Stock"-- as defined in Section 2.12(b).

         "Company Series A Preferred Stock"--the Series A Preferred Stock, no par value per share, of the Company.

         "Company Shareholders"-- the holders of the Company Capital Stock.

         "Company Shareholders Meeting"--as defined in Section 4.28.

         "Contract"--any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Conversion Number"-- the number obtained by dividing (a) $42,000,000 less the Cash at Closing by (b) the Market Price of ICC Common Stock.

         "Damages"--as defined in Section 11.2(a).

         "Disclosure Schedule"--the disclosure schedule delivered by Sellers and the Company to ICC and Buyer concurrently with the execution and delivery of this Agreement.

         "Effective Time"--as defined in Section 2.2.

         "Effective Day for the Registration Statement"--the day on which the Commission declares a Registration Statement on Form S-3 relating to the resale of the ICC Shares pursuant to Sections 2.7(a), (b) and/or (c) effective.

         "Encumbrance"--any mortgage, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "Environment"--soil, land surface or subsurface strata, surface waters, groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life and any other environmental medium or natural resource.

         "Environmental, Health and Safety Liabilities"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of hazardous substances, occupational safety and health and regulation of chemical and hazardous substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and response, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health

Law and for any natural resource damages; or (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law"--any and all federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees and agreements with any Governmental Authority of or relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, packaging, labeling or release of Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; and the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq.; and the state analogues thereto and any common law doctrine, including negligence, nuisance, trespass, personal injury or property damage related or arising out of the presence, release or exposure to Hazardous Materials.

         "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

         "Exchange Act"--the Securities Exchange Act of 1934, as amended, or any successor law.

         "Facilities"--any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

         "Financial Statements"--as defined in Section 4.5(a).

         "Fully Diluted Number of Shares"--the sum of (i) the total number of shares of Company Common Stock (including Company Restricted Stock) outstanding immediately prior to the Effective Time and (ii) the total number of shares of Company Common Stock issuable upon the exercise or conversion of all Company Series A Preferred Stock, options, warrants and other exercisable or convertible securities, including the Blue Water Convertible Note but excluding the Promissory Note, outstanding immediately prior to the Effective Time.

         "GAAP"--generally accepted United States accounting principles applied on a basis consistent with the basis on which the financial statements of the Company referred to in Section 4.5 were prepared.

         "Governmental Authority" --any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

         "Governmental Permit" --any license, franchise, permit or other authorization of any Governmental Authority.

         "Hazardous Activity"--the distribution, generation, handling, manufacturing, processing, production, release, storage, transportation, treatment, disposal or use of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business or operation that increases the danger or poses an unreasonable risk of harm to persons or property on or off the Facilities or that may affect the value of the Facilities or the Company.

         "Hazardous Materials"--any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law.

         "ICC"--as defined in the first paragraph of this Agreement.

         "ICC Common Stock"--the Class A Common Stock, $.01 par value per share, of ICC.

         "ICC Common Stock Issuance"--as defined in Section 7.6.

         "ICC SEC Reports"--as defined in Section 5.4(a).

         "ICC Shares"--the shares of ICC Common Stock to be issued to the Company Shareholders in connection with the Merger.

         "ICC Stockholders Meeting"--as defined in Section 4.28.

         "Indemnified Persons"-- as defined in Section 11.2(a).

         "Intellectual Property Assets" --as defined in Section 4.21(a).

         "IRS"--the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

         "Joint Proxy Statement"--as defined in Section 4.28.

         "Letter of Intent"--the Letter of Intent dated May 15, 2000 by and between ICC and the Company.

         "Liabilities"--any liability or other obligation of any kind or nature whatsoever, and whether absolute, accrued, contingent or otherwise, and whether known or unknown.

         "Market Price of ICC Common Stock"--the average of the closing prices per share of the ICC Common Stock for the ten trading days ending three trading days prior to the Effective Time; provided, however, that if the Market Price of ICC Common Stock is greater than $21.111111 or less than $12.666667, then the Market Price of ICC Common Stock shall be deemed to be $21.111111 or $12.666667, respectively.

         "Material Adverse Effect"--as defined in Section 4.7.

         "Merger"--as defined in Section 2.1(a).

         "New Certificates"--as defined in Section 2.9(a).

         "Occupational Safety and Health Law"--any legal or governmental requirement or obligation relating to safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Old Certificates"--as defined in Section 2.9(a).

         "Options"--as defined in Section 2.12(a).

         "Option Plan"--as defined in Section 2.12(a).

         "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any amendment to any of the foregoing.

         "Partially Diluted Number of Shares"--the sum of (i) the total number of shares of Company Common Stock (excluding Company Restricted Stock) outstanding immediately prior to the Effective Time and (ii) the total number of shares of Company Common Stock issuable upon the exercise or conversion of all Company Series A

Preferred Stock, options, warrants and other exercisable or convertible securities, including the Blue Water Convertible Note but excluding the Promissory Note, outstanding immediately prior to the Effective Time.

         "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority.

         "Proceeding"--as defined in Section 4.13.

         "Promissory Note"--the Company's Convertible Promissory Note, dated June 14, 2000, in the principal amount of $5,000,000 payable to the order of ICC.

         "Registration Rights Agreement"--as defined in Section 8.10.

         "Resale Registration Statement"--as defined in the Registration Rights Agreement.

         "Securities Act"--the Securities Act of 1933, as amended, or any successor law.

         "Seller"--as defined in the first paragraph of this Agreement.

         "Sellers"--Jeffrey LeRose and Blue Water.

         "Seller Parties"--as defined in Section 11.3(a).

         "Shares"--the Company Capital Stock owned by the Sellers.

         "Stockholders Meetings"--as defined in Section 4.28.

         "Subsidiary"--of any person is any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 20% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers thereof is owned or controlled, directly or indirectly, by such Person.

         "Surviving Corporation"--as defined in Section 2.1(a).

2.  THE MERGER; CLOSING

         2.1 THE MERGER

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the North Carolina Business Corporation Act (the "NCBCA"), Buyer shall be merged with and into the Company at the Effective Time (the "Merger"). Following the Merger, the separate corporate existence of Buyer shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "Research Triangle Commerce, Inc.".

                  (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10 and subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 8 and 9 at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York (the "Closing"), unless another date, time or place is agreed to in writing by the parties hereto.

         2.2 EFFECTIVE TIME

         As soon as practicable following the Closing, the parties shall (i) file articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with the relevant provisions of the NCBCA, and
(ii) make all other filings or recordings required under the NCBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of North Carolina or at such subsequent time as the Company and ICC shall agree and be specified in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

         2.3 EFFECTS OF THE MERGER

         At and after the Effective Time, the Merger will have the effects set forth in the NCBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time the Buyer shall merge with and into the Company and the Company shall continue as the Surviving Corporation. As a result of the Merger, the separate existence of the Company and Buyer shall cease. Title to all real estate and other property owned separately by the Company and Buyer shall be vested in the Surviving Corporation without reversion or impairment; the Surviving Corporation shall have all liabilities and obligations of the Company and Buyer; and a proceeding pending by or against the Company or Buyer may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for the Company or Buyer, as the case may be.

         2.4 ARTICLES OF INCORPORATION

         At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended in accordance with the NCBCA such that the articles of incorporation of the Surviving Corporation shall consist of the provisions of the articles of incorporation of Buyer, until thereafter changed or amended as provided therein or by applicable law, except that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of this Corporation is Research Triangle Commerce, Inc."

         2.5 BY-LAWS

         The by-laws of Buyer as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         2.6 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

         The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified. The directors of the Buyer immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be directors or until their respective successors are duly elected and qualified.

         2.7 CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANY

         At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder thereof:

                  (a) Subject to the provisions of Sections 2.7(e) and 2.8, the shares held by each holder of shares of the Company Common Stock outstanding immediately prior to the Effective Time, other than shares of Company Restricted Stock, shall be converted into (1) the right to receive an amount of cash equal to the Cash at Closing multiplied by a fraction, the numerator of which shall be the number of shares of outstanding Company Common Stock held by such holder immediately prior to the Effective Time and the denominator of which shall be equal to the Partially Diluted Number of Shares plus (2) an aggregate number of shares of ICC Common Stock equal to the Conversion Number multiplied by a fraction, the numerator of which shall be the number of shares of outstanding Company Common Stock held by such holder immediately prior to the Effective Time and the denominator of which shall be equal to the Fully Diluted Number of Shares; provided, however, that if the number of shares of ICC Common Stock to which any such holder is entitled includes a fractional share, such number of shares shall be rounded up to the next whole number of shares.

                  (b) Subject to the provisions of Section 2.8, the shares held by each holder of shares of the Company Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into (1) the right to receive an amount of cash equal to the Cash at Closing multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon conversion of all such shares of Company Series A Preferred Stock immediately prior to the Effective Time and the denominator of which shall be equal to the Partially Diluted Number of Shares plus (2) an aggregate number of shares of ICC Common Stock equal to the Conversion Number multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon conversion of all of such shares of Company Series A Preferred Stock immediately prior to the Effective Time and the denominator of which shall be the Fully-Diluted Number of Shares; provided, however, that if the number of shares of ICC Common Stock to which any such holder is entitled includes a fractional share, such number of shares shall be rounded up to the next whole number of shares.

                  (c) Each authorized but unissued share of Company Capital Stock shall cease to exist.

                  (d) Each share of Buyer's Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (e) Notwithstanding any provision to the contrary, the holder of the Promissory Note, or of the Company's Common Stock issued upon conversion of the Promissory Note, shall not be entitled to any portion of either the Cash at Closing or the ICC Shares distributed upon consummation of the Merger.

         2.8 DISSENTERS

         Shares of Company Capital Stock owned by a holder (each a "Dissenting Shareholder" and, collectively, the "Dissenting Shareholders") who (i) shall not have voted in favor of the Merger and (ii) shall have given to the Company, and the Company shall have actually received, before the Company Shareholders Meeting, written notice of such holder's intent to demand payment for such holder's shares if the Merger is effectuated, in the manner provided in Section 55-13-21 of the NCBCA, shall not be cancelled, extinguished and converted as provided in Section 2.7(a) or (b) of this Agreement, as the case may be, but the holder of such shares shall be entitled to receive such consideration as shall be provided in Section 55-13-25 of the NCBCA. To the extent the Company or any Seller knows the identify of any Dissenting Shareholder at the Closing, the Company shall notify ICC and Buyer in writing of the details of the Dissenting Shareholders and the number of shares of Company Capital Stock that they own. The Company shall not enter into any agreement or settlement with any Dissenting Shareholder without the prior written consent of ICC.

         2.9 ISSUANCE OF MERGER CONSIDERATION

                  (a) Subject to the provisions of Section 2.7 and 2.8, at or as soon as practicable after the Effective Time, ICC shall issue and deliver, upon surrender by a Company Shareholder of one or more certificates ("Old Certificates") representing Company Capital Stock for cancellation, to a holder that surrenders Old Certificates representing Company Capital Stock one or more certificates ("New Certificates"), registered in the name of such holder, for a number of shares of ICC Common Stock equal to the number of shares of ICC Common Stock into which the number of shares of Company Capital Stock represented by the Old Certificates has been converted pursuant to the provisions of Section
2.7. If more than one stock certificate representing Company Capital Stock shall be surrendered for the account of the same holder, the number of whole shares of ICC Common Stock for which such certificates shall be exchanged pursuant to this
Section 2.9 shall be computed on the basis of the aggregate number of shares of Company Capital Stock evidenced by all of such certificates.

                  (b) No dividends or other distributions declared on shares of ICC Common Stock that are to be represented by New Certificates shall be paid to any Person otherwise entitled to receive the same until Old

Certificates have been surrendered in exchange for such New Certificates in the manner herein provided, and upon such surrender such dividends or other distributions shall be paid to such Persons in accordance with their terms. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                  (c) ICC shall pay any transfer taxes in connection with the exchange of Old Certificates for New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to ICC any transfer or other taxes required by reason of the issuance of the New Certificate in a name other than the registered holder of such Old Certificate, or shall establish to the satisfaction of ICC that such tax has been paid or is not applicable.

         2.10 STOCK TRANSFER BOOKS

         At the close of business on the day prior to the Effective Time of the Merger, the stock transfer books of the Company shall be closed and no transfer of Company Capital Stock shall thereafter be made on such stock transfer books.

        2.11 TAX-FREE REORGANIZATION

         The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.12 OPTIONS AND WARRANTS

                  (a) As of the Effective Time, each option, warrant or similar right outstanding at the Effective Time to purchase shares of Company Common Stock ("Options") under the Company's Stock Option Plan dated July 1, 1998 (the "Option Plan") or an agreement, instrument or certificate identified in Section
4.3 of the Disclosure Schedule, which Options are listed in Section 4.3 of the Disclosure Schedule, shall constitute an option to purchase, on the same terms and conditions set forth in the Option Plan and/or as provided in the respective agreement, instrument or certificate governing such Option immediately prior to the Effective Time, (1) an amount of cash equal to the Cash at Closing multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon exercise of such Option immediately prior to the Effective Time and the denominator of which shall be equal to the Partially Diluted Number of Shares plus (2) the number of whole shares of ICC Common Stock equal to the Conversion Number multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock underlying such Option immediately prior to the Effective Time and the denominator of which shall be the Fully-Diluted Number of Shares of Company Common Stock immediately prior to the Effective Time, rounded up to the nearest whole number of shares of ICC Common Stock, at a price per share equal to the amount determined by multiplying the exercise price per share of Company Common Stock at which such Option was exercisable immediately prior to the Effective Time by a fraction, the numerator of which is the number of shares of Company Common Stock issuable upon exercise of such Option immediately prior to the Effective Time and the denominator of which is the number of shares of ICC Common Stock issuable upon exercise of such Option as of the Effective Time, rounded up to the nearest whole cent. As soon as practicable following the Effective Time, ICC will cause to be delivered to each holder of an outstanding Option an appropriate notice setting forth such holder's rights pursuant to such Option and that such Option shall continue in effect on the same terms and conditions in accordance with this Section 2.12(a).

                  (b) The shares held by each holder of shares of Company Common Stock that are issued pursuant to the restricted stock plan contemplated by
Section 6.2(e) ("Company Restricted Stock") shall be converted into an aggregate number of shares of ICC Common Stock equal to the Conversion Number multiplied by a fraction, the numerator of which shall be the number of shares of Company Restricted Stock held by such holder immediately prior to the Effective Time and the denominator of which shall be equal to the Fully Diluted Number of Shares; provided, however, that if such aggregate number of shares of ICC Common Stock includes a fractional share, such aggregate number of shares shall be rounded up to the next whole number of shares and provided, further, that the shares of ICC Common Stock into which the Company Restricted Stock is converted shall be subject to the same terms, conditions and restrictions that are applicable to the Company Restricted Stock immediately prior to the Effective Time. Any ICC Shares that are forfeited pursuant to the terms of such restricted stock plan shall be reissued in the name of Jeffrey LeRose without any such restrictions thereon.

        2.13     BLUE WATER CONVERTIBLE NOTE

        The Blue Water Convertible Note shall be converted into (1) the right to receive an amount of cash equal to the Cash at Closing multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon conversion of the Blue Water Convertible Note (or upon conversion of convertible securities issuable upon conversion of the Blue Water Convertible Note) immediately prior to the Effective Time and the denominator of which shall be equal to the Partially Diluted Number of Shares plus (2) an aggregate number of shares of ICC Common Stock equal to the Conversion Number multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon conversion of the Blue Water Convertible Note (or upon conversion of convertible securities issuable upon conversion of the Blue Water Convertible Note) immediately prior to the Effective Time and the denominator of which shall be the Fully-Diluted Number of Shares; provided, however, that if such number of shares of ICC Common Stock includes a fractional share, such number of shares shall be rounded up to the next whole number of shares.

3. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS

         Each Seller severally and not jointly represents and warrants to ICC and Buyer as to itself as follows:

         3.1 AUTHORITY; NO CONFLICT

                  (a) This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. Such Seller has the right, power, authority and capacity to execute and deliver this Agreement and to perform his or her obligations under this Agreement, and this Agreement has been duly authorized and approved, executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by such Seller nor the consummation or performance by such Seller of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both) contravene, conflict with or result in a violation or breach of or a default under any legal requirement or any order or any Contract to which such Seller may be subject.

         3.2 OWNERSHIP OF SHARES

         Such Seller owns, beneficially and of record, and has good, valid and marketable title to and the right to transfer to Buyer, that number of the Shares set forth opposite its name on the signature page hereto executed by such Seller, free and clear of any and all Encumbrances. Except as described on
Schedule 3.2, there are no voting trusts, shareholder agreements or any other agreements or understandings to which such Seller is a party with respect to the transfer, voting or registration of the capital stock of the Company.

         3.3 LEGAL PROCEEDINGS

         There is no pending Proceeding against such Seller that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated hereby and, to the knowledge of such Seller, no such Proceeding has been threatened and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

         3.4 INVESTMENT REPRESENTATIONS OF SELLER

         (a) Such Seller is either (i) an accredited investor as that term is defined in Rule 501 under the Securities Act, or (ii) has, either alone or with his, her or its purchaser representative or representatives (as that term is defined in Rule 501 under the Securities Act), such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the ICC Common Stock.

         (b) The ICC Common Stock is being acquired by such Seller for its own account, and not for any other Person, for investment only and with no intention of reselling, assigning, transferring or otherwise disposing of (collectively, "Transfer") such ICC Common Stock or any part thereof or interest therein. Such Seller will not Transfer any of such shares of ICC Common Stock, or any part thereof or interest therein, in a transaction that would be a violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Seller to Transfer all or any part of such ICC Common Stock under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities law. Such Seller has no contract, undertaking, agreement or arrangement with any Person to Transfer the ICC Common Stock, or any part thereof or interest therein, and such Seller has no present plans to enter into any such contract, undertaking, agreement or arrangement.

         (c) Such Seller has read this Agreement and all other documents provided by ICC in connection herewith, including the ICC SEC Reports, and fully understands the terms and conditions under which the ICC Common Stock is being issued to it pursuant hereto. ICC and Buyer have made available to such Seller the opportunity to ask questions of and receive answers from ICC or Buyer concerning ICC and the terms and conditions under which ICC Common Stock will be issued to it and to obtain any additional information which ICC or Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information. Such Seller is satisfied with such answers and information.

         (d) Subject to Section 5.8(a), such Seller agrees that, so long as required by law, certificates evidencing the ICC Shares and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS."

4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Company and the Sellers hereby each individually represents and warrants to ICC and Buyer as follows:

         4.1 ORGANIZATION AND GOOD STANDING

                  (a) Section 4.1 of the Disclosure Schedule contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business and its capitalization (including the identity of each shareholder and the number of shares held by each). The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as conducted and to own or use the properties and assets that it purports to own or use. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) The Company has delivered to ICC correct and complete copies of the Organizational Documents of the Company.

         4.2 AUTHORITY; NO CONFLICT

                  (a) The Company has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the Merger and to perform its obligations under this Agreement. This Agreement has been duly authorized and approved, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to approval of the Merger by the Company Shareholders.

                  (b) Except as set forth in Section 4.2(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation or performance by the Company of the Merger or any of the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

                           (i) contravene, conflict with or result in a
violation or breach of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors (or any Committee thereof) or the shareholders of the Company, (C) any legal requirement or any order of any Governmental Authority to which the Company or any of the properties or assets owned or used by the Company may be subject, or (D) any Governmental Permit, which is held by the Company;

                           (ii) result in a breach of or constitute a default,
give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third party, under any Contract to which the Company is a party or by which its properties or assets are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which the Company or any of its properties or assets is subject; or

                           (iii) result in the imposition or creation of any
Encumbrance upon or with respect to any of the properties or assets owned or used by the Company; except, with respect to clauses (ii) or (iii) of this
Section 4.2, where any such breach, default, termination right, cancellation or acceleration right or Encumbrance could not reasonably be expected to have a Material Adverse Effect on the Company or would not adversely affect the ability of the Company to consummate the Merger or the other transactions contemplated hereby.

                  (c) The only votes required by the Company Shareholders to approve the Merger are the affirmative vote of (i) a majority of the outstanding shares of Company Common Stock and Company Series A Preferred Stock voting on an as-converted basis, voting together as a single class, and (ii) a majority of the Company Series A Preferred Stock voting as a separate class.

         4.3 CAPITALIZATION

         The authorized equity securities of the Company consist only of 20,000,000 shares of Company Common Stock, of which 9,300,000 shares are issued and outstanding, and 2,870,000 shares of preferred stock, no par value per share, of which 2,789,650 shares are issued and outstanding. All of such shares of preferred stock are designated as Series A Preferred Stock. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as listed and described in Section 4.3 of the Disclosure Schedule, there are no outstanding or unexercised warrants, options, agreements or understandings, convertible securities (other than the Series A Preferred Stock) or other commitments (contingent or otherwise) pursuant to which the Company is or may become obligated to issue any shares of its capital stock or other securities of the Company or any securities with profit participation features or any stock appreciation rights or phantom stock plans. Except as listed and described in
Section 4.3 of the Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the transfer, voting or registration of the capital stock of the Company, nor are there any Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the

Company were issued in violation of the Securities Act or any other legal requirement. The Company does not have any Subsidiaries or own or have any Contract to acquire, any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business. No Person has any preemptive rights with respect to any security of the Company.

         4.4 BOOKS AND RECORDS

         The books of account and other records of the Company, all of which have been made available to ICC, are, in all material respects, correct and complete. Except as disclosed in Section 4.4 of the Disclosure Schedule, the minute books of the Company contain correct and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors and committees of the Board of Directors of the Company. The stock book of the Company is correct and complete. At the Closing, all of such books and records will be in the possession of the Company.

         4.5 FINANCIAL STATEMENTS

                  (a) For purposes of this Agreement, "Financial Statements" shall mean the audited consolidated balance sheets of the Company as of December 31, 1998 and December 31, 1999, and the related consolidated income statements for the two years then ended, and the unaudited consolidated balance sheets of the Company as of April 30, 1999 and April 30, 2000 and the related consolidated income statements for the four months ended on such dates (the "Interim Financial Statements"). The Company has delivered to ICC correct and complete copies of the Financial Statements.

                  (b) The Financial Statements (i) have been prepared from the books and records of the Company in accordance with GAAP, (ii) reflect all Liabilities of the Company required to be reflected therein on such basis as at the date thereof and (iii) fairly present in all material respects the financial position of the Company as of the respective dates of the balance sheets included in the Financial Statements and the consolidated results of its operations for each of the periods then ended.

                  (a) There has been no material adverse change since the Balance Sheet Date in the amount or delinquency of accounts payable of the Company (either individually or in the aggregate).

                  (b) Section 4.5(d) of the Disclosure Schedule sets forth as of June 9, 2000 (a) the amount of all indebtedness of the Company then outstanding and the interest rate applicable thereto, (b) any Encumbrances which relate to such indebtedness and (c) the name of the lender or the other payee of each such indebtedness.

         4.6 NO UNDISCLOSED LIABILITIES

         The Company has no Liabilities except for Liabilities reflected or reserved against in the Financial Statements and current Liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which current Liabilities are consistent with the representations and warranties contained in this Agreement and will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         4.7 NO MATERIAL ADVERSE CHANGE

         Since December 31, 1999, there has not been any material adverse change in the business, operations, properties, assets, prospects, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of the Company and no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect on the Company.

         4.8 TAXES

         The Company has (a) properly and timely filed all federal, state, local and foreign tax returns, declarations of estimated tax, tax reports, information returns, amended returns and statements (collectively, the "Returns") required to be filed by the Company relating to any Taxes (as defined below) with respect to any income, properties or operations of the Company; (b) as of the time of filing, the Returns were complete and correct in all material respects and the Company has timely paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Financial Statements have been established; (c) the Company has not been delinquent in the payment of any Taxes, nor has the Company requested any extension of time within which to file any Return, which Return has not since been filed; (d) there are no pending tax audits of any Returns of the Company; (e) no Tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Company have been proposed, asserted or assessed in writing against the Company; (f) the Company has not been granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any income, properties or operations of the Company; (g) the Company has not, during the five-year period preceding the date hereof, been a personal holding company within the meaning of
Section 542 of the Code (or any corresponding provision of state, local or foreign law); (h) the Company has not made any election under Section 341(f) of the Code (or any corresponding provisions of state, local or foreign law); (i) the Company is not liable for the Taxes of any other Person, nor is the Company currently under any contractual obligation to indemnify any Person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of taxes other than income taxes), nor is the Company party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes of any other Person; (j) the Company has not agreed, nor is the Company required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; and (k) the Company has not elected S Corporation status within the meaning of Section 1361(a)(1) of the Code (or any corresponding provision of state, local or foreign law). As used in this Agreement, the term "Tax" shall mean any of the Taxes and the term "Taxes" shall mean, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause
(i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another Person or a member of an affiliated or combined group.

         4.9 ACCOUNTS RECEIVABLE

         All accounts receivable of the Company that are reflected on the Financial Statements, and all receivables arising after the date of the Interim Financial Statements and prior to the Closing Date (collectively, the "Accounts Receivable"), represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the knowledge of the Company or any of the Sellers, all of the Accounts Receivable are or will be collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business without resort to litigation.

         4.10 TITLE TO PROPERTIES; ENCUMBRANCES

         Section 4.10 of the Disclosure Schedule contains a correct and complete list of all real property, leaseholds or other interests therein owned or held by the Company. The Company has delivered or made available to Buyer correct and complete copies of the real property leases to which the Company is party or pursuant to which it uses or occupies any real property. The Company has good title to all of the properties and assets, real and personal, tangible and intangible, it owns, purports to own or uses in its business, including those reflected on its books and records and in the Financial Statements (except for accounts receivable collected and materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the most recent Financial Statements). The Company has a valid leasehold, license or other interest in all of the other assets, real or personal, tangible or intangible, which are used in the operation of its business. All material properties and assets owned, leased or used by the Company are free and clear of all Encumbrances, except for (a) liens for current taxes not yet due, (b) workman's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the property or asset subject thereto, or impairs the operations of the Company, (c) Encumbrances disclosed in the Financial Statements and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company and (ii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto.

         4.11 CONDITION AND SUFFICIENCY OF ASSETS

         The Facilities and other property and assets owned or used by the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Facilities or other property or assets owned or used by the Company is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other property and assets owned or used by the Company are sufficient for the continued conduct of its business after the Effective Time in substantially the same manner as conducted prior to the Effective Time.

         4.12 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

                  (a) Except as set forth in Section 4.12 of the Disclosure Schedule, the Company is in compliance in all material respects with all federal, state and local laws, regulations, licenses, orders, ordinances, judgments and decrees affecting the properties and assets owned or used by the Company and the business or operations of the Company. The Company has not been charged with violating, nor, to the knowledge of the Company or any of the Sellers, threatened with a charge of violating, nor, to the knowledge of the Company or any of the Sellers, is the Company under investigation with respect to a possible violation of, any provision of any federal, state or local law, regulation, license, order, ordinance, judgment or decree relating to any of its properties or assets or any aspect of its business or operations.

                  (b) Section 4.12 of the Disclosure Schedule contains a complete and accurate list of each material Governmental Permit that is held by the Company or that otherwise relates to the business or operations of, or to any of the properties or assets owned or used by, the Company. Each Governmental Permit listed or required to be listed in Section 4.12 of the Disclosure
Schedule is valid and in full force and effect.

         4.13 LEGAL PROCEEDINGS

         Except as set forth in Section 4.13 of the Disclosure Schedule, there is no pending claim, action, investigation, arbitration, litigation or other proceeding ("Proceeding"):

                           (i) that has been commenced by or against the Company
or that otherwise relates to or may affect the business of, or any of the properties or assets owned or used by, the Company; or

                           (ii) that challenges, or that is reasonably likely to
have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

         To the knowledge of the Company or any of the Sellers, no such Proceeding has been threatened. The Company has made available to Buyer true, correct and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Section 4.13 of the Disclosure Schedule. The Proceedings listed in Section 4.13 of the Disclosure Schedule could not reasonably be expected to have a Material Adverse Effect on the Company.

         4.14 ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Section 4.14 of the Disclosure Schedule, since the Balance Sheet Date, the Company has conducted its business only in the ordinary course, consistent with past practice, and the Company has not:

                  (a) declared or paid any dividend or other distribution in respect of shares, or redeemed or otherwise repurchased, any shares of the capital stock of the Company;

                  (b) issued or sold or authorized for issuance or sale, or granted any Options with respect to, any shares of its capital stock or any other type of its securities, or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by way of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                  (c) paid or increased any bonuses, salaries or other compensation to any stockholder, director, officer, consultant or (except in the ordinary course of business consistent with past practice) employee or entered into any employment, severance or similar Contract with any director, officer or employee;

                  (d) adopted or increased the payments to or benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees;

                  (e) suffered any damage to or destruction or loss of any property or asset, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect on the Company;

                  (f) entered into, terminated or received notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000, or any other Contract, the entering into or termination of which could reasonably be expected to have a Material Adverse Effect on the Company, including the entry into (i) any document evidencing any indebtedness, (ii) any capital or other lease or (iii) any guaranty;

                  (g) sold, leased, or otherwise disposed of (other than in the ordinary course of business consistent with past practice) any property or asset or mortgaged, pledged or imposed any Encumbrance on any material property or asset;

                  (h) cancelled, compromised or waived any claim or right with a value to the Company in excess of $25,000 or instituted or settled any Proceeding;

                  (i) changed the method of accounting or the accounting principles or practices used by the Company in the preparation of the Financial Statements; or

                  (j) agreed, whether orally or in writing, to do any of the foregoing.

         4.15 CONTRACTS; NO DEFAULTS

                  (a) Section 4.15(a) of the Disclosure Schedule contains a correct and complete list, and the Company has delivered to ICC correct and complete copies, of:

                           (i) each Contract that involves performance of
services or delivery of goods or materials by the Company of an amount or value in excess of $50,000;

                           (ii) each Contract that involves performance of
services or delivery of goods or materials to the Company of an amount or value in excess of $50,000;

                           (iii) each lease, license and other Contract
affecting any leasehold or other interest in any real or personal property;

                           (iv) each collective bargaining agreement and other
Contract to or with any labor union or other employee representative of a group of employees;

                           (v) each joint venture, partnership and other
Contract involving a sharing of profits, losses, costs or liabilities by the Company with any other Person or requiring the Company to make any capital contribution;

                           (vi) each Contract containing covenants that in any
way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person or hire any Person;

                           (vii) each agreement between the Company and an
officer or director of the Company or any Seller or any affiliate of any of the foregoing;

                           (viii) each power of attorney that is currently
effective and outstanding;

                           (ix) each Contract for capital expenditures in excess
of $50,000;

                           (x) each agreement under which any money has been or
may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company), each guaranty (including "take-or-pay" and "keepwell" agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business) and each pledge, security or other agreement pursuant to which any Encumbrance is created in any material asset or property of the Company;

                           (xi) each agreement containing restrictions with
respect to the payment of dividends or other distributions in respect of the Company's capital stock;

                           (xii) each stock purchase, merger or other agreement
pursuant to which the Company acquired any material amount of assets, and all relevant documents and agreements delivered in connection therewith;

                           (xiii) each agreement containing a change of control
provision;

                           (xiv) each other agreement having an indefinite term
or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than sixty (60) days' notice by the Company without penalty) or requiring payments by the Company of more than $50,000 per year; and

                           (xv) each standard form of agreement pursuant to
which the Company provides services to customers.

                  (b) Each Contract identified or required to be identified in
Section 4.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company and, to the knowledge of Company or any of the Sellers, against the other parties thereto in accordance with its terms.

                  (c) Except as set forth in Section 4.15(c) of the Disclosure
Schedule:

                           (i) the Company is in compliance in all material
respects with all applicable terms and requirements of each Contract under which the Company has any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Company;

                           (ii) to the knowledge of the Company or any of the
Sellers, each other person that has or had any obligation or liability under any Contract under which the Company has any rights is in compliance in all material respects with all applicable terms and requirements of such Contract; and

                           (iii) no event has occurred or, to the knowledge of
the Company or any of the Sellers, circumstance exists that (with or without notice or lapse of time or both) is reasonably likely to result in a violation or breach of any Contract, which violation or breach could reasonably be expected to have a Material Adverse Effect on the Company.

         4.16 INSURANCE

         Section 4.16 of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Company, which policies are in full force and effect in accordance with their terms and expire on the dates shown on Section 4.16 of the Disclosure Schedule. There has been no material default in the payment of premiums on any of such policies, and, to the knowledge of the Company or any of the Sellers, there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies insure the Company in amounts and against losses and risks customary and sufficient for businesses similar to that of the Company, and, to the knowledge of the Company or any of the Sellers, such policies shall continue in full force and effect up to the expiration dates shown in Section 4.16 of the Disclosure Schedule. Correct and complete copies of all insurance policies listed in Section 4.16 have been previously furnished to ICC.

         4.17 ENVIRONMENTAL MATTERS

                  (a) The Company is, and at all times has been, in compliance in all material respects with, and has not been and is not in violation of or liable under, any Environmental Law. The Company has obtained and is in compliance with all permits required under Environmental Laws. Neither the Sellers or the Company has received any actual or threatened order, notice or other communication from (i) any Governmental Authority or third party, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company has had an interest or the operation of its business, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, transported, used or processed by the Company.

                  (b) There are no pending or, to the knowledge of the Company or any of the Sellers, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties or assets in which the Company has or had an interest.

                  (c) None of the Sellers or the Company has knowledge of any basis to expect, nor has any of them received, any inquiry, notice, order or other communication that relates to Hazardous Activity, Hazardous Materials or any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, transported, used or processed by the Company have been transported, treated, stored, handled or disposed.

                  (d) None of the Sellers or the Company has any Environmental, Health, or Safety Liabilities with respect to the Facilities or with respect to any other properties and assets in which the Company (or any predecessor) has or had an interest that could reasonably be expected to have a Material Adverse Effect on the Company.

                  (e) There are no Hazardous Materials present on, in, under or migrating to or from the Environment at the Facilities, to the knowledge of the Company or any of the Sellers. Neither the Sellers nor the Company has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets of the Company except in compliance in all material respects with all applicable Environmental Laws.

                  (f) There has been no release or, to the knowledge of the Company or any of the Sellers, threat of release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, transported, produced, used, disposed or processed from or by the Facilities, or from or by any other properties and assets in which the Company has or had an interest.

                  (g) The Company has delivered to ICC correct and complete copies and results of any and all reports, studies, analyses, tests or monitoring possessed or initiated by any of the Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by the Company with Environmental Laws.

         4.18 EMPLOYEES

                  (a) Section 4.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the
Company: name, job title, current compensation, vacation accrued and service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature.

                  (b) No Seller and no officer of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such Person and any other Person that materially and adversely affects (i) the performance of his duties as an officer or employee of the Company or (ii) the ability of the Company to conduct its business. Neither the Company nor any Seller is aware of any officer or other key employee of the Company who intends to terminate his or her employment with the Company.

         4.19 EMPLOYEE BENEFITS

                  (a) Except as listed on Section 4.19 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plans. "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company or any ERISA Affiliate, which are now, or were within the past six years, maintained by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. "ERISA Affiliate" means any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

                  The Company has delivered to ICC or its counsel prior to the date of this Agreement correct and complete copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten), (ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each Plan, (iii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and
(iv) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

                  (b) Neither the Company nor any ERISA Affiliate maintains or has ever maintained an Employee Benefit Plan subject to Title IV of ERISA.

                  (c) To the knowledge of the Company or any of the Sellers, with respect to each Employee Benefit Plan, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject ICC, Buyer or the Company, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, or for whose conduct the Company could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

                  (d) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is subject to Sections 201, 301 or 401 of ERISA is covered by a favorable opinion letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and, to the knowledge of the Company or any of the Sellers, there are no circumstances that are reasonably likely to result in revocation of any such favorable determination letter. To the knowledge of the Company or any of the Sellers, each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable laws, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Company shall have made all contributions required to be made by them up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the Financial Statements provided to ICC by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely made.

                  (e) Neither the Company nor any of the Sellers has received or is aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the knowledge of the Company or any of the Sellers, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and neither the Company nor any of the Sellers has knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations. To the knowledge of the Company or any of the Sellers, there has not occurred any circumstances by reason of which the Company may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

                  (f) No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA").

                  (g) Neither the Company or any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA.

                  (h) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

                  (i) No Employee Benefit Plan, other than a "pension plan" within the meaning of Section 3(2) of ERISA ("Pension Plan"), is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

                  (j) Except as provided in Section 4.19 of the Disclosure Schedule, no person or entity has an employment, severance, consulting or independent contractor agreement with the Company. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any material services for the Company.

                  Except as set forth in Section 4.19 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in (i) any payment (including severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Company. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of the Company.

         4.20 LABOR RELATIONS

         Except as set forth in Section 4.20 of the Disclosure Schedule:

                  (a) The Company has satisfactory relationships with its employees.

                  (b) No condition or state of facts or circumstances exists which is reasonably likely to materially adversely affect the Company's relations with its employees, including the consummation of the transactions contemplated by this Agreement.

                  (c) The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.

                  (d) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. The Company has no obligation to negotiate any such collective bargaining agreement and, to the knowledge of the Company or any of the Sellers, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

                  (e) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of the Company or any of the Sellers, threatened with respect to the employees of the Company, nor has any of the above occurred or, to the knowledge of the Company or any of the Sellers, been threatened.

                  (f) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company or any of the Sellers, no question concerning representation has been raised or threatened respecting the employees of the Company.

                  (g) There are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company or any of the Sellers, no complaints or charges have been filed or threatened to be filed against the Company with any such board or agency.

                  (h) To the knowledge of the Company or any of the Sellers, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

                  (i) Section 4.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company to any Person whose employment with the Company was terminated.

                  (j) None of the Sellers or the Company has received notice of the intent of any government body responsible for the enforcement of labor or employment laws to conduct an investigation of the Company and, to the knowledge of the Company or any of the Sellers, no such investigation is in progress.

                  (k) To the knowledge of the Company or any of the Sellers, neither the Company nor any employee of the Company is in violation in any material respect of any employment agreement, non-disclosure agreement, non-competition agreement or any other agreement regarding an employee's employment with the Company.

                  (l) The Company has paid all wages which are due and payable to each employee and each independent contractor.

         4.21 INTELLECTUAL PROPERTY RIGHTS

                  (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, service marks, service mark applications, service mark rights, copyrights, copyright applications, trade names, unfair competition rights, franchises, licenses, inventories, know-how, trade secrets, moral rights, rights of publicity, customer lists, proprietary information, technologies, processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools, and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records in any format, whether hard copy or machine-readable only.

                  (b) The Company is the sole legal and beneficial owner, free and clear of any Encumbrance, of the entire right, title and interest in and to the Intellectual Property Assets used in the conduct of the Company's business as presently conducted and as proposed to be conducted and such rights to use, sell or license are sufficient for such conduct of its business. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby will not constitute a breach of any Contract involving any of the Company's Intellectual Property Assets, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property Asset or impair the rights of the Company to use, sell or license its Intellectual Property Assets or any portion thereof.

                  (c) Set forth in Section 4.21(c) of the Disclosure Schedule is a complete and correct list of (i) all patents and patent applications, if any, owned by the Company worldwide, (ii) all trademarks and service marks, all trademark and service mark applications and registrations and all trade names owned by the Company worldwide, (iii) all copyrights and registrations and applications owned by the Company worldwide and (iv) all licenses owned by the Company in which the Company is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Section 4.21(c) of the Disclosure Schedule or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights. The Company has made all necessary filings and recordations to protect and maintain its interests in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, trade names, copyright registrations and copyright applications and licenses set forth in Section 4.21(c) of the Disclosure Schedule, except for such filings and recordations the failure of which to make would not have a Material Adverse Effect on the Company.

                  (d) Except as set forth in Section 4.21(d) of the Disclosure Schedule, and except as would not reasonably be expected to result in a Material Adverse Effect on the Company, each patent, patent application, trademark or service mark registration, trademark or service mark application and copyright registration or copyright application of the Company set forth in Section 4.21(c) of the Disclosure Schedule, is valid and subsisting and has not been judged invalid, unregistrable or unenforceable, in whole or in part, and is valid, registrable and enforceable. Each license of the Company identified in
Section 4.21(c) of the Disclosure Schedule is valid, subsisting and enforceable and has not been adjudged invalid or unenforceable, in whole or in part. The Company has notified ICC of all uses of any item of its Intellectual Property Assets becoming invalid or unenforceable, including uses which were not supported by the good will of the business connected with such Intellectual Property Assets. The Company has not made a previous assignment, transfer or Contract constituting a present or future assignment, transfer or Encumbrance of any Intellectual Property Asset. Except as listed in Section 4.21(d) of the Disclosure Schedule, the Company has not granted any license, release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Intellectual Property Assets.

                  (e) Except as set forth in Section 4.21(e) of the Disclosure Schedule, and except as would not reasonably be expected to result in a Material Adverse Effect on the Company, no use of the Intellectual Property Assets, nor the manufacture, marketing, license, sale or use of any product or service currently licensed or sold by the Company or currently under development by the Company violates any license agreement between the Company and any third party or infringes any proprietary rights of any third party and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Asset or product nor is there any basis for any such claim. Further, the Company has not received any notice asserting that any of the Company's Intellectual Property Assets or products, or the proposed use, sale, license or disposition thereof, conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion.

                  (f) Except as set forth in Section 4.21(f) of the Disclosure Schedule, there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee or former employee of the Company.

                  (g) Except as set forth in Section 4.21(g) of the Disclosure Schedule, there are no royalties, honoraria, fees or other fixed or contingent amounts or payments payable by Company to any person with respect to any Intellectual Property Assets.

                  (h) The Company has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and the Company's proprietary rights in, the Intellectual Property Assets. Except as set forth in Section 4.21(h) of the Disclosure Schedule, all officers, employees and consultants of or to the Company having access to or developing any Intellectual Property Assets of the Company have executed and delivered an agreement regarding the protection of proprietary information and the license or assignment to the Company of all proprietary rights arising from the services performed by such persons, such proprietary rights are licensed or assigned to the Company or are works made-for-hire and the Company is the author and owner of all such rights under the Copyright Act of 1976, as amended. To the knowledge of the Company or any Seller, no current or prior officers, employees or consultants of or to the Company (i) claims or have a right to claim an ownership interest in any Intellectual Property Assets as a result of having been involved in the development or licensing of any such property while employed by or consulting to the Company, or otherwise, or (ii) owns any Intellectual Property Assets directly or indirectly competitive with those of the Company.

                  (i) Section 4.21(i) of the Disclosure Schedule contains a complete list of all material development tools used or currently intended to be used by the Company in the development of any product of the Company or used in the conduct of the Company's business as presently conducted and as proposed to be conducted, except for any such tools that are generally available and are used in their generally available form (the "Company Development Tools").
Section 4.21(i) of the Disclosure Schedule also sets forth, for each Company Development Tool: (i) for any Company Development Tool not entirely developed internally by Company employees, the identity of the independent contractors and consultants involved in such development and a list of the agreements with such independent contractors and consultants, (ii) a list of any third parties with any rights to receive royalties or other payments with respect to such Company Development Tools and a schedule of all such royalties payable, (iii) a list of agreements containing any restrictions on the Company's unrestricted right to use and distribute such Company Development Tools and (iv) a list of all agreements with third parties for the use by such third party of such Company Development Tools. The Company has sufficient right, title and interest in and to the Company Development Tools necessary for the conduct of its business as currently conducted and as to any products currently in development or proposed to be developed and, except as set forth on Section 4.21(i) of the Disclosure Schedule, all Company Development Tools are works made-for-hire and the Company is the author and owner of all such Company Development Tools under the Copyright Act of 1976, as amended.

                  (j) Section 4.21(j) of the Disclosure Schedule lists all products and services of the Company sold or proposed to be sold by the Company.
Section 4.21(j) of the Disclosure Schedule sets forth, for each product and service, the following information: (i) a list of all Contracts (including all development agreements, trademark or service mark licenses, technology licenses, manufacturer's representative agreements, distribution or other agreements) relating to the product or service, (ii) as to any Contract under which compliance or performance continues to be required, the advances paid or payable, and the royalties or other sums payable, to any third parties with respect to such product or service and (iii) a list of third parties with distribution rights to such product or service together with a description of:
(a) the territory in which the third party has distribution rights and (b) whether such distribution rights are exclusive or nonexclusive.

                  (k) Any software products or services owned, provided or otherwise developed by the Company, or used in the conduct of the Company's business as presently conducted, whether in whole or in part, by or for the Company, which incorporate any date-related information or otherwise process any date-related information, provide, among other things, the following functionality: (i) accurate processing of date-related information before, during and after January 1, 2000, including accepting the date input, providing the date output and performing calculations on dates or portions of dates, (ii) accurate functioning without interruption before, during and after January 1, 2000 without any change in operation associated with the advent of the new century,
(iii) ability to respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner and
(iv) the ability to store and provide output date information in ways that are unambiguous as to century.

                  (l) Except as set forth in Section 4.21(l) of the Disclosure Schedule, each employee of or consultant to the Company who has or is proposed to have access to the Company's source code or any material confidential and proprietary information of the Company, each of whom is listed on Section 4.21(l) of the Disclosure Schedule, has executed and delivered an agreement with the Company relating to non-competition, non-disclosure, proprietary information and invention assignment, a correct and complete copy of which has been delivered to ICC.

         4.22 CERTAIN PAYMENTS

         Neither the Company nor any director, officer, agent or employee of the Company or, to the knowledge of the Company or any of the Sellers, any other Person associated with or acting for or on behalf of the Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company or
(iv) in violation of any legal requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         4.23 RELATIONSHIPS WITH RELATED PERSONS; USE OF NAME

         (a) Except as set forth in Section 4.23 of the Disclosure Schedule, none of the Sellers, or any officer, director or employee of the Company, or any spouse or child of any of them or any Person associated with any of them (a "Related Person") has any interest in any property or asset used in or pertaining to the business of the Company. None of the Sellers or any Related Person has owned an equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company or (ii) engaged in competition with the Company. None of the Sellers or any Related Person is a party to any Contract with, or has any claim or right against, the Company, except employment or consulting agreements listed in Section 4.19(j) of the Disclosure Schedule.

         (b) The business carried on by the Company has been conducted by the Company directly and not through any Related Person or through any other Person. The Company owns and has the exclusive right, title and interest in and to the name "Research Triangle Commerce" and no other Person has the right to use the same, or any confusing derivative thereof, as its corporate name or otherwise in connection with the operation of any business similar or related to the business conducted by the Company.

         4.24 BROKERS OR FINDERS

         Except as listed and described in Section 4.3 of the Disclosure Schedule, neither the Company nor any of the Sellers nor their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement.

         4.25 DEPOSIT ACCOUNTS

         Section 4.25 of the Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which the Company has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type of account and (d) the name of each person authorized to draw on or have access to each account or box.

         4.26 CLIENT RELATIONSHIPS

         To the knowledge of the Company or any of the Sellers, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that are reasonably likely to result in the loss of any material client of the Company or a material change in the relationship of the Company with such a client.

         4.27 DISCLOSURE

         No representation or warranty of the Company or any of the Sellers contained in this Agreement and no statement in the Disclosure Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         4.28 RESALE REGISTRATION STATEMENT; JOINT PROXY STATEMENT

         The information supplied by the Sellers and the Company with respect to the Sellers and the Company and their respective officers, directors, stockholders and other affiliates (collectively, the "Company Information") for inclusion in the Resale Registration Statement shall not at the time the Resale Registration Statement is declared effective by the Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Information supplied by the Sellers and the Company for inclusion in the joint proxy statement (such joint proxy statement as amended or supplemented is referred to herein as the "Joint Proxy Statement") to be sent to (a) the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Shareholders Meeting") and
(b) the stockholders of ICC in connection with the meeting of the stockholders of ICC (the "ICC Stockholders Meeting" and, together with the Company Shareholders Meeting, the "Stockholders Meetings") to consider the ICC Common Stock Issuance will not, on the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meetings, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Sellers or the Company or any of their respective officers, directors, stockholders or other affiliates should be discovered by the Sellers or the Company which should be set forth in an amendment or a supplement to the Joint Proxy Statement, the Sellers or the Company, as the case may be, shall promptly inform ICC. The Joint Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Sellers and the Company make no representation or warranty with respect to any information supplied by ICC or Buyer which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Resale Registration Statement or the Joint Proxy Statement.

5. REPRESENTATIONS AND WARRANTIES OF ICC AND BUYER

         ICC and Buyer jointly and severally represent and warrant to the Company and the Sellers as follows:

         5.1 ORGANIZATION AND GOOD STANDING

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. ICC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of ICC and Buyer has full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of ICC and Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on ICC and Buyer, taken as a whole.

         5.2 AUTHORITY; NO CONFLICT

                  (a) ICC and Buyer each has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the Merger and to perform its respective obligations under this Agreement. This Agreement has been duly authorized and approved, executed and delivered by ICC and Buyer and constitutes the legal, valid and binding obligation of ICC and Buyer, enforceable against each in accordance with its terms, subject to approval of the ICC Common Stock Issuance by the stockholders of ICC.

                  (b) Neither the execution and delivery of this Agreement by ICC or Buyer nor the consummation or performance by ICC or Buyer of the Merger or any of the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

                           (i) contravene, conflict with, or result in a
violation or breach of (A) any provision of the Organizational Documents of ICC or Buyer, (B) any resolution adopted by the board of directors (or any committee thereof) or the stockholders of ICC or Buyer, (C) any legal requirement or any order to which ICC or Buyer or any of the properties or assets owned or used by them may be subject or (D) any Governmental Permit held by ICC or Buyer;

                           (ii) result in a breach of or constitute a default,
give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third party, under any Contract to which ICC or Buyer is a party or by which their respective properties or assets are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either ICC, Buyer or their respective assets are subject; or

                           (iii) result in the imposition or creation of any
Encumbrance upon or with respect to any of the properties or assets owned or used by ICC or Buyer, except, with respect to clause (i) (C) or (D), (ii) or
(iii) of this Section 5.2, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right or Encumbrance could not reasonably be expected to have a Material Adverse Effect on ICC or could not reasonably be expected to adversely affect the ability of ICC or Buyer to consummate the Merger or the other transactions contemplated by this Agreement.

         5.3 CAPITALIZATION; ICC SHARES

                  (a) The authorized capital stock of ICC consists of 40,000,000 shares of Class A Common Stock, par value $.01 per share, of which as of June 9, 2000 6,287,301 shares were issued and outstanding; 2,000,000 shares of Class B Common Stock, par value $.01 per share, of which as of June 9, 2000 3,218 shares were issued and outstanding; 2,000,000 shares of Class E-1 Common Stock, par value $.01 per share, of which as of June 9, 2000 no shares were issued and outstanding; 2,000,000 shares of Class E-2 Common Stock, par value $.01 per share, of which as of June 9, 2000 no shares were issued and outstanding; and 5,000,000 shares of preferred stock, $.01 par value per share, of which as of June 9, 2000 (i) 10,000 shares, designated Series A Convertible Redeemable Preferred Stock, were authorized and 868 shares were outstanding, (ii) 10,000 shares, designated Series C Convertible Redeemable Preferred Stock, were authorized and outstanding and (iii) 175 shares, designated Series S Preferred Stock, were authorized and none was outstanding. All of the issued and outstanding capital stock of Buyer is owned of record and beneficially by ICC.

                  (b) The ICC Shares issuable as a result of the Merger have been duly authorized and upon the Effective Time, will be validly issued, fully paid and nonassessable and designated for quotation on The NASDAQ SmallCap Market.

         5.4 FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

                  (a) ICC has delivered to each Seller correct and complete copies of its Prospectus dated March 28, 2000 as filed with the Commission pursuant to Rule 424(b) under the Securities Act (the "Prospectus"), its Annual Report on Form 10-KSB for the year ended July 31, 1999 (the "Form 10-KSB") and its Quarterly Reports on Form 10-QSB for the quarters ended October 31, 1999, January 31, 2000 and April 30, 2000 (the

"Forms 10-QSB") The Prospectus, the Form 10-KSB and the Forms 10-QSB (the "ICC SEC Reports") have been timely filed pursuant to the Securities Act or the Exchange Act, as applicable.

                  (b) The Prospectus, the Form 10-KSB and the Forms 10-QSB complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, in effect on the respective dates thereof. None of the Prospectus, the Form 10-KSB or the Forms 10-QSB, when filed pursuant to the Securities Act or the Exchange Act, as applicable, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Each of the financial statements (including the related notes) included in the Form 10-KSB and the Forms 10-QSB presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of ICC as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to the absence of complete footnotes.

         5.5 NO MATERIAL ADVERSE CHANGE

         Since July 31, 1999, there has not been any material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of ICC taken as a whole. Certain recent developments involving ICC are described in Section 5.5 of the Disclosure Schedule.

         5.6 LEGAL PROCEEDINGS

         Except as set forth in Section 5.6 of the Disclosure Schedule, there is no pending Proceeding against ICC or Buyer that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of ICC, no such Proceeding has been threatened in writing.

         5.7 BROKERS OR FINDERS

         Neither ICC nor Buyer nor any of its officers and agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement, except for fees that will be paid by ICC.

         5.8 RESALE REGISTRATION STATEMENT; JOINT PROXY STATEMENT

         Subject to the accuracy of the representations of the Company in
Section 4.28, the Resale Registration Statement pursuant to which the ICC Shares will be registered with the Commission shall not at the time the Resale Registration Statement is declared effective by the Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information with respect to ICC and its officers, directors, stockholders and other affiliates included in the Joint Proxy Statement will not, on the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, or at the time of the Stockholders Meetings, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to ICC or Buyer or any of their respective officers, directors, stockholders or affiliates should be discovered by ICC which should be set forth in an amendment or a supplement to the Joint Proxy Statement, ICC shall promptly inform the Sellers and the Company. The Joint Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, ICC and Buyer make no representation or warranty with respect to any Company

Information which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Resale Registration Statement or the Joint Proxy Statement.

         5.9 EMPLOYEES

         ICC is not aware of any officer or other key employee of ICC who intends to terminate his or her employment with ICC.

         5.10 CONTINUATION OF BUSINESS

         After the Effective Time ICC intends to operate the Company as a going concern substantially in accordance with the Company's present plan of operation (without regard to acquisitions) and at the Effective Time ICC will offer employment to all the present employees of the Company on terms substantially comparable to the terms of employment of comparable ICC employees, subject to reasonable adjustments related to location, cost of living and other relevant factors and subject in all cases to the discretion of the Board of Directors of ICC.

6. COVENANTS OF THE COMPANY AND THE SELLERS

         The Company and the Sellers hereby each individually covenants and agrees with ICC and Buyer as follows:

         6.1 NORMAL COURSE

         From the date of this Agreement until the Closing, the Company will and the Sellers will cause the Company to: (a) maintain its corporate existence in good standing, (b) maintain the general character of its business, (c) use all reasonable commercial efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers, (d) permit ICC, Buyer, their accountants, their legal counsel and their other representatives full access to its management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times and upon reasonable notice and (e) in all respects conduct its business in the usual and ordinary manner consistent with past practice, including without limitation with respect to any cash provided to the Company by ICC in connection with the transactions contemplated by this Agreement and the Letter of Intent, and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

         6.2 CONDUCT OF BUSINESS

         Without limiting the provisions of Section 6.1 and except as otherwise expressly permitted by this Agreement, from the date of this Agreement until the Closing, the Company will not, and the Sellers will cause the Company not to, without the prior written consent of ICC, enter into any Contract or take or fail to take any action that, if it had occurred after the Balance Sheet Date and prior to the date of this Agreement would be required to be disclosed in
Section 4.14 of the Disclosure Schedule:

                  (a) amend or otherwise modify its Organizational Documents;

                  (b) pay any material Liability, except for any current Liabilities and the current portion of any long term Liabilities shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice;

                  (c) make any loan or advance in excess of $10,000 to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of or any ownership interest in any other business enterprise;

                  (d) make any capital expenditure or capital addition or betterment in amounts which exceed $100,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement; or

                  (e) enter into any commitment to do any of the foregoing; provided, however, that prior to the Closing the Company may adopt a restricted stock plan reasonably satisfactory to ICC and award shares of Company Restricted Stock subject to forfeiture by the recipients of such shares on the terms and conditions set forth in such plan. The total number of shares of Company Restricted Stock awarded under such plan may not exceed the lesser of (x) 825,000 shares of Company Restricted Stock and (y) the number of shares contributed by Jeffrey LeRose to the capital of the Company prior to the Closing.

         6.3 CERTAIN FILINGS

         The Company and the Sellers agree to cooperate with ICC with respect to all filings with regulatory authorities that are required to be made, respectively, by any of the Sellers or by the Company to carry out the transactions contemplated by this Agreement, including providing information and cooperating in the preparation and filing of the Resale Registration Statement (or such other form as may be appropriate) and the Joint Proxy Statement. The Sellers shall assist and shall cause the Company to assist ICC and Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental entity which may be reasonably required or which ICC and Buyer may reasonably request in connection with the consummation of the transactions contemplated by this Agreement. The Joint Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement and such recommendation shall not be withdrawn modified or changed in a manner adverse to ICC or the Company, respectively.

         6.4 CONSENTS AND APPROVALS

         The Company and the Sellers shall use their respective reasonable commercial efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement.

         6.5 COMMERCIALLY REASONABLE BEST EFFORTS TO SATISFY CONDITIONS

                  (a) The Company and the Sellers shall use their commercially reasonable best efforts to cooperate with ICC for purposes of satisfying the conditions set forth in Sections 8 and 9 that are within their control.

                  (b) The Company and the Sellers shall use their commercially reasonable best efforts to cause the Persons listed in Section 4.21(h) and
Section 4.21(l) of the Disclosure Schedule to sign the Company's standard form of non-compete, non-disclosure, proprietary information and invention assignment agreement.

         6.6 INTERCOMPANY PAYMENTS

         All loans, payables and other amounts due between, to or from the Company and its affiliates as listed in Section 6.6 of the Disclosure Schedule, if any, shall be paid in full, written off or adjusted to zero balances at or prior to the Closing. Such amounts due may be paid from cash on hand or as may otherwise be available to the Company from existing lines of credit with third party lenders.

         6.7 NOTIFICATION OF CERTAIN MATTERS

         The Company and each Seller shall promptly notify ICC of (i) the occurrence or non-occurrence of any fact or event of which such Seller or the Company has knowledge which would be reasonably likely (A) to cause any representation or warranty of such Seller or the Company contained in this Agreement or the Disclosure Schedule to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date or (B) to cause any covenant, condition or agreement of such Seller or the Company in this Agreement not to be complied with or satisfied in any material respect and
(ii) any failure of such Seller or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of the Sellers or the Company or the right of ICC or Buyer to rely thereon, or the conditions to the obligations of ICC or Buyer. The Company shall give prompt notice to ICC of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         6.8 TAX TREATMENT

         The Company and each Seller agrees not to take any action that would jeopardize treatment of the Merger as a tax-free reorganization as described in
Section 2.11.

         6.9 RESTRICTIVE COVENANTS

                  (a) Scope and Reasonableness. Mr. LeRose acknowledges that ICC would not consummate the transactions contemplated by this Agreement without the assurance that he will not engage in the activities prohibited by this Section
6.9 as and for the period set forth below. In order to induce ICC to consummate the transactions contemplated by this Agreement, Mr. LeRose agrees to restrict his actions and activities throughout the United States (the "Territory") as provided in this Section 6.9. Mr. LeRose acknowledges and agrees that the restrictions in this Section 6.9 are reasonable in light of the benefits of the transactions contemplated by this Agreement to him.

                  (b) Non-competition. Mr. LeRose hereby covenants and agrees that from the Closing Date until the second (2nd) anniversary of the Closing Date, it will not in the Territory, directly or indirectly, (a) engage on its own behalf in the RTCI Business (as hereinafter defined) or (b) own any interest in or engage in or perform any service for any Person, either as a partner, owner, employee, consultant, agent, officer, director or shareholder, that (A) derives a meaningful portion of its revenues from the RTCI Business or (B) is a meaningful competitor in the RTCI Business. Notwithstanding any provision of this Section 6.9(b), it shall not be a violation of this Section 6.9(b) for Mr. LeRose to own two percent (2%) or less of a public company, provided that he does not exert or have the power to exert any management or other control over such public company. The RTCI Business means Data Transformation and Mapping (as hereinafter defined) for business-to-business electronic commerce over the Internet. "Data Transformation and Mapping" means using commercially available translation software to communicate between systems.

                  (c) Non-Solicitation. Mr. LeRose hereby covenants and agrees that from the Closing Date through the first (1st) anniversary of the Closing Date, he will not induce or attempt to induce, in any manner, directly or indirectly, any employee, agent, representative, customer or any other person or concern dealing with or in any way associated with the Company to terminate or to modify, in any fashion to the material detriment of the Company, such association with the Company. Mr. LeRose acknowledges that the provisions of Sections 6.9(b) and 6.9(c) are his separate agreement.

                  (d) Remedies. Mr. LeRose's agreements contained in this
Section 6.9 relate to matters of unique character and peculiar value impossible of replacement, that breach of such agreements by Mr. LeRose will cause the Company great and irreparable injury, that the remedy at law for any breach of the agreements contained in this Section 6.9 will be inadequate and that ICC, in addition to any other remedy available to it, shall be entitled to temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damage or of providing a bond so as to prevent a breach or threatened breach of any of the agreements contained in this Section 6.9 and to secure the enforcement thereof.

         6.10 COMPANY SHAREHOLDERS MEETING

         The Company shall call the Company Shareholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger. The Company shall take all reasonable action necessary or advisable to secure the vote or consent of stockholders of the Company in favor of approval of the Merger and this Agreement and shall not take any action that could reasonably be expected to prevent the vote or consent of stockholders in favor of such approval.

         6.11 AGREEMENT TO VOTE COMPANY CAPITAL STOCK

         Each of the Sellers shall, at any meeting of the stockholders of the Company prior to the Effective Time, however called, vote, or shall execute a written consent with respect to all of, its shares of Company Capital Stock (a) in favor of the Merger and this Agreement, (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Sellers under this Agreement and (c) against any action or agreement (other than this Agreement) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company,
(ii) a sale or transfer of a material amount of assets of the Company or a reorganization, recapitalization or liquidation of the Company, except as provided in this Agreement, (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by ICC, (iv) any material change in the present capitalization or dividend policy of the Company, except as provided in this Agreement or (v) any other material change in the Company's corporate structure or business, except as provided in this Agreement.

         6.12 GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY

         (a) Effective upon the mailing of the Joint Proxy Statement, each Seller hereby irrevocably appoints and grants to Dr. Geoffrey S. Carroll and Walter M. Psztur or either of them, in their respective capacities as officers or directors of ICC, and any individual who shall hereafter succeed to any such office or directorship of ICC, and each of them individually, as such Seller's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Seller, to vote, or execute a written consent with respect to all of, the shares of Company Capital Stock held by such Seller in favor of the Merger and against each matter contemplated by
(b) and (c) in Section 6.11.

         (b) Each Seller represents and warrants that any proxies heretofore given in respect of the shares of Company Capital Stock held by such Seller are revocable, and that any such proxies are hereby revoked. Each Seller hereby affirms that the irrevocable proxy set forth in this Section is given to secure the performance of the duties of such Seller under this Agreement. Each Seller hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Seller hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the applicable provisions of the NCBCA.

         6.13 AGREEMENT TO COOPERATE

         The Company and each Seller shall provide to ICC such financial (including financial statements) and other information concerning the Company, and shall otherwise fully cooperate with ICC, in connection with the preparation and filing with the Commission of any registration statement, report or other document required to be filed by ICC. ICC shall pay all reasonable out-of-pocket costs incurred by the Company in preparing such financial and other information if and to the extent the Company would not otherwise have incurred such costs. All such information shall be true and correct and none shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6.14 BOARD MEMBERSHIP

         In the event the Merger is either (i) not consummated or (ii) not effective by November 30, 2000 (unless extended by mutual agreement of the parties), then the Company and each Seller shall cause one person nominated by ICC to be elected to the Company's board of directors for so long as ICC owns any shares of the Company's capital stock acquired upon the conversion of the Promissory Note. This covenant shall survive the termination of this Agreement for any reason and by any of the parties to this Agreement.

         6.15 EXERCISE OF WARRANTS

         Immediately prior to the Effective Time, Blue Water shall exercise all warrants to purchase Company Capital Stock held by it.

7. COVENANTS OF ICC AND BUYER

         ICC and Buyer each covenants and agrees with the Company as follows:

         7.1 NORMAL COURSE

         From the date of this Agreement until the Closing, each of ICC and Buyer will: (a) maintain its corporate existence in good standing, (b) maintain the general character of its business, (c) use all reasonable commercial efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers, (d) permit the Company, the Sellers, their accountants, their legal counsel and their other representatives full access to its management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times and upon reasonable notice and (e) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

         7.2 CERTAIN FILINGS

         ICC and Buyer agree to make or cause to be made all filings with regulatory authorities that are required to be made by ICC or Buyer or their respective affiliates to carry out the transactions contemplated by this Agreement. ICC shall use its best efforts to file a Registration Statement on Form S-8 as soon reasonably practicable after the Effective Time to register the Options to be granted pursuant to Section 2.12(a) and, to the extent permissible, the ICC Shares issued pursuant to Section 2.12(b).

         7.3 COMMERCIALLY REASONABLE BEST EFFORTS TO SATISFY CONDITIONS

         Each of ICC and Buyer agrees to use its commercially reasonable best efforts to satisfy the conditions set forth in Sections 8 and 9 that are within its control.

         7.4 NOTIFICATION OF CERTAIN MATTERS

         ICC and Buyer shall promptly notify the Company and the Sellers of (i) the occurrence or non-occurrence of any fact or event of which ICC or Buyer has knowledge which would be reasonably likely (A) to cause any representation or warranty of ICC or Buyer contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or
(B) to cause any covenant, condition or agreement of ICC or Buyer in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of ICC or Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of ICC and Buyer, or the Company's or the Sellers' right to rely thereon, or the conditions to the obligations of the Company and the Sellers. ICC and Buyer shall give prompt notice to the Company of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         7.5 TAX TREATMENT

         ICC agrees not to take any action that would jeopardize treatment of the Merger as a tax-free reorganization as described in Section 2.11.

         7.6 ICC STOCKHOLDERS MEETING

         ICC shall call the ICC Stockholders Meeting as promptly as practicable for the purpose of authorizing and approving the issuance by ICC of the ICC Shares in the Merger, as contemplated by this Agreement (the "ICC Common Stock Issuance"), as required by the National Association of Securities Dealers, Inc. (the "NASD"). ICC shall solicit from its stockholders proxies in favor of approval of the ICC Common Stock Issuance, shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval and shall not take any action that could reasonably be expected to prevent such vote or consent of stockholders in favor of such approval. The Joint Proxy Statement for the ICC Stockholders Meeting shall include the unanimous recommendation of the Board of Directors of the Company in favor of the ICC Common Stock Issuance, and such recommendations shall not be withdrawn modified or changed in a manner adverse to the Company.

         7.7 DELIVERY OF ICC SHARES

         At the Effective Time or as soon thereafter as reasonably practicable, ICC shall deliver, or caused to be delivered, the ICC Shares.

8. CONDITIONS TO OBLIGATIONS OF ICC AND BUYER

         The obligations of ICC and Buyer under this Agreement to consummate the Merger shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company and the Sellers contained in this Agreement or in the Disclosure Schedule or in any certificate delivered pursuant to this Agreement shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

         8.2 PERFORMANCE OF COVENANTS

         The Company and the Sellers shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         8.3 LACK OF ADVERSE CHANGE

         Since the date of this Agreement, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on the Company, including the loss of any significant customer of the Company.

         8.4 UPDATE CERTIFICATE

         ICC and Buyer shall have received favorable certificates, dated the Closing Date, signed by the Company and each of the Sellers as to the matters set forth in Sections 8.1, 8.2 and 8.3.

         8.5 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION

         No order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated by this Agreement or that would limit or affect ICC's or Buyer's ownership or operation of the business of the Company; no suit, action, investigation, inquiry or proceeding by any Governmental Authority shall be pending or threatened against ICC, Buyer, the Company or any Seller that challenges the validity or legality, or that seeks to restrain the consummation, of the transactions contemplated by this Agreement or that seeks to limit or otherwise affect ICC's right to own or operate the business of the Company and no written advice shall have been received by ICC, Buyer, the Company or any Seller or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect ICC's or Buyer's ownership or operation of the business of the Company.

         8.6 APPROVALS AND CONSENTS

         All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated by this Agreement and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of the Company shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders could not reasonably be expected to have a Material Adverse Effect on the Company.

         8.7 OPINION OF COUNSEL

         The Sellers and the Company shall have delivered to ICC and Buyer an opinion of Kilpatrick Stockton LLP, dated the Closing Date and addressed to ICC and Buyer, as to such matters as are customarily covered by opinions in connection with transactions similar to the Merger, in form and substance reasonably satisfactory to ICC.

         8.8 SHAREHOLDER APPROVAL

         This Agreement shall have been duly approved at or prior to the Effective Time of the Merger by the requisite vote of the Company Shareholders in accordance with the NCBCA. The ICC Stock Issuance shall have been duly approved at or prior to the Effective Time by the requisite vote of ICC's stockholders in accordance with the Delaware General Corporation Law.

         8.9 REGISTRATION RIGHTS AGREEMENT

         The Sellers shall have delivered an executed Registration Rights Agreement (the "Registration Rights Agreement"), in the form attached to this Agreement as Exhibit 8.9, with respect to the ICC Shares.

         8.10 TERMINATION OF AGREEMENTS

         The Registration Rights Agreement dated as of April 9, 1999 by and between the Company and Marion Bass Securities Corporation and the Voting Trust Agreement dated as of March 9, 2000 by and among the Company, the Trustee (as defined therein) and the Shareholders (as defined therein) shall both be terminated and shall have no further force and effect as of the Closing.

         8.11 BLUE WATER WAIVER LETTER

         The Blue Water Waiver Letter shall remain in full force and effect.

9. CONDITIONS TO OBLIGATION OF THE COMPANY AND THE SELLERS

         The obligations of the Company and the Sellers under this Agreement to consummate the Merger shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES

         The representations and warranties of ICC and Buyer contained in this Agreement or in any certificate delivered pursuant to this Agreement shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

         9.2 LACK OF ADVERSE CHANGE

         Since the date of this Agreement, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on ICC, including the loss of any significant customer of ICC.

         9.3 PERFORMANCE OF COVENANTS

         ICC and Buyer shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         9.4 UPDATE CERTIFICATE

         The Company and the Sellers shall have received favorable certificates, dated the Closing Date, signed by ICC and Buyer as to the matters set forth in Sections 9.1, 9.2 and 9.3.

         9.5 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION

         No order of any Governmental Authority shall be in effect that restrains or prohibits the Merger, and no written advice shall have been received by ICC, Buyer, the Company or any Seller or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger.

         9.6 OPINION OF COUNSEL

         ICC shall have delivered to Sellers an opinion of Kramer Levin Naftalis & Frankel LLP, dated the Closing Date and addressed to Sellers, as to such matters as are customarily covered by opinions in connection with transactions similar to the Merger, in form and substance reasonably satisfactory to Sellers.

         9.7 BOARD MEMBERS

         Two directors nominated by the Sellers shall have been elected to ICC's Board of Directors, one of whom shall be Jeffrey LeRose and the other of whom shall be an independent individual with recognized experience and reputation in the industry, which individual shall be reasonable acceptable to ICC in consultation with its investment bankers; provided, however, that in the event that such second individual is not identified at the Effective Time, the Sellers shall nominate a current member of the Company's Board of Directors to be a director of the ICC Board of Directors, which member shall be reasonably acceptable to the ICC Board of Directors.

         9.8 REGISTRATION RIGHTS AGREEMENT

         ICC shall have delivered an executed Registration Rights Agreement with respect to the ICC Shares.

10. TERMINATION OF AGREEMENT

         This Agreement may be terminated upon the occurrence of any of the following events:

         10.1 MUTUAL CONSENT

         At any time prior to the Effective Time, by mutual consent of ICC, Buyer and the Company.

         10.2 TRANSACTION DATE

         By ICC, Buyer or the Company if the Effective Time shall not have occurred by November 30, 2000, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in any material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained in this Agreement on the part of the party or parties seeking to terminate.

         10.3 BREACH

         By ICC or Buyer if there has been a material misrepresentation by the Company or the Sellers, or a material breach on the part of the Company or the Sellers of any of their warranties or covenants set forth in this Agreement, or a material failure on the part of the Company or the Sellers to comply with any of their other obligations under this Agreement, or by the Company if there has been a material misrepresentation by ICC or Buyer, or a material breach on the part of ICC or Buyer of any of their warranties or covenants set forth in this Agreement, or a material failure on the part of ICC or Buyer to comply with any of their other obligations under this Agreement. No such termination shall relieve any party of the consequences of any such misrepresentation, breach or failure.

11. INDEMNIFICATION; REMEDIES

         11.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

         All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement shall survive the Closing until ICC files with the Commission its Annual Report on Form 10-K (or 10-KSB) for the year ending July 31, 2001, except as to Sections 4.8, 4.17 and 4.19, which shall survive for the applicable statute of limitations, and Sections 3.2, 3.4, 4.3,
4.23 and 4.24, which shall survive indefinitely; provided, however, that a claim asserted within such time may continue beyond any such time limit. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

         11.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

                  (a) Each Seller hereby agrees to indemnify and hold harmless ICC, Buyer, the Company and their respective representatives (including all officers and directors), stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") from and against, and will pay to the Indemnified Persons the amount of any loss, liability, claim, damage, cost or expense (including reasonable costs of investigation and defense and reasonable attorneys' and experts' fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with or incurred as a result of:

                           (i) any breach of any representation or warranty made
by such Seller or the Company in this Agreement, the Disclosure Schedule or in any certificate delivered by such Seller or the Company pursuant to this Agreement; and

                           (ii) any breach by such Seller or Company of any
covenant or obligation of such Seller or Company in this Agreement.

                  (b) Notwithstanding anything in this Section 11.2 to the contrary, no Seller shall have any obligation to indemnify the Indemnified Persons for any Damages resulting from the breach or breaches of any representation or warranty of the Sellers or the Company contained in Section 4 of this Agreement or in the Disclosure Schedule or in any certificate relating thereto and delivered by any of the Sellers or the Company pursuant to this
Agreement: (i) until the Indemnified Persons have suffered Damages, by reason of such breach or breaches, in excess of $500,000 in the aggregate (the "Seller Basket"); provided that once the Indemnified Persons' aggregate Damages exceed the Seller Basket, the Sellers shall indemnify the Indemnified Persons for all such Damages suffered, and (ii) to the extent the aggregate Damages the Indemnified Persons have suffered by reason of all such breaches of representations and warranties of the Sellers or the Company exceed $21,000,000 (the "Seller Cap"), in the absence of fraud or intentional misrepresentation, the Sellers will have no obligation to indemnify the Indemnified Persons for further Damages in excess of the Seller Cap. Such indemnification shall be payable by the Sellers by relinquishing that number of ICC Shares equal to the amount of such Damages (subject to the Seller Cap) divided by the Market Price of ICC Common Stock; provided, however, that the Sellers shall be severally liable for such Damages in amount determined for each Seller by multiplying the amount of such Damages by a fraction, the numerator of which shall be the number of ICC Shares into which such Seller's shares of Company Capital Stock were converted pursuant to Section 2.7 and the denominator of which shall be the total number of ICC Shares into which both Sellers' shares of Company Capital Stock were converted pursuant to Section 2.7. For purposes of determining whether a breach of any representation or warranty of the Sellers or the Company contained in Section 4 of this Agreement or in the Disclosure Schedule or in any certificate relating thereto and delivered by the Sellers or the Company pursuant to this Agreement has occurred and results in Damages in excess of the Seller Basket or the Seller Cap, any requirement in any representation or warranty that an event or fact be material, have a Material Adverse Effect or be qualified to the Sellers' knowledge in order for such event or fact to constitute a breach of such representation or warranty (a "Materiality Condition") shall be ignored, and if the aggregate of all the claims for indemnification for breaches of a representation or warranty exceeds the Seller Basket, in each case ignoring all Materiality Conditions, the Indemnified Persons shall be indemnified in accordance with this Section 11.

11.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY ICC AND BUYER

                  (a) ICC and Buyer will indemnify and hold harmless the Sellers and their respective heirs, estates and personal representatives ("Seller Parties") and will pay to the Seller Parties the amount of any Damages arising, directly or indirectly, from or in connection with or incurred as a result of
(a) any breach of any representation or warranty made by ICC or Buyer in this Agreement or in any certificate delivered by ICC or Buyer pursuant to this Agreement, (b) any breach by ICC or Buyer of any covenant or obligation of ICC or Buyer in this Agreement or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with ICC or Buyer in connection with the transactions contemplated by this Agreement.

                  (b) Notwithstanding anything in this Section 11.3 to the contrary, ICC and Buyer shall not have any obligation to indemnify the Seller Parties for any Damages resulting from the breach or breaches of any representation or warranty of ICC or Buyer contained in Section 5 of this Agreement or in any certificate relating thereto and delivered by either ICC or Buyer pursuant to this Agreement: (i) until the Seller Parties have suffered Damages, by reason of such breach or breaches, in excess of $500,000 in the aggregate (the "ICC Basket"); provided that once the Seller Parties' aggregate Damages exceed the ICC Basket, ICC and Buyer shall indemnify the Seller Parties for all such Damages suffered, and (ii) to the extent the aggregate Damages the Seller Parties have suffered by reason of all such breaches of representations and warranties of ICC or Buyer exceed $21,000,000 (the "ICC Cap"), in the absence of fraud or intentional misrepresentation, ICC and Buyer will have no obligation to indemnify the Seller Parties for further Damages in excess of the ICC Cap. For purposes of determining whether a breach of any representation or warranty of ICC or Buyer contained in Section 5 of this Agreement or in any certificate relating thereto and delivered by ICC or Buyer pursuant to this Agreement has occurred and results in Damages in excess of the ICC Basket or the ICC Cap, any requirement in any representation or warranty that an event or fact be material, have a Material Adverse Effect or be qualified to ICC's or Buyer's knowledge in order for such event or fact to constitute a breach of such representation or warranty (a "Materiality Condition") shall be ignored, and if the aggregate of all the claims for indemnification for breaches of a representation or warranty exceeds the ICC Basket, in each case ignoring all Materiality Conditions, the Indemnified Persons shall be indemnified in accordance with this Section 11.

         11.4 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

                  (a) An indemnified party shall promptly give notice to each indemnifying party after obtaining knowledge of any matter as to which recovery may be sought against such indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit such indemnifying party to assume the defense of any such claim or any Proceeding resulting from such claim; provided, however, that failure to promptly give any such notice shall not affect the indemnification provided under this Section 11 except to the extent such indemnifying party shall have been actually and materially prejudiced as a result of such failure. Notwithstanding the foregoing, an indemnifying party may not assume the defense of any such third-party claim or Proceeding if it does not demonstrate to the reasonable satisfaction of the indemnified party that it has adequate financial resources to defend such claim or Proceeding and pay any and all Damages that may result therefrom, or if the claim or Proceeding (i) could result in imprisonment of the indemnified party, (ii) could result in a criminal penalty or fine against the indemnified party the consequences of which would be reasonably likely to have a Material Adverse Effect on the indemnified party unrelated to the size of such penalty or fine or (iii) could result in an equitable remedy which would materially impair the indemnified party's ability to exercise its rights under this Agreement, or impair ICC's right or ability to operate the Company. If an indemnifying party assumes the defense of such third party claim or Proceeding, such indemnifying party shall agree prior thereto, in writing, that it is liable under this Section 11 to indemnify the indemnified party in accordance with the terms contained herein in respect of such claim or Proceeding, shall conduct such defense diligently, shall have full and complete control over the conduct of such claim or Proceeding on behalf of the indemnified party and shall, in his or her or its sole discretion, have the right to decide all matters of procedure, strategy, substance and settlement relating to such claim or Proceeding; provided, however, that any counsel chosen by such indemnifying party to conduct such defense shall be reasonably satisfactory to the indemnified party. The indemnified party may participate in such claim or Proceeding and retain separate co-counsel at its sole cost and expense (except that the indemnifying party shall be responsible for the reasonable fees and expenses of one separate co-counsel for the indemnified party to the extent the indemnified party is advised by its counsel that the counsel the indemnifying party has selected has a conflict of interest) and the indemnifying party will not without the written consent of the indemnified party consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or the claimant in the matter releases the indemnified party from all liability with respect thereto. Failure by an indemnifying party to notify the indemnified party of its election to defend any such claim or Proceeding by a third party within thirty (30) days after notice thereof shall have been given to such indemnifying party by the indemnified party shall be deemed a waiver by such indemnifying party of its right to defend such claim or Proceeding. In the event more than one of the Sellers is the indemnifying party, then the Sellers shall appoint one of them to act on behalf of such Sellers in connection with the defense of any third-party claim or Proceeding pursuant to this Section 11.4.

                  (b) If no indemnifying party is permitted or elects to assume the defense of any such claim or Proceeding by a third party, the indemnified party shall diligently defend against such claim or Proceeding in such manner as it may deem appropriate and, in such event, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party and its affiliates in connection with the defense against such claim or Proceeding, as such costs and expenses are incurred. Any counsel chosen by such indemnified party to conduct such defense must be reasonably satisfactory to the indemnifying party or parties, and only one counsel (in addition to local counsel, if required) shall be retained to represent all indemnified parties in an action (except that if litigation is pending in more than one jurisdiction with respect to an action, one such counsel may be retained in each jurisdiction in which such litigation is pending).

                  (c) The indemnified party will cooperate in all reasonable respects with any indemnifying party in the conduct of any claim or Proceeding as to which such indemnifying party assumes the defense. For the cooperation of the indemnified party pursuant to this Section 11.4, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party or its affiliates in connection therewith, as such costs and expenses are incurred.

12. GENERAL PROVISIONS

         12.1 EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

         12.2 PUBLIC ANNOUNCEMENTS

         Unless required by law or by the NASD, any public announcement or similar publicity with respect to this Agreement, the Closing or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as ICC determines with the concurrence of the Company, which concurrence shall not be unreasonably withheld or delayed by the Company. Unless disclosure is consented to by ICC in advance or required by law, the Sellers and the Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Sellers and ICC will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of this Agreement, the Closing and the transactions contemplated by this Agreement, and representatives of ICC may at its option be present for any such communication.

         12.3 NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 12.3):

                  (a) If to ICC or Buyer:

                           Internet Commerce Corporation
                           805 Third Avenue
                           New York, NY 10022
                           Telecopier No.:  (212) 271-8580
                           Telephone No.:  (212) 271-7640
                           Attention:  Dr. Geoffrey S. Carroll

                  With a copy to:

                           Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, NY  10022
                           Telecopier No.:  (212) 715-8000
                           Telephone No.:  (212) 715-9288
                           Attention:  Peter S. Kolevzon, Esq.

                  (b) If to the Company:

                           Research Triangle Commerce, Inc.
                           201 Shannon Oaks Circle
                           Cary, North Carolina 27511
                           Telecopier No.:  (919) 657-1502

                           Telephone No.:  (919) 657-1400
                           Attention:  Jeffrey W. LeRose

                  With a copy to:

                           Kilpatrick Stockton LLP
                           3737 Glenwood Avenue, Suite 400
                           Raleigh, North Carolina 27612
                           Telecopier No.: (919) 420-1800
                           Telephone No.: (919) 420-1700
                           Attention:  James F. Verdonik, Esq.

                  (c) If to any Seller, to the address or fax number and person's attention set forth opposite such Sellers name on the signature pages of this Agreement.

         12.4 FURTHER ASSURANCES

         The parties agree upon request to each other to (a) furnish such further information, (b) execute and deliver to each other such other documents and instruments, and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and to put ICC in control of the operations of the Company.

         12.5 WAIVER

         Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege.

         12.6 ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including any correspondence among ICC, Buyer, the Company and the Sellers) and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended, and no provision hereof may be waived, except by a written agreement executed by the party to be charged with the amendment or waiver.

         12.7 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that ICC may assign any of its rights, but not its obligations, under this Agreement to any direct wholly owned Subsidiary of ICC. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties and their respective heirs and personal representatives. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by Section 11 any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

         12.8 SEVERABILITY

         If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         12.9 SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement
(i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed,
(iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

         12.10 GOVERNING LAW; JURISDICTION

         This Agreement will be governed by the internal laws of the State of New York without regard to principles of conflict of laws. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties irrevocably (i) submits to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York (or, if such court does not have jurisdiction, the courts of the State of New York), (ii) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (iii) waives any claim that such action or proceeding has been brought in an inconvenient forum and (iv) agrees that service of any summons and complaint or other process in any such action or proceeding may be made by ICC upon either Seller by registered or certified mail directed to such Seller as provided in
Section 12.3, each Seller hereby waiving personal service thereof, and that such service shall be deemed good, proper and effective service upon such party.

         12.11 COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                [Remainder of the page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                          INTERNET COMMERCE CORPORATION

                               By:      ______________________________
                                        Dr. Geoffrey S. Carroll
                                        President and Chief Executive Officer


                               ICC ACQUISITION CORPORATION, INC.


                               By:      ______________________________
                                        Dr. Geoffrey S. Carroll President

                               RESEARCH TRIANGLE COMMERCE, INC.


                               By:      ______________________________
                                        Jeffrey W. LeRose
                                        President and Chief Executive Officer

                               SELLERS

                                         ------------------------------
                                         Jeffrey W. LeRose

                               BLUE WATER VENTURE FUND II, L.L.C.


                               By:      ______________________________
                                        Kim Cooke
                                        Managing Director

                                    Exhibit B

                                FAIRNESS OPINION

June 13, 2000

Board of Directors
Internet Commerce Corporation
805 Third Avenue

New York, NY 10022


Gentlemen:

         We understand that Internet Commerce Corporation (the "Company") and Research Triangle Commerce, Inc. ("RTCI") propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of the Company will be merged with and into RTCI (the "Merger"). Under the terms of the proposed merger, the holders of RTCI's common stock, preferred stock, warrants and stock options will receive, in the aggregate, (x) an amount of cash equal to the cash on hand of RTCI at the effective time of the Merger in excess of the amount of RTCI borrowings under its line of credit, subject to a maximum of $4 million (the "Cash at Closing") and (y) an aggregate amount of the Company's Class A Common Stock (the "Common Stock") equal to the number obtained by dividing (1) $42 million less the Cash at Closing by (2) the weighted average trading price per share of the Company's Common Stock for the ten trading days ending three trading days prior to the effective time of the Merger (the "Market Price"), provided that if the Market Price is greater than $21.111111 or less than $12.666667 then the Market Price shall be deemed to be $21.111111 or $12.666667, respectively, (collectively "Merger Consideration").

         You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Merger Consideration to be offered in the Merger. We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a customary fee for our services. As you are aware, ING Barings has also provided financial advisory and investment banking services to the Company in connection with the Merger.

         In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

         (i)   the draft Merger Agreement, dated June 12, 2000, and a draft of the Convertible Promissory Note dated June 12, 2000;
         (ii)  the Company's Annual Reports on Form 10-KSB for each of the fiscal years in the two year period ended July 31, 1999, and the Company's Quarterly Reports on Form 10-QSB for the quarters ended October 31, 1998 and 1999 and January 31, 1999 and 2000, and the Company's Form 8-Ks dated November 23, 1999, November 24, 1999, February 14, 2000, February 15, 2000, March 16, 2000, March 28, 2000, and May 15, 2000;
         (iii) certain other publicly available information concerning the
               Company and the trading market for the Common Stock;
         (iv)  certain internal information and other data relating to the
               Company, its business and prospects, including certain
               historical and projected financial statements, provided to us by management of the Company; (v) certain non-public information and other data relating to the business and prospects of RTCI, including certain historical and projected financial statements, provided to us by the management of RTCI;
         (vi) certain publicly available financial data, stock market data, trading multiples and valuation parameters concerning companies engaged in businesses which we believe to be generally comparable to the Company and to RTCI; and
         (vii) the financial terms of certain recent business combinations which we believe to be relevant.

We have also met with certain officers and employees of the Company and RTCI concerning its business and operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

         In arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. With respect to the projected financial results provided to us by the Company and RTCI, we have assumed that they have been reasonably prepared based on the current estimates and judgment of the senior management of each respective company as to their future respective results of operations and financial condition. We have visited but have not conducted a physical inspection of the properties and facilities of the Company or RTCI, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

         This letter and the opinion expressed herein are for the use of the Board of Directors of the Company. This opinion does not address the Company's underlying business decision to enter into the Merger or constitute a recommendation to the stockholders of the Company as to how such stockholders should vote or as to any other action such stockholders should take regarding the Merger. Furthermore, we recognize that the stock prices for publicly-traded companies whose business is directly or indirectly related to the Internet, such as the Company and RTCI, have experienced significant volatility in recent months and this opinion is not intended to predict or otherwise guarantee the stock price of the Company following the announcement or consummation of the Merger. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent, except the Company may include this opinion in its entirety in any proxy statement or information statement relating to the transaction sent to the Company's stockholders.

         Based upon and subject to the foregoing, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the Company.

                                                     Very truly yours,



                                                     ING Barings LLC

                                    Exhibit C

                          INTERNET COMMERCE CORPORATION

                                STOCK OPTION PLAN

                   (Amended and restated as of June 30, 1999)

1.       Purpose.

         The purpose of this Internet Commerce Corporation Stock Option Plan (the "Plan") is to secure for INTERNET COMMERCE CORPORATION (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisers to, the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined in the Plan) granted under the Plan.

2.       Type of Options and Administration.

         (a) Types of Options. Options granted pursuant to the Plan ("Options") shall be authorized by action of the board of Directors of the Company (the "Board of Directors") (or a committee designated by the Board of Directors of the Company) and may be either incentive stock options within the meaning of
Section 422 of the Code ("Incentive Stock Options") or non-qualified options, which are not intended to meet the requirements of Section 422 of the Code.

         Options shall be evidenced by agreements in such form as the "Committee" (as hereinafter defined) shall from time to time approve. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as non-qualified options.

         If and to the extent the Board of Directors determines it is appropriate for the compensation payable as a result of a grant of any Option to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, such Option shall be authorized and granted by the compensation committee or a similar committee of the Board of Directors (or a subcommittee thereof), which shall consist of two or more individuals, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and the regulations thereunder.

         (b) Administration. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law, Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3") and Section 162(m) of the Code). The Committee may, in its sole discretion, grant Options to purchase shares of the Company's Common Stock, $.01 par value per share ("Common Stock") and issue shares upon exercise of such Options as provided in the Plan. The Committee shall have full authority, subject to the express provisions of the Plan, to administer the Plan, including authority to interpret and construe any provision of the respective Option agreements and the Plan, to prescribe, amend and rescind such rules and regulations relating to the Plan as the Committee shall deem necessary or appropriate, to determine the terms and provisions of the respective Option agreements, which need not be identical, and make all other determinations, which are, in the judgment of the Committee necessary or desirable for the administration of the Plan. All decisions of the Committee with respect to the Plan or any Option agreement shall be final and binding on all parties. The Committee's determinations under the Plan may, but need not, be uniform and may be made on a participant-by-participant basis (whether or not two or more participants are similarly situated). The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.

                  No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

                  Subject to adjustment as provided in Section 15 below, the aggregate number of shares of Common Stock that may be subject to Options granted to any person in a calendar year shall not exceed 300,000 shares of Common Stock.

3.       Eligibility.

         (a) General. Options may be granted to persons selected by the Committee, in its discretion, who are, at the time of grant, employees, officers or directors of, or consultants or advisers to, the Company, provided, that, Incentive Stock Options may be granted only to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options if the Committee shall so determine, although no such person shall have an entitlement to receive a grant of any additional Options.

         (b) Grant of Options to Reporting Persons and Certain "Covered Employees". If and to the extent it is intended that any grant of an Option to a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) shall comply with Rule 16b-3, the decision to make the Option grant, the timing of the Option grant, the exercise price of the Option, the number of shares subject to the Option and the other terms of the Option shall be determined either by (i) the Board of Directors, (ii) a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) or (iii) pursuant to provisions for automatic grants set forth in Section 3(c) below. If and to the extent it is intended that any Compensation payable as a result of any grant of an Option to an individual who is or may become a "covered employee" within the meaning of
Section 162(m)(3) of the Code shall be considered qualified "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder, the decision to make the Option grant, the timing of the Option grant, the exercise price of the Option, the number of shares subject to the Option and the other terms of the Option shall be determined by a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be an "outside director" within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder.

4.       Stock Subject to Plan.

         The stock subject to Options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock that may be issued and sold under the Plan since its inception in 1994 is 7,000,000 shares. If an Option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants under the Plan.

5.       Forms of Option Agreements.

         As a condition to the grant of an Option under the Plan, each recipient of an Option shall execute an Option agreement in such form not inconsistent with the Plan as may be approved by the Committee. Such Option agreements may differ among recipients.

6.       Purchase Price.

         General. The purchase price-per-share of stock deliverable upon the exercise of an Option shall be determined by the Committee at the time of grant of such Option; provided, however, that in the case of an Incentive Stock Option or any Option the compensation payable as a result of which is intended to constitute qualified "performance-based compensation" under Section 162(m)(4)(C) of the Code, the exercise price shall not be less than (i) 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such Option, or (ii) solely in the case of an Incentive Stock Option described in Section 11(b), 110% of such Fair Market Value. "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange on which such shares are traded on the date immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Committee. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

         (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or by any other means which are permitted by the Committee in its sole discretion and which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

7.       Option Period.

         Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, however, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

8.       Exercise of Options.

         Each Option granted under the Plan shall be exercisable either in full or in part, subject to the provisions of the Option agreement evidencing such Option and subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an Option is not at the time of grant immediately exercisable, the Committee may (i) in the agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an Option, accelerate the exercise date or dates of such Option.

9.       Nontransferability of Options.

         No Option shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. An Option may be exercised during the lifetime of the optionee only by the optionee. In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his Option shall thereafter be exercisable, during the period specified in the Option agreement, by his executors or administrators to the full extent to which such Option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10.      Effect of Termination of Employment or Other Relationship.

         Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, an optionee may exercise an Option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or "disability" of the optionee, but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the Option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee. For purposes hereof, the term "disability" shall mean, except in connection with an Incentive Stock Option, any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the Participant from performing the essential functions of the Participant's position (with or without reasonable accommodation) for a period of six consecutive months or, in connection with an Incentive Stock Option, a disability described in Section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its absolute discretion.

11.      Incentive Stock Options.

         Options that are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions.

         (a) Express Designation. All Incentive Stock Options shall, at the time of grant, be specifically designated as such in the Option agreement evidencing such Incentive Stock Options.

         (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Incentive Stock Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its "subsidiary corporations" (within the meaning of Section 424 of the Code) (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

                  (ii) the Option exercise period shall not exceed five years after the date of grant.

         (c) Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) that are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

         (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

                  (i) an Incentive Stock Option may be exercised within the period of three months after the date of the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable Option agreement), provided, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-qualified Option under the Plan;

                  (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

                  (iii) if the optionee's employment is terminated as a result of the optionee's disability, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.      Additional Provision.

         (a) Additional Option Provisions. The Committee (or the Board of Directors) may, in its sole discretion, include additional provisions in Option agreements covering Options including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to optionees upon exercise of Option, or such other provisions as shall be determined by the Committee in its discretion; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not, unless otherwise specifically intended by the Committee, cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code.

         (b) Acceleration, Extension, Etc. The Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or options may be exercised or (ii) extend the dates during which all or any particular Option or Options may be exercised; provided, however, that not such extension shall be permitted if it would cause the Plan to fail to comply with Section 422.

13.      General Restrictions.

         (a) Investment Representations. The Company may require (i) any person to whom an Option is granted as a condition of exercising such Option, to give written assurances, in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants, and (ii) that any certificates for shares or Common Stock delivered in connection with the exercise of an Option bear such legends in each case as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Common Stock or otherwise.

         (b) Compliance With Securities Law. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares of Common Stock thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. The Committee shall inform an optionee in writing of any decision to defer or prohibit the exercise of an Option. During the period that the effectiveness of the exercise of an Option has been deferred or prohibited, the optionee may, by written notice, withdraw the optionee's decision to exercise and obtain a refund of any amount paid with respect thereto.

14.      Rights as a Shareholder.

         The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

         (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new of different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan and, to the extent permitted under
Section 162(m) of the Code and the regulations thereunder, the individual limit on grants under Section 2, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would (i) cause the Plan to fail to comply with Section 422 of the Code or (ii) be considered as the adoption of a new plan requiring stockholder approval.

         (b) Reorganization, Merger and Related Transactions. If the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, any then outstanding Option granted pursuant to the Plan shall pertain to and apply to the securities or other property (including cash) to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such Options may be exercised -shall be the same as the aggregate purchase price as to which such Options may be exercised for the shares remaining subject to the Options immediately prior to such reorganization, merger, or consolidation.

         (c) Committee Authority to Make Adjustments. Any adjustments under this
Section 15 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.      Merger, Consolidation, Asset Sale, Liquidation, Etc.

         (a) General. In the event of any sale, merger, transfer or acquisition of the Company of all or substantially all of the assets of the Company in which the Company is not the surviving corporation, if the Company shall have requested the acquiring or succeeding corporation (or an affiliate thereof) to assume all outstanding Options or issue substitute or equivalent options, and such acquiring or succeeding corporation shall have refused or failed to so assume all Options outstanding under the Plan or to so issue substitute or equivalent options, then any and all outstanding Options shall accelerate and become exercisable in full immediately prior to such event. The Committee will notify holders of Options that any such Options shall be fully exercisable for a period of time determined by the Committee in its discretion; provided that such period shall not be less than fifteen (15) days after the date of such notice. The Options, to the extent not exercised, shall terminate upon expiration of the period of time determined by the Committee. In addition, notwithstanding the foregoing, in the event of a merger, transfer or acquisition of the Company described in this Paragraph, the Committee may, in its sole discretion, elect to cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the optionee to whom such Option was granted, an amount in cash, for each share of Common Stock subject to such Option equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the securities or other property or assets (including cash) to be received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such Option.

         (b) Substitute Options. The Company may grant Options in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

17.      No Special Employment Rights.

         Nothing contained in the Plan or in any Option agreement shall confer upon any optionee any right with respect to the continuation of his or her employment or other relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.      Other Employee Benefits.

         Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.      Amendment of the Plan.

         (a) The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that if and to the extent required under Section 422 of the Code (if and to the extent that the Board of Directors deems it appropriate to comply with Section 422) and if and to the extent required to treat some or all of the Options as qualified "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code (if and to the extent that the Board of Directors deems it appropriate to meet such requirements), no amendment shall be effective without the approval of the stockholders of the Company, that (i) except as provided in Section 15 hereof, increases the number of shares of Company Stock with respect to which Options may be issued (either to any individual in any year or in the aggregate), (ii) modifies the class of individuals eligible to participate in the Plan or (iii) materially increases the benefits accruing to individuals pursuant to the Plan. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority hereunder, which discretion may be exercised without amendment to the Plan.

         (b) The modification or amendment of the Plan shall not, without the consent of an optionee, reduce his or her rights under an Option previously granted to him or her. The Committee may amend outstanding Option agreements in a manner not inconsistent with the Plan; provided, however, no such amendment shall, without the consent of the optionee, reduce the optionee's rights under such agreement. Notwithstanding the foregoing, the Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and to the extent necessary to ensure that the amounts realized by any optionee who is a "covered employee" within the meaning of Section 162(m) of the Code as a result of an Option constitute qualified "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

20.      Withholding.

         (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee, whether under the Plan or otherwise, any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options. Subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date in the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may satisfy his or her withholding obligation only with shares of Common Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

         (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any and all of such shares are disposed of by the optionee within two years from the date the Incentive Stock Option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the Incentive Stock Option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and
(ii), the optionee is in the employ of the Company at the time of such disposition.

21.      Cancellation and New Grant of Options, Etc.

         The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock and having an Option exercise price-per-share which may be lower or higher than the exercise price-per-share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options to provide an Option exercise price-per-share which is higher or lower than the then-current exercise price-per-share of such outstanding Options.

22.      Effective Date and Duration of the Plan.

         (a) Effective Date. The Plan, as originally adopted, became effective August 30, 1994 and was approved by the Company's stockholders on September 21, 1994. The Plan, as amended and restated as of June 30, 1999, shall be effective as of such date provided that the Plan is approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Plan's amendment and restatement, any Options granted in respect of shares in excess of the 1,960,000 shares available under the Plan prior to the Plan's amendment and restatement immediately shall be cancelled and shall be of no force or effect and, the Plan shall remain in effect as it existed immediately prior to such amendment and restatement.

         (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on June 29, 2009, or (ii) the date on which all shares available for issuance under the Plan shall have been issued. If the date of termination is determined under
(i) above, then Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.

23.      Provision for Foreign Participants.

         The Committee may, without amending the Plan, modify Options granted to individuals who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24.      Expenses and Receipts.

         The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Option will be used for general corporate purposes.

25.      Limitations Imposed by Section 162(m) of the Code

         Notwithstanding any other provision hereunder, if and to the extent the Committee determines the Company's federal tax deduction in respect of a non-qualified Option may be limited as a result of Section 162(m) of the Code, the Committee may delay the payment in respect of any such non-qualified Option until a date that is within 30 days after the date that compensation paid to the optionee no longer is subject to the deduction limitation under Section 162(m) of the Code. In the event that an optionee exercises a non-qualified Option at a time when the optionee is a "covered employee" within the meaning of Section 162(m) of the Code, and the Committee determines to delay the payment in respect of such non-qualified Option, the Committee shall credit the Fair Market Value of the Common Stock that otherwise would have been issued to the optionee upon exercise of the Option to an unfunded account on the books and records of the Company. The optionee shall have no rights in respect of such account other than as an unsecured general creditor of the Company, and the amount credited thereto shall not be transferable by the optionee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. The amount credited to the account shall be paid to the optionee if and to the extent (and within 30 days after) the Committee determines that the Company's federal tax deduction with respect thereto will not be limited by reason of Section 162(m) of the Code. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the optionee in the future.

26.      Governing Law.

         The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.